================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                    GENERAL AMERICAN RAILCAR CORPORATION II
            (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                        -
                                                         --------------
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                            500 WEST MONROE STREET
                           CHICAGO, ILLINOIS  60661
                                (312) 621-6451
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            DAVID B. ANDERSON, ESQ.
                               GATX CORPORATION
                            500 WEST MONROE STREET
                           CHICAGO, ILLINOIS  60661
                                (312) 621-6495
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  COPIES TO:



      JENNIFER R. EVANS, ESQ.                    TRAYTON M. DAVIS, ESQ.
      COURTNEY A. WILSON, ESQ.               Milbank, Tweed, Hadley & McCloy
Vedder, Price, Kaufman & Kammholz               1 Chase Manhattan Plaza
      222 North LaSalle Street                  New York, New York  10005
            Suite 2600                               (212) 530-5349
     Chicago, Illinois  60601
           (312) 609-7500

                          ___________________________


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                          ___________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                          PROPOSED
                                                    AMOUNT                MAXIMUM                 AMOUNT OF
       TITLE OF EACH CLASS OF                        TO BE                AGGREGATE              REGISTRATION
     SECURITIES TO BE REGISTERED                   REGISTERED           OFFERING PRICE/(1)/        FEE/(1)/
----------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series 1998-1.......    $120,000,000           $120,000,000             $35,400
================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculation of the amount of the registration fee.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED July 8, 1998


PROSPECTUS

                                 $120,000,000

                    GENERAL AMERICAN RAILCAR CORPORATION II

                           1998-1 PASS THROUGH TRUST

                   PASS THROUGH CERTIFICATES, SERIES 1998-1

     Each Pass Through Certificate offered hereby will represent a fractional undivided interest in the General American Railcar Corporation II 1998-1 Pass Through Trust (the "Pass Through Trust") to be formed pursuant to a pass through trust agreement between General American Railcar Corporation II (the "Company"), a wholly-owned special purpose subsidiary of General American Transportation Corporation ("GATC"), and The First National Bank of Chicago, as Pass Through Trustee (the "Pass Through Trustee"). The property of the Pass Through Trust will consist of $_______________ aggregate principal amount of equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustee of one or more owner trusts (the "Owner Trustee") in connection with one or more leveraged lease transactions to finance in each case not more than 80% of the cost of certain railroad tank cars and covered hopper cars (each railcar an "Equipment Unit" or "Unit" and, collectively, the "Equipment") that will be purchased in each transaction by the applicable Owner Trustee from the Company and leased back to the Company. Amounts unconditionally payable under each lease will be sufficient to pay in full when due all payments of principal of, if any, and interest on, the related Equipment Notes held in the Pass Through Trust. The Equipment Notes are not obligations of, nor are they guaranteed by, the Company.

                                                   (continued on following page)


     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PASS THROUGH CERTIFICATES.

     THE PASS THROUGH CERTIFICATES ARE NOT OBLIGATIONS OF, NOR GUARANTEED BY, THE COMPANY OR ANY AFFILIATE THEREOF.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

======================================================================================================================
                                                                                  FINAL
     PASS THROUGH      PRINCIPAL      INTEREST       INITIAL PRINCIPAL         DISTRIBUTION             PRICE TO
     CERTIFICATES       AMOUNT          RATE        DISTRIBUTION DATE/(1)/       DATE/(1)/            PUBLIC/(2)(3)/
----------------------------------------------------------------------------------------------------------------------
1998-1.............    $                 %           _______ 20, ____          September 20, 2020       100%
======================================================================================================================

(1) Based on the Rated Amortization Schedule. The initial principal distribution date and final distribution date based on the Scheduled Amortization Schedule are __________ 20, ____, and September 20, 2017, respectively.

(2)  Plus accrued interest, if any, from __________, 1998.

(3) The underwriting commission is $_______, which constitutes _____ of the principal amount of the Pass Through Certificates. The underwriting commission, and certain other expenses estimated at $__________, will be payable by the Owner Trustees in the leveraged lease transactions. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Notes.

          The Pass Through Certificates are offered by the Underwriters subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters. It is expected that delivery of the Pass Through Certificates in book-entry form will be made on or before __________, 1998 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

SALOMON SMITH BARNEY                                  MORGAN STANLEY DEAN WITTER

The date of this Prospectus is __________, 1998

     Interest paid on the Equipment Notes held in the Pass Through Trust will be passed through to the Certificateholders on the 20th day of each month, commencing on September 20, 1998, at the rate per annum set forth above and the principal of the Equipment Notes held in the Pass Through Trust is expected to be paid and passed through to the Certificateholders in scheduled amounts, if any, on the 20th day of certain months, commencing on __________, 1998.

     The Equipment Notes will have a Rated Amortization Schedule and a Scheduled Amortization Schedule, as described herein. Failure to pay interest on the Equipment Notes or to pay principal on a cumulative basis in accordance with the Rated Amortization Schedule will constitute an Event of Default. Failure to pay principal on the Equipment Notes on a cumulative basis in accordance with the Scheduled Amortization Schedule will not constitute an Event of Default but will result in a premium being due and payable, as described herein. The Equipment Notes will mature, based upon the Scheduled Amortization Schedule, on September 20, 2017, and will mature, based upon the Rated Amortization Schedule, on September 20, 2020. Although neither the Pass Through Certificates nor the Equipment Notes are direct obligations of, or guaranteed by, the Company, the amounts of Basic Rent (as defined herein) unconditionally payable by the Company under the leases are intended to be sufficient to pay in full when due all payments of principal and interest on the related Equipment Notes in accordance with the Scheduled Amortization Schedule and the expenses of the Owner Trustees and the Pass Through Trustee. The Equipment Notes, however, represent obligations of the applicable Owner Trust and do not represent obligations of, and are not guaranteed by, the Company, GATC or any affiliate thereof.

     In each transaction, the applicable Equipment Notes will be issued under an indenture and will be secured by a security interest in the Equipment leased by the Company under the related lease and by an assignment of certain of the Owner Trustee's rights under such lease, including the right to receive rent payable by the Company in respect of such Equipment pursuant to such lease.



                          ___________________________

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE PASS THROUGH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Pass Through Certificates. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Pass Through Certificates and the Company, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     The Company will be subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission following this offering. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's web site on the Internet at http://www.sec.gov, containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Other than the pro forma balance sheet giving effect to the completion of this offering, no separate financial statements of the Company have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Certificates because the Company is a newly-formed special purpose entity, has no independent operations and will not engage in any activity other than leasing the Equipment. In addition, the Company is a wholly-owned subsidiary of GATC which is itself a reporting company under the Exchange Act.


                 REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

     The First National Bank of Chicago, as trustee under the Pass Through Trust Agreement, will provide to Certificateholders certain periodic statements concerning distributions made with respect to the Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to
Certificateholders."

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                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein. For a description of certain terms used in this Prospectus, please see the Glossary attached to this Prospectus as Appendix A.

                             TRANSACTION OVERVIEW

     On the Closing Date of the offering of the Pass Through Certificates (the "Offering"), General American Transportation Company ("GATC") will sell the Equipment to General American Railcar Corporation II (the "Company"). The Equipment is subject to leases entered into between GATC and its customers. In one or more separate leveraged lease transactions (the "Leases") each owner trust (an "Owner Trust") will acquire a diversified portfolio of the Equipment from the Company financed, in each case, not more than 80% by the sale of equipment notes (collectively, the "Equipment Notes") to the Pass Through Trust by the Owner Trustee of the applicable Owner Trust (not in its individual capacity but solely as Owner Trustee) and at least 20% from an equity investment in such Owner Trust by one or more owner participants. The proceeds of the issuance of the Pass Through Certificates will be used by the Pass Through Trust to finance its purchase of Equipment Notes. Pursuant to Leases between the Company and each Owner Trust, the Company will lease back from each Owner Trust the Equipment purchased by such Owner Trust.

     Pursuant to the Operation, Maintenance, Servicing and Remarketing Agreement (the "Management Agreement"), GATC will act as the manager of the fleet of railcars leased by the Company and will perform, on behalf of the Company, all services incidental to the management of the Company's fleet. Rental payments in respect of the Leases are expected to be, in the aggregate, sufficient to pay, among other things, interest and principal due in respect of the Equipment Notes according to the Scheduled Amortization Schedule (as defined herein) and all fees and expenses of the Pass Through Trustee and the Owner Trustee. The Pass Through Certificates and the Equipment Notes represent obligations of the Pass Through Trust and the Owner Trusts, respectively, and do not represent obligations of, and are not guaranteed by, the Company or GATC or any of their affiliates.

                                 THE EQUIPMENT

     The equipment consists of 2,443 railroad tank cars and covered hopper cars newly manufactured by Trinity Industries Inc. ("Trinity") during 1997 or 1998. The fleet is composed of approximately 74% tank cars and 26% hopper cars. Tank cars are specialized railcars used for the transportation of a variety of products including chemicals, semi-gaseous or gaseous products and other types of industrial liquids. Covered hopper cars primarily carry plastic pellets, cement, grain and other granular products. The Equipment is further classified into one of six categories of railcars: general covered hopper, general service tank, high pressure tank, specialty covered hopper, alloy and specialty chemical (each, a "Car Type"). Each Owner Trust will purchase from the Company a portfolio of the Equipment (each, an "Equipment Group"), consisting of a diverse selection of Car Types. See "The Equipment."

                                  THE COMPANY

     General American Railcar Corporation II, a Delaware corporation, was organized in July 1998 as a wholly-owned special purpose subsidiary of GATC, solely for the purposes of (i) entering into one or more sales and leasebacks of the Equipment, (ii) subleasing the Equipment to its customers pursuant to subleases and (iii) engaging in such other activities as are necessary, convenient or incidental thereto. The Company has taken steps in structuring the transactions contemplated hereby so as to avoid any consolidation of its assets and liabilities with those of GATC in a GATC bankruptcy proceeding. See "The Company" and "Risk Factors--Certain Legal and Bankruptcy Considerations-- Bankruptcy of GATC." The Company will be capitalized with equity of at least $700,000 at the Closing Date. The Company's principal executive office is located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: 312-621-
6451).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   THE FULL SERVICE RAILCAR LEASING BUSINESS

     The Company is engaged in the business of leasing specialized railcars to its customers primarily under full service leases. Under full service leases the lessor maintains and services the railcars subject to the lease, pays ad valorem taxes and provides several other ancillary services, including mileage credit audit services. Pursuant to the Management Agreement, the Manager will provide these services on the Company's behalf to the Company's customers. See "The Management Agreement" and "The Manager." The primary customers of the full service railcar leasing industry are large industrial companies that ship and use food products, chemicals, petroleum and other commodities. The full service railcar leasing industry is comprised principally of GATC, Union Tank Car Company ("Union Tank Car"), General Electric Railcar Service Corporation ("GE Railcar"), Shippers Car Line division of ACF Industries, Incorporated ("ACF"), Procor Limited ("Procor") and several smaller companies, including the Company. See "Railcar Leasing Industry."

                                  THE MANAGER

     GATC is principally engaged in leasing specialized railcars, (primarily tank cars), under full service leases and the management of railcars. Through its wholly-owned subsidiary GATX Terminals Corporation ("Terminals"), GATC also is engaged in the operation of public bulk liquid storage terminals and domestic pipeline systems. GATC's principal executive office is located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: 312-621-6200). GATC is a wholly-owned subsidiary of GATX Corporation ("GATX").

                       THE SUBLEASES AND THE SUBLESSEES

     The Company will sublease the Equipment to its customers (the "Sublessees") pursuant to car service contracts and related riders (the "Subleases"). The Sublessees all are, or were, prior to the assignment of the Subleases by GATC to the Company, customers of GATC. Most, if not all, of the Sublessees will also continue to be customers of GATC and/or other affiliates of GATC under separate agreements with respect to other railcars. At the Closing Date, the Company will have Subleases with 80 Sublessees whose businesses fall within the chemical, petroleum, agriculture and mineral industries. Currently, 47.3% of the Sublessees or their parent companies are rated BBB- or Baa3 or higher (although the obligation of such Sublessees may not be guaranteed by their parent companies) and 30.9% are unrated by the Rating Agencies. See "The Sublessees-Rating of Sublessees." The Management Agreement will contain provisions requiring the Manager to lease and re-lease the railcars it manages on behalf of the Company without regard to whether such railcars are part of the Company Fleet (as defined herein), or its own fleet or other fleets managed by the Manager. However, there can be no assurance that the composition of the pool of Sublessees will continue to have similar industry concentration, credit quality and other characteristics to that of the initial Sublessees. See "The Sublessees."

--------------------------------------------------------------------------------

                 [CHART OF TRANSACTION SCHEMATIC APPEARS HERE]

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                        SUMMARY OF PRINCIPAL AGREEMENTS


THE PASS THROUGH TRUST
 AGREEMENT............................  The Pass Through Trust will be formed pursuant to the Pass Through Trust
                                        Agreement between the Pass Through
                                        Trustee and the Company.  The Pass
                                        Through Trust will issue Pass Through
                                        Trust Certificates in the Offering
                                        and will use the proceeds of the
                                        Offering to purchase Equipment Notes
                                        from the Owner Trusts pursuant to the
                                        Participation Agreements.

THE INDENTURES........................  Each Owner Trust will issue Equipment
                                        Notes pursuant to an Indenture
                                        between the related Indenture Trustee
                                        and the related Owner Trustee.  Each
                                        Indenture provides for a Scheduled
                                        Amortization Schedule and a Rated
                                        Amortization Schedule on the
                                        Equipment Notes as more fully
                                        described under "Description of the
                                        Equipment Notes--Principal and
                                        Interest Payments--Principal."

THE PARTICIPATION AGREEMENTS..........  The Pass Through Trust will agree to purchase the Equipment Notes from
                                        each Owner Trust pursuant to a
                                        Participation Agreement among the
                                        Pass Through Trustee, the related
                                        Owner Trustee, the respective Owner
                                        Participant, the related Indenture
                                        Trustee, the Company and the Manager.
                                        Also, pursuant to the related
                                        Participation Agreement, each Owner
                                        Trust will agree to purchase an
                                        Equipment Group from the Company.
                                        Each Owner Trust will finance the
                                        purchase of its Equipment Group with
                                        the proceeds from the issuance of its
                                        Equipment Notes.

THE LEASES............................  Each Owner Trustee will enter into a
                                        Lease with the Company pursuant to
                                        which the Company will lease the
                                        Equipment Group owned by such Owner
                                        Trustee and agree to make payments of
                                        rent on such Equipment Group.  The
                                        payments of Basic Rent for each
                                        Equipment Group are expected to be
                                        sufficient to allow the related Owner
                                        Trustee to make payments on the
                                        related Equipment Notes in accordance
                                        with the Scheduled Amortization
                                        Schedule after payment of certain
                                        expenses of the related Owner Trust.

THE MANAGEMENT AGREEMENT..............  The Company will enter into a
                                        Management Agreement with GATC
                                        pursuant to which GATC will perform,
                                        on behalf of the Company, all of the
                                        Company's obligations under its
                                        Subleases with its customers and
                                        provide other services necessary for
                                        a company operating in the full
                                        service railcar leasing industry.
                                        Pursuant to the Management Agreement,
                                        but subject to the direction of the
                                        Company, GATC will also perform many
                                        of the Company's operational
                                        obligations under the other
                                        agreements to which the Company is a
                                        party.

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                                       4

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THE INTERCREDITOR AGREEMENT...........  Pursuant to an Intercreditor
                                        Agreement among the Company, the
                                        Owner Trustees, the Indenture
                                        Trustees, the Manager and the
                                        Insurance Manager, the Company will
                                        pledge to a Collateral Agent all of
                                        its rights, title and interests in
                                        certain documents to which it is a
                                        party including the Subleases (as
                                        defined herein), including the right
                                        to receive any payments thereunder,
                                        along with any amounts held in
                                        certain accounts established by the
                                        Collateral Agent.  Each of the
                                        parties to the Intercreditor
                                        Agreement will agree that, so long as
                                        any Equipment Notes are outstanding,
                                        all amounts due to the Company,
                                        including Sublease payments, will
                                        flow through the Collateral Agent and
                                        will be disbursed in accordance with
                                        the terms of the Intercreditor
                                        Agreement.

THE SUBLEASES.........................  The Company will sublease the
                                        Equipment to its customers pursuant
                                        to car service contracts and related
                                        riders (the "Subleases").  On the
                                        Closing Date the Subleases will be
                                        assigned to the Company by GATC.

RAILROAD MILEAGE CREDITS..............  Railroads pay cash credits to the registered owners of the "marks" of
                                        railcars with respect to the
                                        railcars' mileage. The practice in
                                        the railcar leasing industry is that
                                        the party responsible for payment of
                                        the shipping fees to the railroads
                                        receives the benefit of these credits
                                        (in this transaction, the
                                        Sublessees).  The "marks" with
                                        respect to each Unit, as well as the
                                        railcars in GATC's fleet and other
                                        cars managed by GATC, are owned by
                                        the General American Marks Company
                                        ("Marks Company"), a Delaware
                                        business trust. All railroad mileage
                                        credit payments will be made to the
                                        Marks Company and then allocated to
                                        the respective party in interest with
                                        respect to the railcars as more fully
                                        described under "Railcar Leasing
                                        Industry - Railroad Mileage Credits,"
                                        "The Management Agreement" and
                                        "Collection and Application of the
                                        Company's Cash Flows -Collection of
                                        Railroad Mileage Credits."

GLOSSARY..............................  Included at the end of this
                                        Prospectus as Appendix A is a
                                        Glossary of certain of the
                                        significant defined terms used herein.


                                 THE OFFERING


SECURITIES OFFERED....................  $120,000,000 _____% General
                                        American Railcar Corporation II Pass
                                        Through Trust Certificates, Series
                                        1998-1 in denominations of $100,000
                                        and $1,000 integral multiples in
                                        excess thereof.

RATINGS...............................  It is expected that the Pass Through
                                        Certificates will be issued with
                                        ratings of Aa2 by Moody's Investors
                                        Service, Inc. ("Moody's") and AA by
                                        Standard & Poor's Ratings Services, a
                                        division of McGraw-Hill Companies,
                                        Inc. ("Standard & Poor's").  The
                                        ratings on the Pass Through

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                                       5

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                                        Certificates address only the payment of
                                        interest when due and the payment of
                                        principal on the Equipment Notes, which
                                        will be passed through to
                                        Certificateholders, according to the
                                        Rated Amortization Schedule of the
                                        Equipment Notes and do not address the
                                        payment of principal in accordance with
                                        the Scheduled Amortization Schedule or
                                        any other faster rate or the payment of
                                        any Make-Whole Amounts, Late Payment
                                        Premiums or interest on overdue amounts.
                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities, and such ratings may be
                                        subject to revision or withdrawal at any time.

USE OF PROCEEDS.......................  The proceeds from the sale of the Pass
                                        Through Certificates will be used by the Pass Through Trustee to purchase the Equipment Notes from the Owner Trustees. The Owner Trustees will use such proceeds to finance not more than 80% of the cost of the Equipment, representing in the aggregate the entire debt portion of one or more separate leveraged lease transactions. See "Use of Proceeds."

PASS THROUGH TRUST PROPERTY...........  The property of the Pass Through Trust will consist of Equipment Notes issued
                                        on a nonrecourse basis by the Owner
                                        Trustees pursuant to one or more
                                        separate leveraged lease transactions to finance not more than 80% of the cost of the Equipment. For a description of the Equipment securing the Equipment Notes, see "The Equipment." The Equipment Notes will constitute the sole assets of the Pass Through Trust.

PASS THROUGH CERTIFICATES:
 SCHEDULED MATURITY DATE..............  September 20, 2017 which represents the
                                        Regular Distribution Date (as defined
                                        herein) on which the Owner Trustee of
                                        the applicable Owner Trust will pay the
                                        final installment of principal, which
                                        will be passed through to
                                        Certificateholders by the Pass Through
                                        Trustee, if all payments of principal on the related Equipment Notes are made in accordance with the Scheduled
                                        Amortization Schedule set forth in
                                        Appendix B.

PASS THROUGH CERTIFICATES:
 SCHEDULED WEIGHTED AVERAGE LIFE......  Assuming that payments on the Equipment
                                        Notes are made in accordance with the
                                        Scheduled Amortization Schedule, the
                                        scheduled weighted average life of the
                                        Pass Through Certificates will be ______ years.

PASS THROUGH CERTIFICATES:
 RATED MATURITY DATE..................  September 20, 2020, which represents the
                                        Regular Distribution Date by which the
                                        Owner Trustee of the applicable Owner
                                        Trust must pay all outstanding
                                        principal, which will be passed through
                                        to Certificateholders by the Pass
                                        Through Trustee, on the related
                                        Equipment Notes in accordance with the
                                        Rated Amortization Schedule set forth in Appendix B.

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                                       6

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PASS THROUGH CERTIFICATES:
 DISTRIBUTIONS........................  Payments of interest on the Equipment
                                        Notes are scheduled to be received by
                                        the Pass Through Trustee on the 20th day of each month (a "Regular Distribution Date"), commencing September 20, 1998, and are to be distributed to Certificateholders on such dates. Payments of principal on the Equipment Notes held in the Pass Through Trust are scheduled to be received in specified amounts by the Pass Through Trustee on certain Regular Distribution Dates commencing _______20, _______, and are to be distributed to the
                                        Certificateholders on such dates.
                                        Payments of principal, Make-Whole
                                        Amount, if any, and interest on the
                                        Equipment Notes resulting from
                                        prepayments thereof, if any, will be
                                        received and distributed on the 20th day of any month (a "Special Distribution Date") except in the case of a refinancing which may occur on any Business Day. See "Description of the Pass Through Certificates--Payments and Distributions."

PASS THROUGH CERTIFICATES:
 INTEREST.............................  Interest on the Pass Through
                                        Certificates will be passed through to
                                        the Certificateholders at the rate per
                                        annum indicated on the cover of this
                                        Prospectus, which is the same interest
                                        rate borne by the Equipment Notes to be
                                        held by the Pass Through Trust. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Pass Through Certificates--General."

PASS THROUGH CERTIFICATES:
 PRINCIPAL............................  Scheduled principal payments made on the
                                        Equipment Notes will be passed through
                                        to Certificateholders. The principal of
                                        the Equipment Notes is payable monthly
                                        in scheduled amounts (which may be zero) according to the Scheduled Amortization Schedule set forth in Appendix B. See "--Equipment Notes: Scheduled
                                        Amortization."

EQUIPMENT NOTES:
 PROPERTY OF THE OWNER TRUSTS.........  The assets of each Owner Trust will consist of the Equipment owned by it and the related Lease.

                                        The Equipment Notes and the Pass Through
                                        Certificates will not be obligations of, or guaranteed by, the Pass Through Trustee, any Indenture Trustee, any Owner Trustee in its individual capacity, the Collateral Agent, the Company, GATC or any of their respective affiliates. The Equipment Notes are the obligations solely of the related Owner Trust and not of the Owner Participants or the Owner Trustees in their individual capacities. The Pass Through Certificates are the obligations solely of the Pass Through Trust.

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                                       7

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EQUIPMENT NOTES:
 INTEREST.............................  Interest will be payable on each of the
                                        Equipment Notes on the unpaid principal
                                        amount thereof on the 20th day of each
                                        month, or, if such date is not a
                                        Business Day, the next succeeding
                                        Business Day, commencing September 20,
                                        1998.

EQUIPMENT NOTES:
 SCHEDULED AMORTIZATION...............  It is anticipated that the Company's payments on the Leases will be made at a rate sufficient to permit payment of principal and interest on the Equipment Notes in accordance with the Scheduled Amortization Schedule. "Scheduled
                                        Amortization" is the amount of principal of the related Equipment Notes which an Owner Trustee must have paid (on a cumulative basis) through each Regular Distribution Date in order to avoid the payment of late payment premiums ("Late Payment Premiums"). The "Scheduled Amortization Amount" due on any Regular Distribution Date will equal the excess of (i) the cumulative amount of all Scheduled Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date. Failure to pay principal in accordance with the Scheduled
                                        Amortization Schedule will not result in a default under the Equipment Notes (provided that the cumulative amount of principal paid to date is at least equal to the cumulative amount of principal required to be paid to such date pursuant to the Rated Amortization Schedule), but will result in the incurrence of Late Payment Premiums. The Scheduled Amortization Schedule will be adjusted to reflect any partial prepayment of the Equipment Notes. See "Description of the Equipment Notes-- Prepayments." For a description of certain structuring assumptions used in the transaction, see "Maturity, Payment and Yield Considerations" and
                                        "Structuring Assumptions."

EQUIPMENT NOTES:
 RATED AMORTIZATION...................  "Rated Amortization" is the minimum amount of principal of the related
                                        Equipment Notes which an Owner Trustee
                                        must pay on or prior to each Regular
                                        Distribution Date in order to avoid a
                                        payment default under the applicable
                                        Indenture. The "Rated Amortization
                                        Amount" due on any Regular Distribution
                                        Date will equal the excess, if any, of
                                        (i) the cumulative amount of all Rated
                                        Amortization which is required to have
                                        been paid through and including such
                                        Regular Distribution Date over (ii) the
                                        cumulative amount of all principal paid
                                        on the Equipment Notes prior to and
                                        excluding such Regular Distribution
                                        Date. The Rated Amortization Schedule
                                        will be adjusted to reflect any partial
                                        prepayment of the Equipment Notes. See
                                        "Description of the Equipment Notes--
                                        Prepayments."

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                                       8

--------------------------------------------------------------------------------

EQUIPMENT NOTES:
 LATE PAYMENT PREMIUMS..................  If the amount of principal paid on any
                                          Regular Distribution Date is less than
                                          the Scheduled Amortization Amount as
                                          of such Regular Distribution Date,
                                          then the applicable Owner Trustee will
                                          be required to pay on the next Regular
                                          Distribution Date a Late Payment
                                          Premium. Late Payment Premiums will be
                                          payable only on the difference between
                                          (i) the greater of (a) the principal
                                          amount of the Equipment Notes paid on
                                          a Regular Distribution Date and (b)
                                          the Rated Amortization Amount payable
                                          on such Regular Distribution Date and
                                          (ii) the Scheduled Amortization Amount
                                          payable on such Regular Distribution
                                          Date (such difference, a "Payment
                                          Deficiency"), at a rate equal to 1.5%
                                          per annum (the "Late Payment Rate").
                                          See "Description of the Equipment
                                          Notes--Principal and Interest
                                          Payments--Late Payment Premium."

                                          Late Payment Premiums will be payable
                                          solely out of funds available after
                                          providing for payment of certain
                                          expenses and indemnities, all Basic
                                          Rent under the Leases in an amount
                                          sufficient to pay accrued and unpaid
                                          interest and principal then due on the
                                          Equipment Notes in accordance with the
                                          Scheduled Amortization Schedule and
                                          the equity portion of all scheduled
                                          payments of Basic Rent due and payable
                                          and after making the contributions
                                          required to be made to certain reserve
                                          accounts required to be maintained
                                          pursuant to the Intercreditor
                                          Agreement, and will be, in effect,
                                          subordinate to such payments. The
                                          ratings on the Pass Through
                                          Certificates do not address the
                                          payment of Late Payment Premiums. Any
                                          deficiency in the payment of Late
                                          Payment Premiums will bear interest at
                                          the Late Payment Rate, and will be
                                          included in the Late Payment Premiums
                                          owing on subsequent Regular
                                          Distribution Dates.

EQUIPMENT NOTES:
 PREPAYMENT WITHOUT MAKE-WHOLE AMOUNT...  The Equipment Notes may be prepaid in whole or in part without payment of
                                          the Make-Whole Amount under the
                                          following circumstances:

                                          (a)  Upon the occurrence of an Event
                                               of Loss (as defined herein) with
                                               respect to an Equipment Unit, if
                                               such Equipment Unit is not
                                               replaced within 120 days after
                                               knowledge of the Manager of such
                                               Event of Loss, the portion of the
                                               Equipment Notes related to such
                                               Equipment Unit is subject to
                                               prepayment without the payment of
                                               any Make-Whole Amount.

                                          (b)  At the option of an Owner
                                               Trustee, if under the related
                                               Indenture any of the following
                                               shall have occurred (i) one or
                                               more Lease Events of Default
                                               under the related Lease shall
                                               have occurred and be continuing
                                               for 180 days or more, (ii) the
                                               Equipment Notes issued under such
                                               Indenture shall have been
                                               accelerated or (iii) the
                                               applicable Indenture Trustee, as
                                               assignee of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                               related Lease, shall have
                                               declared such Lease to be in
                                               default and shall have commenced
                                               the exercise of any significant
                                               remedy in respect of the
                                               Equipment Units under such Lease,
                                               then such Owner Trustee may elect
                                               to purchase all of the then
                                               outstanding Equipment Notes
                                               issued under such Indenture at a
                                               price equal to the aggregate
                                               unpaid principal amount thereof,
                                               together with accrued interest
                                               thereon, but without the payment
                                               of any Make-Whole Amount.

                                          See "Description of the Equipment
                                          Notes--Prepayments."
EQUIPMENT NOTES:
 PREPAYMENT WITH MAKE-WHOLE AMOUNT......  The Equipment Notes may be prepaid in whole or in part with payment of the
                                          Make-Whole Amount under the following
                                          circumstances:

                                          (a)  In the event (i) the Company
                                               elects to exercise its right to
                                               terminate any Lease and purchase
                                               an Equipment Group as a result of
                                               a related Owner Participant or
                                               any affiliate thereof being
                                               engaged in a business that is in
                                               competition with the Company's or
                                               the Manager's railcar leasing
                                               business and (ii) the Company
                                               elects not to assume the related
                                               Equipment Notes, such Equipment
                                               Notes will be prepaid on a
                                               Special Distribution Date
                                               together with accrued interest
                                               thereon, plus the Make-Whole
                                               Amount (if any).

                                          (b)  In the event of a refinancing,
                                               all (but not less than all) of
                                               the Equipment Notes will be
                                               prepaid on the date of such
                                               refinancing, which may be any
                                               Business Day. In such case the
                                               prepayment price shall be equal
                                               to the unpaid principal amount of
                                               such Equipment Notes, together
                                               with accrued interest thereon,
                                               plus the Make-Whole Amount (if
                                               any).

                                          (c)  If, at any time on or after 7th
                                               anniversary of the Closing Date,
                                               the Company elects to exercise
                                               its right to terminate a Lease
                                               with respect to one or more
                                               Equipment Units within any
                                               Equipment Group because such
                                               Equipment Units have become
                                               obsolete or surplus to the
                                               Company's needs (the
                                               "Obsolescence Termination
                                               Option"), a portion of the
                                               Equipment Notes issued with
                                               respect to such Equipment Group
                                               will be prepaid with the Make-
                                               Whole Amount.

                                          (d)  If the Company exercises one or
                                               more of its rights on an Early
                                               Purchase Option Date to purchase
                                               some or all of the Equipment
                                               pursuant to the Leases (each, an
                                               "Early Purchase Option") (and the
                                               Company elects not to assume the
                                               Equipment Notes), the related
                                               portion of the Equipment Notes
                                               will be prepaid with the Make-
                                               Whole Amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        (e)  If under an Indenture all of the
                                             following shall have occurred (i)
                                             one or more Lease Events of Default
                                             under the related Lease shall have
                                             occurred and be continuing for less
                                             than 180 days, (ii) the Equipment
                                             Notes issued under such Indenture
                                             shall not have been accelerated and
                                             (iii) the applicable Indenture
                                             Trustee, as assignee of the related
                                             Lease, shall not have declared such
                                             Lease to be in default and shall
                                             not have commenced the exercise of
                                             any significant remedy in respect
                                             of the Equipment Units under such
                                             Lease, then the related Owner
                                             Trustee may elect to purchase all
                                             of the then outstanding Equipment
                                             Notes issued under such Indenture
                                             at a price equal to the aggregate
                                             unpaid principal amount thereof,
                                             together with accrued interest
                                             thereon, plus the Make-Whole
                                             Amount.

                                        See "Description of the Equipment
                                        Notes--Prepayments" for a description
                                        of the manner of computing the
                                        Make-Whole Amount.
EQUIPMENT NOTES:
 ASSUMPTION...........................  In the event that the Company elects, prior to the maturity of the
                                        Equipment Notes, to purchase some or
                                        all of an Equipment Group pursuant to
                                        a related Early Purchase Option or as
                                        a result of the related Owner
                                        Participant or any affiliate thereof
                                        being engaged in a business in
                                        competition with the Company's or the
                                        Manager's full service railcar
                                        leasing business, the Company will
                                        have the right to assume the related
                                        Equipment Notes.  In the event of
                                        such an assumption, such Equipment
                                        Notes will become the sole obligation
                                        of the Company and would not in any
                                        way represent obligations of GATC or
                                        any of its affiliates, other than the
                                        Company.  See "Description of the
                                        Equipment Notes--Assumption of
                                        Equipment Notes Under Certain
                                        Circumstances."
EQUIPMENT NOTES:
 SECURITY.............................  The Equipment Notes issued under each
                                        Indenture will be equally and ratably
                                        secured by (i) a perfected, first
                                        priority security interest in the
                                        Equipment leased by the Company under
                                        the Lease relating to such Indenture,
                                        (ii) a collateral assignment to the
                                        applicable Indenture Trustee of
                                        certain of the Owner Trustee's rights
                                        under the Lease covering such
                                        Equipment, including the right to
                                        receive certain rental payments from
                                        the Company in respect of such
                                        Equipment pursuant to such Lease, and
                                        (iii) a collateral assignment to the
                                        applicable Indenture Trustee of
                                        certain of the Owner Trustee's rights
                                        under the Intercreditor Agreement,
                                        including the right to receive
                                        payments on the Leases, pro rata,
                                        from the cash flows received by the
                                        Collateral Agent from rent payable by
                                        the Sublessees (after payment of
                                        certain expenses and indemnities) and
                                        certain reserve funds maintained by
                                        the Collateral Agent.  See
                                        "Description of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Equipment Notes--Security" and "The
                                          Intercreditor Agreement."

                                          The Equipment Notes issued under the
                                          Indentures are not cross-
                                          collateralized and, consequently, any
                                          Equipment Notes issued under an
                                          Indenture will not be secured by any
                                          of the Equipment securing another
                                          Indenture or by the Lease related
                                          thereto. There are no cross-default
                                          provisions in the Indentures, and
                                          events resulting in an Indenture Event
                                          of Default under any particular
                                          Indenture will not necessarily result
                                          in an Indenture Event of Default under
                                          any other Indenture. However, the
                                          terms of the Indentures are identical
                                          in all material respects and to the
                                          extent that an Event of Default arises
                                          under the terms of any Indenture, an
                                          Event of Default may also arise under
                                          the similar or same term in any other
                                          Indenture.

RESERVE AND OTHER COLLATERAL ACCOUNTS...  Pursuant to the Intercreditor
                                          Agreement, the Collateral Agent will
                                          establish a Liquidity Reserve Account,
                                          a Stipulated Loss Value Deficiency
                                          Account, a Special Reserves Account
                                          and a Cash Trapping Account. See "The
                                          Intercreditor Agreement." On the
                                          Closing Date, the Liquidity Reserve
                                          Account will be funded in the amount
                                          of $500,000 out of the proceeds of the
                                          capital contribution to the Company by
                                          GATC. Thereafter, the Company will
                                          fund the Liquidity Reserve Account
                                          from available amounts with equal
                                          monthly deposits of $42,000 until such
                                          time as the balance in the Liquidity
                                          Reserve Account shall equal
                                          $2,000,000. The Cash Trapping Account
                                          will also be initially funded in the
                                          amount of $200,000 out of the proceeds
                                          of GATC's capital contribution to the
                                          Company. Thereafter, upon the
                                          occurrence of certain Cash Trapping
                                          Events the amounts which would
                                          otherwise be available for payment of
                                          the Incentive Component of the
                                          Manager's fee and for distribution to
                                          the Company will be accumulated and
                                          held in the Cash Trapping Account, up
                                          to an aggregate balance of $5,000,000,
                                          so long as the Cash Trapping Event is
                                          continuing. Amounts held in the Cash
                                          Trapping Account will be released to
                                          the Company, subject to a minimum
                                          balance requirement of $200,000, when
                                          no Cash Trapping Event or Cash
                                          Trapping Hold is continuing. See
                                          "Collection and Application of the
                                          Company's Cash Flows--Cash Trapping
                                          Events; Required Cash Trapping Amount;
                                          Release From Cash Trapping Account."

THE CERTAIN COVENANTS...................  The Company has agreed to certain covenants in the transaction documents
                                          which require the Company to (i)
                                          maintain its separate legal existence,
                                          (ii) maintain its status as a
                                          bankruptcy-remote entity, (iii) not
                                          consolidate or merge, (iv) not engage
                                          in any other business, (v) limit
                                          transactions with affiliates, (vi)
                                          maintain insurance, (vii) not enter
                                          into, as lessee, additional leases
                                          without the consent of the Owner
                                          Trustees and only after obtaining
                                          Rating Agency

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                                       12

--------------------------------------------------------------------------------

                                         Confirmation, and (viii) restrict the
                                         extent to which the Equipment is used
                                         outside the United States.

PASS THROUGH TRUSTEE AND INDENTURE       The First National Bank of Chicago
 TRUSTEE...............................  will act as Pass Through Trustee, and as paying agent and registrar for the
                                         Pass Through Certificates. The First
                                         National Bank of Chicago also will act
                                         as the Indenture Trustee under each
                                         Indenture.

FEDERAL INCOME TAX CONSIDERATIONS......  The Pass Through Trust will be classified as a grantor trust for
                                         federal income tax purposes, and each
                                         Certificateholder will be treated as
                                         the owner of a pro rata undivided
                                         interest in each of the Equipment Notes
                                         and any other property held in the Pass
                                         Through Trust and will be required to
                                         report on its federal income tax return
                                         its pro rata share of income from such
                                         Equipment Notes and such other property
                                         in accordance with such
                                         Certificateholder's method of
                                         accounting. See "Federal Income Tax
                                         Considerations."

ERISA CONSIDERATIONS...................  The Pass Through Certificates, with certain exceptions, are eligible for
                                         purchase by employee benefit plans. See
                                         "ERISA Considerations." Each
                                         Certificateholder will be deemed to
                                         have represented and warranted that
                                         either (i) no plan assets have been
                                         used to purchase such Pass Through
                                         Certificate or (ii) the purchase and
                                         holding of such Pass Through
                                         Certificate is exempt from the
                                         prohibited transaction restrictions of
                                         Section 406 of ERISA (as defined
                                         herein) and Section 4975 of the Code
                                         (as defined herein). See "ERISA
                                         Considerations." Each Plan fiduciary
                                         (and each fiduciary for a governmental
                                         or church plan subject to rules similar
                                         to those imposed on Plans under ERISA)
                                         should consult with its legal advisor
                                         concerning an investment in any of the
                                         Pass Through Certificates.

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                                       13

--------------------------------------------------------------------------------

                  SCHEDULED AND RATED AMORTIZATION SCHEDULES

     The Scheduled Amortization and Rated Amortization for the Equipment Notes as of the last Regular Distribution Date at the end of each year in which the Equipment Notes are outstanding, are set forth below (see "Appendix B" for a schedule of monthly amortization rates and Pool Factors (as defined herein)):

                      SCHEDULED AMORTIZATION*       RATED AMORTIZATION*
                     -------------------------   ------------------------
                      PRINCIPAL     PRINCIPAL     PRINCIPAL    PRINCIPAL     CUMULATIVE EXCESS OF
            DATE       PAYMENT       BALANCE       PAYMENT      BALANCE      SCHEDULED OVER RATED*
            ----     -----------   -----------   -----------  -----------   ------------------------
          Closing     $             $             $            $              $
          12/20/98
          12/20/99
          12/20/00
          12/20/01
          12/20/02
          12/20/03
          12/20/04
          12/20/05
          12/20/06
          12/20/07
          12/20/08
          12/20/09
          12/20/10
          12/20/11
          12/20/12
          12/20/13
          12/20/14
          12/20/15
          12/20/16
          12/20/17
          12/20/18
          12/20/19
          12/20/20

___________
* May not total due to rounding.

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                                       14

                                 RISK FACTORS

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein. Certain statements contained in this Prospectus, including statements regarding the belief of the Company as to its future operating performance, utilization rates and other statements contained in this Prospectus that are not historical facts, are "forward-looking" statements within the meaning of U.S. federal securities laws. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in "Prospectus Summary," "Risk Factors," "The Subleases," "The Sublessees," "Collection and Application of the Company's Cash Flows," and "Maturity, Payment and Yield Considerations." These forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

CERTAIN LEGAL AND BANKRUPTCY CONSIDERATIONS

     BANKRUPTCY OF GATC. The creation of the Company as a special purpose entity and other aspects of the structure of the transaction are intended to protect the Company, the Owner Trustees and the Indenture Trustees from the claims of creditors of GATC, any trustee in bankruptcy of GATC or any GATC Managed Subsidiary or GATC or any GATC Managed Subsidiary as a debtor-in-possession in the event of a bankruptcy of GATC. One such aspect is the use of the Marks Company to own the "marks" with respect to the Equipment Units and to collect, account for and disburse the Railroad Mileage Credits. See, "Collection and Application of the Company's Cash Flows - Collection of Railroad Mileage Credits."

     Counsel to the Company, the Marks Company and GATC has delivered an opinion to the effect that in the event of a bankruptcy of GATC or any GATC Managed Subsidiary, a bankruptcy court, applying the principles serving as the basis for such opinion, (i) would not order the consolidation of the assets and liabilities of the Company or the Marks Company with those of GATC or any GATC Managed Subsidiary on the basis of the equitable bankruptcy doctrine commonly known as the substantive consolidation doctrine, and (ii) would not hold that the Subleases and Equipment transferred by GATC to the Company or the railcar identification marks relating to the Equipment transferred to the Marks Company are property of the estate of GATC in its bankruptcy case under Section 541 of the Bankruptcy Code (as defined herein).

     Such opinion is based on and subject to a number of assumptions concerning facts and circumstances which have been noted, cited or acknowledged by courts applying the substantive consolidation doctrine and Section 541 and related authority in prior cases. Such opinion is also based on certain factual assumptions, including, but not limited to, the assumptions that: (i) GATC and the Company or the Marks Company, as the case may be, will observe certain formalities and operating procedures that are generally recognized requirements for maintaining the separate identity of legal entities; (ii) the assets and liabilities of the Company and the Marks Company can be identified as separate and distinct from those of GATC; (iii) creditors of the Company or the Marks Company will rely on the separate existence of the Company or the Marks Company in their dealings with the Company; (iv) the representations and warranties of the Company set forth in the Intercreditor Agreement are and will continue to be accurate and that the parties thereto will continue to be in compliance with their obligations thereunder; (v) the Equipment Cost to be paid for each Equipment Group by the related Owner Trust, and the form of consideration tendered in satisfaction of the Equipment Cost, represents a fair market value for the Equipment Group; and (vi) the transfer of the Subleases and Equipment to the Company or of the railcar identification marks to the Marks Company does not constitute a fraudulent conveyance or other voidable transfer under the Bankruptcy Code or other applicable state law. The certificate of incorporation of the Company and the certificate of trust of the Marks Company require that the Company and the Marks Company conform substantially to several of the foregoing assumptions. However, as stated in such opinion of counsel, there is no controlling precedent in these areas. In addition, the adequacy of the formalities and operating procedures, and the characterization of the transfers, referred to above has not been considered by any court in the context of an entity such as the Company, the Marks Company or the Owner Trusts involved in a transaction similar to the one described herein. Based upon the present state of the case law, the separate legal existence of the Company and the Marks Company and the nature and circumstances of the transfers, the reliance by the Certificateholders on the existence of each of the Company and the Marks Company as being separate and distinct from that of GATC or any other subsidiary of GATC and the characterization of the pertinent transfers as being true contributions and not secured loans should effectively preclude (1) the substantive consolidation of the assets and liabilities of the Company or the Marks Company with those of GATC or any other subsidiary of GATC, (2) the characterization of the Subleases and Equipment initially transferred by GATC to the Company as property of the estate in the event of a GATC bankruptcy, or (3) the characterization of the railcar identification marks relating to the Equipment transferred by GATC to the Marks Company as property of the estate in the event of a GATC bankruptcy, however there can be no guarantee that a consolidation or property of the estate claim by a creditor or trustee in bankruptcy of GATC or GATC as a debtor-in-possession would not succeed under any set of circumstances. In addition, if such a creditor, trustee in bankruptcy or debtor-in-possession requests such an order of consolidation or order declaring such Subleases, Equipment or railcar identification marks to be property of GATC's bankruptcy estate, delays could occur in payments on the Equipment Notes, and consequently distributions in respect of the Pass Through Certificates, even if such request is ultimately denied, and if such consolidation is granted, delays in payments on the Equipment Notes would occur and possible reductions in the amount of such payments could occur.

     Counsel to the Company, the Marks Company and GATC has also delivered an opinion to the effect that based upon the present state of the case law, in the event that a bankruptcy court orders the substantive consolidation of the assets and liabilities of the Company with those of GATC and any other subsidiary of GATC, the bankruptcy court would nonetheless recognize the respective superior interests of the Owner Trustees and Indenture Trustees in the Equipment and the Collateral Agent in the Collateral as against creditors of the Company and the bankrupt or insolvent entity at least to the same extent as it would have in the absence of such consolidation.

     There can be no assurance, however, that a court would not decide any of the issues described above differently from the views expressed in counsel's opinions and such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion.

     BANKRUPTCY OF AN OWNER PARTICIPANT. In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Equipment Notes related thereto might become part of, or otherwise be affected by, the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the related Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. See "Description of the Equipment Notes--Remedies."

SOURCES OF PAYMENTS ON THE PASS THROUGH CERTIFICATES

     The ability of the Pass Through Trust to make distributions in respect of the Pass Through Certificates is directly dependent upon receipt by the Pass Through Trust of corresponding payments on the Equipment Notes. The Pass Through Trust will not have, nor is it permitted to have, any assets available for distributions on the Pass Through Certificates other than the Equipment Notes. Unless the Owner Trusts make payments as scheduled on the Equipment Notes, the Pass Through Trust will not have the funds necessary to make distributions of interest and principal to Certificateholders as contemplated herein. There can be no assurance that the Pass Through Trust will receive payment in full on the Equipment Notes.

SOURCE OF PAYMENTS ON THE EQUIPMENT NOTES; LIMITED RESOURCES OF THE COMPANY

     Because the Company is a special purpose entity, its primary funding will consist of payments made to it under the Subleases. Accordingly, payments of rent under the Leases, and consequently principal, Late Payment Premiums or Make-Whole Amounts, if any, and interest on the Equipment Notes, are dependent on a number of factors, including: (i) the timing of receipt of rental payments from the Sublessees under the Subleases and the ability of such Sublessees to make such rental payments; (ii) the ability of the Manager, following the expiration or termination of the initial or any subsequent terms of the Subleases to re-lease a sufficient percentage of the Equipment, without excessive levels of downtime, at sufficient rental rates; (iii) the amount of maintenance and other obligations, including, but not limited to, management fees, insurance, improvement costs and taxes, of the Company related to the Equipment that the Company must pay; and (iv) whether the proceeds, if any, received by an Owner Trust as a result of an Event of Loss or other event impairing the Equipment, or giving rise to liability, whether from insurance or reimbursements by railroads or Sublessees or otherwise, are adequate to enable the Company to pay the amounts required under the related Lease, which are designed to allow such Owner Trust to prepay Equipment Notes as required by the related Indenture if replacement Equipment has not been provided by the Company. Significant negative variations with respect to one or more of these factors could create a situation in which the Company would be unable to make rental payments in respect of the Leases sufficient to satisfy the debt service requirements of the Equipment Notes as they become due.

FAILURE OF ACTUAL EXPERIENCE TO MATCH THE STRUCTURING ASSUMPTIONS

     In structuring the transaction and determining the Rated Amortization Schedule and the Scheduled Amortization Schedule, certain assumptions regarding utilization of the Equipment, Sublease rates, Sublease terms, operating and maintenance expenses and other expenses and other factors, including, but not limited to, casualty occurrences or write-offs for uncollectible Sublease payments, were made. The assumptions include, among other things, that all rent payments pursuant to the Subleases are received by the Company in a timely manner and that at the expiration of the initial or any subsequent Sublease terms the Equipment is re-leased at sufficient rental rates, without excessive levels of downtime. It is unlikely however, that the assumptions will correspond to actual experience. It is possible, therefore, that funds may not be available to the Company in amounts which are sufficient to enable the Company to make rental payments which are sufficient to allow the Owner Trusts to pay the Equipment Notes in accordance with the Scheduled Amortization Schedule. In addition, the Equipment Notes are subject to payment, in certain circumstances, at levels which are faster or slower than those provided by the Scheduled Amortization Schedule, including prepayment in whole or in part at par, or, in certain circumstances, at par plus a Make-Whole Amount, (i) in connection with the Company's exercise of its Obsolescence Termination Option after the seventh anniversary of the Closing Date, (ii) in connection with the exercise, in whole or in part by the Company of an Early Purchase Option relating to each Equipment Group on any specified Early Purchase Options Date,
(iii) following payment of Stipulated Loss Value, and (iv) in certain other circumstances described herein. See "Description of the Equipment Notes-- Prepayments." Accordingly, payments of principal on the Equipment Notes and the corresponding distributions on the Pass Through Certificates may occur earlier (in certain limited circumstances) or later than assumed, which may affect the yield on the Pass Through Certificates. However, any such late payments would incur Late Payment Premiums. See "Maturity, Payment and Yield Considerations" and "Structuring Assumptions."

RELIANCE ON THE MANAGER

     The Company will have no employees of its own (although the Company will have a Board of Directors and officers) and, as such, the Company will rely upon GATC, as Manager pursuant to the Management Agreement, as Insurance Manager under the Insurance Agreement and as Administrator pursuant to an Administrative Services Agreement between the Company and GATC (the "Administrative Services Agreement"). The circumstances under which GATC or the Company may terminate the Management Agreement, the Insurance Agreement and the Administrative Services Agreement are limited and even in such limited circumstances no termination is effective until a successor manager, insurance manager or administrator, as the case may be, has been appointed. In the event that the Management Agreement, the Insurance Agreement or the Administrative Services Agreement is terminated, the Company would have to enter into one or more replacement agreements with one or more other railcar leasing companies or other service providers to perform some or all of such functions. The ability of the Company to enter into any such third-party agreement will, particularly in the case of the Management Agreement, depend on a number of factors, including the number of participants in the railcar leasing industry and the railcar leasing market in general at such time and may require payment of additional fees and expenses, particularly if more than one party is required to provide all necessary management and lease administration services. There can be no assurance that a suitable replacement manager or other service providers may be found, or found in a timely manner, and engaged on terms acceptable to the Company or that would not cause a reduction or withdrawal of the then current rating relating to the Pass Through Certificates. The Company's failure to contract with another railcar leasing company or other service provider to perform such services would, in the case of the Manager, and could, in the case of the Insurance Manager or the Administrator, have a material adverse impact on the Company's ability to meet its obligations under the Leases and the Subleases. See "The Management Agreement" and "The Insurance Agreement."

CONFLICTS OF INTEREST OF GATC

     GATC, in addition to acting as Manager with respect to the Equipment, also is and will be engaged in the leasing of its own railcars, and those of affiliates, and providing railcar management and lease administration services with respect to railcars of third parties or affiliates. Therefore, GATC may from time to time have conflicts of interest in performing its obligations to the Company and the other entities to which it provides railcar management and lease administration services. Such conflicts may be particularly acute in situations involving railcars owned by GATC or its affiliates or investment vehicles sponsored by GATC or its affiliates to the extent such railcars are available for re-lease. As described below, the terms of the Management Agreement provide that GATC may not discriminate in any way in the management of the Company Fleet and the Manager's Fleet (as such terms are defined herein). The Company believes that adherence to such terms by GATC would minimize any adverse consequences that might result from such conflicts of interest. See "The Management Agreement."

     As of May 31, 1998 the portfolio of railcars owned or leased by GATC in the United States (the "Manager's Fleet") consisted of approximately 72,451 railcars, including railcars managed for other wholly-owned special purpose subsidiaries of GATC. At the Closing Date, the portfolio of railcars leased by the Company (the "Company Fleet") will be comprised of 2,443 railcars, or 3.4% of the aggregate of the Manager's Fleet and the Company Fleet (the "Total Managed Fleet"). From time to time, GATC will own, lease or manage additional railcars that will be included in the Total Managed Fleet. In addition, GATC may from time to time provide railcar management and lease administration services to additional third parties and sponsor additional railcar or equipment leasing programs, some of which may have investment objectives that are the same as, or similar to, those of the Company. It is likely that the railcars in any such programs will compete with the Equipment when the Equipment is being marketed for re-lease and such programs may create additional conflicts of interest with respect to the marketing of the Equipment for re-lease.

     Pursuant to the terms of the Management Agreement, GATC has agreed to perform the railcar management and lease administration services with respect to the Equipment using reasonable care and diligence consistent with customary commercial practices as would be used by a prudent person in the full service railcar leasing industry (the "Services Standard"). To the extent that any particular Equipment Units or the other railcars then managed by GATC are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, GATC has agreed in the Management Agreement not to discriminate between the Company Fleet and the Manager's Fleet on the basis of ownership, on the basis of fees payable in a particular transaction or on any other basis which could be considered discriminatory.

LIMITATION OF OBLIGATIONS OF THE MANAGER

     The duties and obligations of the Manager will be limited to those expressly set forth in the Management Agreement and the Manager will not have any fiduciary or other implied duties or obligations to any person, including any Certificateholder.

RISKS RELATED TO THE LEASES

     SUBLEASE RENEWALS. The weighted average initial and remaining terms (as of May 31, 1998) of the Subleases are approximately 5.7 years and 5.2 years, respectively. Certain of the Subleases have early termination options, and if all of those were exercised such weighted average initial and remaining terms would be approximately 5.3 years and 4.8 years, respectively. Approximately 14%, 2%, 67% and 17% of the Equipment is subject to Subleases expiring in up to three years, between three and four years, between four and five years, and greater than five years, respectively, from May 31, 1998. Because the terms of the Subleases are shorter than the term of the Company's Leases with the Owner Trusts, the Company, during the term of the Leases, will need to obtain renewals from current Sublessees or obtain new Subleases from customers in sufficient numbers to allow the Company to meet its payment obligations under the Leases. GATC, as Manager pursuant to the Management Agreement, is obligated to comply with the Services Standard to re-lease the Equipment. During 1995-1997 an average of approximately 86% of the railcars in the Manager's Fleet that were re-leased with the same customer were at rents equal to or above those in the expired leases. Adverse market conditions in the railcar leasing market during a period when a substantial number of Subleases are due to terminate could have a material adverse impact on the re-leasing of the Equipment or on the rental rates that could be obtained for the Equipment. See "The Subleases--Term and Renewal."

     Competition in the full-service railcar leasing business is based largely on the ability to (i) supply the desired type of railcar when requested by a customer, (ii) provide ongoing inspection and mandated testing, repair and mileage credit audit services, (iii) provide value-added services such as those which help customers track movement of their equipment or increase utilization of their fleets and (iv) competitively price leased railcars. The Company will rely on the Manager to supply such services to the Sublessees under the Subleases. See "--Reliance on the Manager."

     INDUSTRY CONCENTRATION. Approximately 52%, 37% and 11% of the covered hopper cars (26% of all railcars) included in the Equipment are currently leased to users in the plastics, minerals and food and agriculture industries, respectively, and approximately 65%, 23%, 7% and 4% of the tank cars (74% of all railcars) included in the Equipment are leased to users in the chemical, petroleum, food and agriculture, and mineral industries, respectively. Consequently, any significant economic downturn in these industries could have a material adverse effect on the creditworthiness of the Sublessees in these industries and on their ability to pay rent under the Subleases as well as on the Company's ability to re-lease the Equipment to those Sublessees.

     CUSTOMER CONCENTRATION. The Company will initially sublease the Equipment to 80 customers, none of which is expected to account initially for more than 6% of the Company's total railcar leasing revenues. Over time, however, the Company's customer base will vary, and there can be no assurance that one or more Sublessees may not in the future account for a larger percentage of the Company's revenues. All of the Company's current customers were customers of GATC prior to the Offering. It is expected that most or all of the Company's customers, both as of the Closing Date and thereafter, are and will continue to be customers of GATC or affiliates of GATC with respect to other railcars.

     SUBLESSEE DEFAULTS. The ability of each Sublessee to perform its obligations under its Sublease will depend primarily on such Sublessee's financial condition. A Sublessee's financial condition may be affected by various factors beyond the control of the Company, including competition, operating costs, general economic conditions and environmental and other governmental regulation of or affecting the Sublessee's industry. There can be no assurance as to the extent to which Sublessees will be able to perform their financial and other obligations under the Subleases.

RISKS RELATING TO THE EQUIPMENT

     COMPETING RAILCARS AVAILABLE FOR LEASE; OPERATIONAL RESTRICTIONS. In connection with re-leasing of the Equipment, the Company may encounter competition from, inter alia, other railcars in the Total Managed Fleet, other railcar leasing companies (including Union Tank Car, GE Railcar and ACF) and special purpose entities including other special purpose vehicles owned by GATC, formed for the purpose of acquiring, leasing and/or selling railcars, some or all of which may have investment objectives similar to those of the Company. Further, the market for full-service railcar leasing services may also be affected to the extent that potential customers choose to own, rather than lease, their railcars.

     The Company will be subject to restrictions in the Leases and the Intercreditor Agreement, including limitations on (i) the scope of the Company's business activity, (ii) the Company's ability to enter into other lease arrangements, (iii) the Company's ability to enter into transactions with affiliates and (iv) the Company's use of the Equipment. Such restrictions may impair the Company's operational flexibility as compared to its competitors, because the Company's competitors may not be subject to such limitations. As a result, the Company may in the future be less able than its competitors to offer flexible, market-driven, responses to commercial situations or provide financial services or other inducements to potential Sublessees. In addition, certain competing full-service railcar leasing companies may have access to financial resources substantially greater than those of the Company.

     POTENTIAL RAILCAR BUYERS. The re-sale market for previously leased railcars is limited. The limited number of potential purchasers, which could include other lessors and customers who seek to own their own railcars, could impair the ability of the Indenture Trustee to realize sufficient value upon a sale of the Equipment to satisfy an Owner Trust's obligations following an Event of Default in respect of the Equipment Notes.

     USE OF RAILCARS OUTSIDE OF THE UNITED STATES. The Leases impose a restriction, among others, that the Company may not simultaneously use more than 49% of the Equipment Units outside the continental United States. See "The Leases--Restrictions on Subleases." Accordingly, upon any exercise of the remedies under the Indentures with respect to the Equipment Units, the Indenture Trustee will be required, with respect to the Equipment Units then located outside of the United States, to enforce such remedies in the foreign jurisdiction or jurisdictions in which such Equipment

Units are located. There can be no assurance that the Indenture Trustee will be able to enforce the remedies under the Indentures with respect to the Equipment Units in any such jurisdictions. However, to the extent a U.S. entity subleases Equipment and uses it outside of the continental United States, certain remedies should be available against such Sublessee in the United States. See "Description of the Equipment Notes--Security."

     TECHNOLOGICAL RISKS. The Company's ability to sublease the Equipment may be affected to the extent that the availability for lease or sale of newer, more technologically advanced railcars makes the Equipment less competitive. The extent to which the Company is able to manage these technological risks through optional modifications to the Equipment may be limited. However, all of the Equipment is relatively new, having been manufactured in 1997 or 1998. Additionally, the Manager's Fleet currently has utilization rates which exceed 93% for railcars that have been in service for 21 to 30 years. See "The Subleases--Term and Renewal." Although the Company expects the utilization rates with respect to the Company Fleet to be substantially similar to utilization rates the Manager has historically experienced for the Manager's Fleet, there can be no assurance that the Company's utilization rates will be consistent with those of the Manager's Fleet either historically or on an ongoing basis. In the event that the Company were to exercise its Obsolescence Termination Option, which begins on the seventh anniversary of the Closing Date, with respect to all or any portion of an Equipment Group, the related portion of Equipment Notes would be prepaid with a Make-Whole Amount (if any) as described under "Description of the Equipment Notes--Prepayments."

RISKS RELATING TO REGULATION

     REGULATORY MATTERS. The Equipment is subject to regulation by various governmental agencies and industry trade associations as described under "Railcar Leasing Industry--Regulation of the Railcar Leasing Industry." Regulations passed by government agencies have traditionally affected large numbers of railcars and required the modification of such railcars. However, the time period from original proposal of such regulation to passage as law has generally ranged from 18 months to 4 years and implementation periods have tended, in the Manager's experience, to allow sufficient time to perform the required modifications on such railcars. Regulation by the principal industry trade association, the Association of American Railroads ("AAR"), while usually affecting fewer railcars, often has had a shorter implementation period. Under the Leases the Company will be responsible for keeping the Equipment in compliance with any regulations affecting the Equipment. Both types of regulation can increase the costs of operating the Equipment and, as a result, may affect the Company's ability to make payments on the Leases. Further, if the Company is unable to keep any or all of the Equipment in compliance with any current or future regulation, the Company might be unable to sublease such portion of the Equipment which would also affect the Company's ability to make payments on the Leases.

     The Scheduled Amortization Schedule and Rated Amortization Schedule of the Equipment Notes were constructed after taking into account certain assumptions as to utilization of the Equipment and the costs associated with the operation of the Equipment, including certain assumptions regarding current regulatory requirements. Any negative variations in such assumptions caused by the Company's failure to comply with current or future regulations could adversely affect the Company's ability to make payments on the Leases and the Owner Trustees' ability to make payments on the applicable Equipment Notes and, subsequently, payments by the Pass Through Trustee on the Pass Through Certificates. Certain aspects of the transaction have been structured to mitigate the effects of any such regulation. Under the Intercreditor Agreement, the Collateral Agent upon the instruction of the Manager will periodically deposit available amounts into the Special Reserves Account (as defined herein) to fund the costs of any required (or in certain circumstances, optional) modifications to the Equipment. See "The Intercreditor Agreement--The Accounts," "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account" and "Collection and Application of the Company's Cash Flows--Required Special Reserves Amount." Additionally, the Company may in certain circumstances be able to pass the cost of any Required Modification through to the Sublessees over time in the form of increased Sublease rates.

     The Company cannot predict what laws and regulations, if any, will be adopted or how they will affect the Company and its ability to sublease the Equipment.

     ENVIRONMENTAL MATTERS. The Company owns neither the Equipment nor the maintenance facilities providing services to the Equipment. However, the Company has agreed under the Participation Agreements to indemnify the Owner Participants, the Owner Trustees, the Indenture Trustees and the Pass Through Trustee against certain liabilities arising out of the use of the Equipment Units, including environmental liabilities. Also, as operator of the Equipment the Company may be liable under certain environmental statutes for claims arising from accidents, spills or other casualties involving the Equipment. Under certain of these statutes, including CERCLA (as defined herein), the Company could be held strictly liable for such claims. Such liability, in the case of CERCLA, would be joint and several among the Company and any other responsible parties. In such a case the Company could be responsible for all such liability if other potentially responsible parties were not financially capable of discharging their liability. Amounts available to the Company will generally be limited to payments made on the Subleases, the ability to collect on policies of insurance and payments from other responsible third parties such as the Manager, any railroad on which an accident occurs or a Sublessee. There can be no assurance that the Company will be able to obtain sufficient policies of insurance to protect against such risks, or that if available, such insurance will provide coverage for the specific risk giving rise to such liability. See "The Insurance Agreement."

LACK OF PRIOR TRADING MARKET

     There is currently no market for the Pass Through Certificates. Although the Underwriters have informed the Company that they currently intend to make a market in the Pass Through Certificates, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Pass Through Certificates. The Company does not intend to list the Pass Through Certificates on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                                USE OF PROCEEDS

     The Pass Through Certificates are being issued in order to facilitate the financing by the Owner Trustees of their purchase from the Company of the Equipment Groups to be leased back to the Company. All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee on behalf of the Pass Through Trust to purchase the Equipment Notes issued by each Owner Trustee which, in turn, will use the proceeds, together with funds provided by the related Owner Participant, to purchase the related Equipment Group from the Company, on behalf of such Owner Participant. The amounts paid to the Company by the Owner Trustee will fund the Company's payment of its purchase price of the Equipment from GATC.

     The Equipment Notes will be issued under one or more separate Trust Indenture and Security Agreements (each an "Indenture"), each such Indenture being between The First National Bank of Chicago, as trustee thereunder (in such capacity, the "Indenture Trustee"), and [__________________________], not in its individual capacity (except as expressly set forth therein) but solely as Owner Trustee of a separate trust for the benefit of each Owner Participant. Each Owner Participant will provide from sources other than the Equipment Notes at least 20% of the Equipment Cost of the related Equipment Group as an equity investment.

     The following table sets forth information with respect to the three Equipment Groups (consisting of an aggregate of 2,443 railcars) expected to be purchased by the Owner Trustees and leased to the Company:

EQUIPMENT GROUP 1

                                                            AGGREGATE
               TYPE OF CAR                               EQUIPMENT COST
               -----------                               --------------
               High Pressure..........................   $
               General Covered Hopper.................
               General Service Tank...................
               Specialty Covered Hopper...............
               Alloy..................................
               Specialty Chemical.....................
                                                          -------------
                                                         $
                                                          =============

[EQUIPMENT GROUP 2]

                                                            AGGREGATE
               TYPE OF CAR                               EQUIPMENT COST
               -----------                               --------------
               High Pressure..........................   $
               General Covered Hopper.................
               General Service Tank...................
               Specialty Covered Hopper...............
               Alloy..................................
               Specialty Chemical.....................
                                                          -------------
                                                         $
                                                          =============

[EQUIPMENT GROUP 3]

                                                            AGGREGATE
               TYPE OF CAR                               EQUIPMENT COST
               -----------                               --------------
               High Pressure..........................   $
               General Covered Hopper.................
               General Service Tank...................
               Specialty Covered Hopper...............
               Alloy..................................
               Specialty Chemical.....................
                                                          -------------
               Total Equipment Cost...................   $
                                                          =============

                                  THE COMPANY

     The Company is a wholly-owned, special purpose subsidiary of GATC. The Company has been organized for the limited purposes of, and may not engage in any business activity other than, leasing the Equipment from the Lessors pursuant to the Leases, subleasing the Equipment pursuant to the Subleases, maintaining insurance for such Equipment, preserving, exercising and enforcing rights of the Company under any applicable agreements, applying funds and making payments in accordance with any applicable agreements and engaging in any activity necessary, convenient or advisable to accomplish the foregoing. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6451).

     The Company has taken steps in structuring the transactions contemplated hereby that are intended to insure that the voluntary or involuntary application for relief by GATC under any Federal or state bankruptcy, insolvency, reorganization or similar law for the relief of debtors in effect from time to time (an "Insolvency Law") will not result in consolidation of the assets and liabilities of the Company with those of GATC. These steps include (a) the appointment of two independent directors to the board of directors of the Company, (b) the creation of the Company as a special purpose subsidiary of GATC pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and restrictions on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior affirmative vote of all of its directors, including, without limitation, the affirmative vote of its two independent directors), (c) the maintenance by the Company of separate records and books of account, and (d) the requirement that all transactions between the Company and its affiliates be on an arms'-length basis. However, there can be no assurance that the activities of the Company will not result in a court concluding that the assets and liabilities of the Company should be consolidated with those of GATC in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, delays in distributions on the Equipment Notes could occur or reductions in the amounts of such distributions could result which would lead to corresponding delays or reductions in payments on the Pass Through Certificates. See "Risk Factors--Certain Legal and Bankruptcy Considerations--Bankruptcy of GATC."

     The Company expects to receive, concurrently with the issuance of the Pass Through Certificates, an opinion of counsel to the Company to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of the Company and to require the consolidation of the assets and liabilities of the Company with the assets and liabilities of GATC in the event of the application of any Insolvency Law to GATC. See "Risk Factors--Certain Legal and Bankruptcy Considerations--Bankruptcy of GATC." Among other things, such counsel will assume for the purposes of such opinion that the Company will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of GATC or any affiliate thereof, refraining from commingling its assets with those of GATC or any affiliate thereof (except for amounts held in the lockboxes established under the Management Agreement and the Servicing Agreement (as defined herein)) and refraining from holding itself out as having agreed to pay, or being liable for, the debts of GATC or any affiliate thereof. The certificate of incorporation of the Company requires the Company to conform substantially to several of the foregoing assumptions. Also, the Company intends to follow and will agree to certain covenants in the Intercreditor Agreement which require it to follow the procedures outlined above related to maintaining its separate identity.

         Pursuant to the Management Agreement, the Company will hire GATC, as Manager, to provide services with respect to the railcars leased to the Company and the related Subleases. Pursuant to the Management Agreement, the Manager will operate the Company Fleet in a manner substantially similar to the Manager's current practices, subject to compliance with criteria consistent with a bankruptcy remote subsidiary. See "The Management Agreement." As of the Closing Date, the Company Fleet will consist of 2,443 railcars, including 1,805 tank cars and 638 covered hopper cars.

         The following is a pro forma balance sheet of the Company as of the Closing Date:

                                                     ($ in millions)
                                                      -------------
                  ASSETS:
                    Cash.............................    $      0
                    Liquidity Reserve Amount.........     500,000
                    Cash Trapping Account............     200,000
                    Collection Account...............     -------
                    Accounts Receivable..............     -------
                    Total Assets.....................     700,000
                                                          =======
                  LIABILITIES AND EQUITY:
                    Liabilities......................    $      0
                    Equity...........................     700,000
                    Total............................     700,000
                                                          =======

                                 THE EQUIPMENT

         Each of the 2,443 Equipment Units in the Company Fleet was newly manufactured by Trinity Industries Inc. during 1997 or 1998. The Company Fleet is composed of 74% tank cars and 26% covered hopper cars.

         Each Owner Trust will acquire a diversified portfolio of Equipment Units consisting of tank cars and covered hopper cars. Tank cars are specialized railcars used for the transportation of a variety of products including chemicals, semi-gaseous or gaseous products and other types of industrial liquids. Some of the tank cars have either exterior or interior heating coils, and can be insulated, depending on the product being transported. Covered hopper cars primarily carry plastic pellets, grain, cement and other dry products. Although there are additional types of railcars currently in use in the full service railcar leasing industry, the railcars included in the Company's Fleet consist of six Car Types (General Covered Hopper, General Service Tank, High Pressure Tank, Specialty Covered Hopper, Specialty Chemical and Alloy).

         General covered hopper cars are freight cars with capacities ranging from 3,000 to 6,200 cubic feet that primarily carry plastic pellets, grain, cement, soda ash and other dry commodities. General service tank cars are tank cars with capacities ranging from 13,000 to 30,000 gallons that carry a variety of liquid commodities including asphalt, caustic soda, lube oil additives, ethylene glycol and vegetable oil, among others. High pressure tank cars have capacities ranging from 17,200 to 33,500 gallons and carry products which require a pressurized state due to their liquid, semi-gaseous or gaseous nature, including, among others, anhydrous ammonia, propane, butane and carbon dioxide. Specialty covered hopper cars which have capacities ranging from 4,180 to 5,125 cubic feet, use air to assist unloading and carry primarily flour, sugar and corn starch. Alloy cars are tank cars made of aluminum or stainless steel which range in size from 12,000 to 26,000 gallons. Alloy cars carry products such as hydrogen peroxide, caprolactam and acetic acid. Specialty chemical cars are tank cars with capacities ranging from 13,000 to 20,000 gallons. Specialty chemical cars are cars dedicated to specific chemical products such as sulfuric acid or hydrochloric acid.

         In addition to being used for transporting commodities from one location to another, certain railcar types are often used for storage purposes by customers in certain industries. Covered hopper cars and, to a lesser degree, tank cars, are used as efficient alternatives to the construction of expensive storage facilities. Use of railcars for storage facilities allows customers to vary their storage capacity in accordance with current needs. Plastic pellet cars in particular are used to a large extent for long-term storage purposes. One reason for this is the inflexible production capacity of the plastic pellet industry; production remains relatively constant regardless of product demand, resulting in increased storage requirements for producers during periods of low demand. Other customers may use railcars for short-term storage.

         The Manager estimates that the average useful life of a railcar is approximately 30 years. The useful life is affected by a number of factors such as the commodity carried, structural components and market dynamics. A railcar's projected useful life will be taken into account when establishing the initial lease rate under a Sublease. Generally, newer railcars will be leased at higher rates than older railcars. However, the age of a railcar is usually not determinative of its utility.

         The following table reflects the composition of the Company Fleet categorized by the type of product typically transported by the cars initially comprising the Company Fleet:

                   PRODUCT DISTRIBUTION AMONG COMPANY FLEET

                                                          PERCENT OF
                COMMODITY CARRIED      NUMBER OF CARS       TOTAL
                -----------------      --------------     ----------
                 Chemical               1,184                 48%
                 Petroleum                414                 17%
                 Agricultural             220                  9%
                 Mineral and other        309                 13%
                 Plastics                 316                 13%
                                        -----                ---
                                        2,443                100%
                                        =====                ===

         In certain instances, the past use of a railcar will determine the types of products that it can carry in the future. For example, industry and regulatory restrictions prohibit railcars from transporting food products if such railcars have previously transported products such as chemicals or fuel. However, such restrictions do not prohibit using railcars to transport chemical or fuel products if they were previously used to transport food products. Typically, clean or high-purity chemicals cannot be transported in a car that previously held petroleum. Cars can be reconfigured throughout their lives to take advantage of technological advancements or, within the restrictions described above, to change the type of commodity being carried.

CASUALTIES

         Historically, the impact of railcar casualties on the Manager's Fleet has been relatively small. The most common types of casualties are railroad accidents or derailments. Typical derailments result in minor railcar damage with little or no spillage of commodity. Upon the occurrence of a railroad accident, the Manager and the railroad will generally conduct a joint inspection of the resulting damage and consult to determine the extent of necessary repairs or, if a railcar is beyond repair, declare the railcar a total loss. If the accident has been caused by the railroad, once the Manager and the railroad reach agreement on the required repairs or agree to declare the railcar a total loss, the Manager will bill the railroad in accordance with AAR rules, which set forth rate schedules for repairs and reimbursement of total losses. Railroads are required to reimburse owners of totally destroyed railcars based on a depreciated value established by the AAR. Such depreciated value may not be sufficient to pay the Stipulated Loss Value with respect to an Equipment Unit. See "The Leases--Events of Loss." In most instances, the liability for casualties rests with a railroad. In other instances the liability will be allocated between the railroad and other participants, including the Manager, with the method and proportion of the allocation dependent upon the specific facts and circumstances of each instance. See "Casualty Experience of the Manager's Fleet" below.

         Because the railroads generally reimburse the Manager for damaged or destroyed railcars, it has not filed a property insurance claim with respect to a damaged or destroyed railcar since 1974. Set forth below is historical casualty experience (total loss of individual railcars) for the Manager's Fleet for the years ended December 31, 1993 to December 31, 1997. In isolated instances, a customer or other third parties may be responsible for damage to, or total loss of, a railcar, and is billed accordingly. The Manager believes that such instances, combined with instances where the Manager itself is liable, account for a very small percentage of the Manager's casualty experience. For a discussion of the Manager's liability incurred in connection with railcar accidents, see "The Manager--Recent Developments of the Manager." While the Company expects its casualty experience with respect to the Company Fleet to be similar to that of the Manager with respect to the Manager's Fleet, there can be no assurance that the casualty experience of the Company Fleet will be consistent with the historical experience of the Manager's Fleet.

                  CASUALTY EXPERIENCE OF THE MANAGER'S FLEET
                            (TOTAL RAILCAR LOSSES)

                                                       1997    1996    1995    1994   1993
                                                       ----    ----    ----    ----   ----
Casualty Cars.......................................    153     153     136     141     108
Total Number of Cars in Manager's Fleet............. 70,689  66,775   4,866  59,808  55,763
Casualty Cars as a Percentage of Manager's Fleet....   0.22%   0.23%   0.21%   0.24%   0.19%

                           RAILCAR LEASING INDUSTRY

OVERVIEW

         The railcar leasing industry has experienced steady growth in the last decade. As of December 31, 1997, railcar ownership in the United States was split predominantly between the railroads and private railcar owners, with railroads owning approximately 690,000 railcars and private companies owning approximately 700,000 railcars. Railcar leasing companies participate primarily in the tank car and covered hopper car segments. There were approximately 226,000 tank cars and 380,000 covered hopper cars in use in the United States as of December 31, 1997.

         Full service lessors own approximately 72% of the nation's tank car fleet. As of July 1, 1997, the approximate percentage of tank cars owned in the United States by GATC, Union Tank Car, GE Railcar, ACF and Trinity was 27%, 21%, 16%, 2%, and 2%, respectively. Tank cars represent a specialized segment of rail transportation and, as such, both railroads and shippers have relied on full service lessors for their needs. Railroads have generally avoided owning tank cars because, among other things, tank cars are relatively expensive, railroads generally do not have the facilities or the requisite expertise to maintain and manage tank cars and tank cars make relatively fewer revenue trips annually than other types of railcars.

         Based on number of tank cars, GATC is the largest full-service tank car leasing and management company in the United States and in North America with 100 years of experience in the business. Historically, GATC, Union Tank Car and ACF have been involved in specialty railcars such as tank cars and have offered customers similar types of railcars. GE Railcar has historically offered a broader, less specialized spectrum of railcars. In March 1997, GE Railcar entered into a long-term lease agreement to manage a substantial portion of ACF's railcar fleet.

         The Manager estimates that full service lessors account for approximately 36% of the covered hopper fleet in the United States. As of July 1, 1997, the approximate percentage of covered hopper cars owned by GATC, Union Tank Car, GE Railcar, and ACF was 3%, 2%, 19%, and 3%, respectively. The covered hopper market includes a variety of car types including grain type cars, plastic pellet cars and cement cars. The railcar industry classifies covered hoppers by unloading systems which include pneumatic, fluidized, and gravity unloading.

         Demand for railcars is primarily driven by industrial production and economic growth. The principal customers of the full service railcar leasing companies are large industrial companies that ship and use food, chemicals, petroleum and other commodities. For 1997, approximately 54% of GATC's railcar leasing revenue was attributable to shipments of chemical products, 21% to petroleum products, 18% to food products, 6% to minerals and 1% to other products.

         A key factor affecting the demand for railcar leasing is a preference among certain businesses for leasing rather than owning railcars. There are several advantages to leasing railcars, including off-balance sheet financing, flexibility in increasing or decreasing railcar fleet size, reduction or elimination of the management of railcars, elimination of the monitoring of regulatory requirements and reduction of administrative costs.

         Generally customers in the railcar leasing industry do not maintain exclusive relationships to lease railcars from one company. Customers often prefer to have flexibility in meeting their railcar needs. The principal competitive factors in the railcar leasing industry include price, service and availability of railcars meeting customer specifications.

REGULATION OF THE RAILCAR LEASING INDUSTRY

         The primary regulatory and industry authorities involved in the regulation of the railcar industry are the Department of Transportation ("DOT"), including the Research and Special Programs Administration (the "RSPA") and the Federal Railroad Administration (the "FRA"), both of which are divisions of DOT; and the AAR (together with DOT, RSPA and FRA, the "Regulators").

         The primary agencies with regulatory authority over commodities shipped in tank cars and tank car design are DOT and the AAR. The AAR is not a government agency but an industry trade association of the railroads which establishes standards and specifications for railroad operations. Many of these standards and specifications have been incorporated into DOT regulations. The AAR also has its own enforcement teams and inspectors that work in conjunction with DOT field inspectors to ensure compliance with requirements.

         The FRA has regulatory authority over railroad train operations in the United States and regulates the safety of railroad equipment, tracks and operation. The FRA creates rules which govern train equipment, braking systems and safety appliances. Compliance with the rules of FRA and RSPA are monitored through a network of regional field inspectors.

         All commodities transported in tank cars fall into one of two broad categories, "hazardous" or "non-hazardous." RSPA has regulatory authority over the movement of hazardous materials in the United States and creates rules pertaining to packaging and transportation requirements for hazardous materials (regardless of the mode of transportation). The rules created by RSPA affect the design of tank cars and the equipment permitted to be installed on tank cars. RSPA's rules are enforced by FRA field inspectors. Hazardous materials transported in covered hopper cars are generally packaged in drums. As a result, the railcar itself does not contain the hazardous materials and is therefore not subject to the same rules as tank cars carrying similar materials.

         In addition to DOT regulations for governing the shipment of hazardous materials, the AAR also has tank car specifications covering the shipment of both hazardous and non-hazardous commodities. These specifications are published by the AAR under the direction of the AAR Tank Car Committee and cover many aspects of tank car design, including welding, materials, fittings, repairs, testing, and stenciling or marking of the tank cars.

         From time to time, the Regulators will issue regulations requiring certain improvements designed to increase safety in the industry ("Required Modifications"). These regulations are of two types. The first type involves improvement programs mandated by DOT. DOT pronouncements have tended to require modifications to a large number of railcars. DOT is governed by the Administrative Procedures Act under which there is a statutory process DOT must follow in implementing a new regulation. Timing from original proposal of such regulation to adoption has historically ranged from 18 months to 4 years. It is the Manager's experience that participants in the railcar leasing industry have input in this process, either directly or through a railcar leasing lobbying specialist. Additionally, in the Manager's experience, affected parties can sometimes negotiate with DOT as to preferred effective dates and implementation periods.

         The second type of Required Modifications are those instituted by the AAR. The AAR is not a government agency and, therefore, is not subject to the same procedural requirements as DOT. As a result, in the Manager's experience, participants in the railcar leasing industry have had less input into the process as compared to the more formal process pursuant to which DOT regulations are promulgated. Further, AAR pronouncements generally have had shorter proposal to adoption times, and allow little latitude for industry participants in terms of implementation. AAR pronouncements have tended to affect only certain classes of cars, and generally have required inspection of such railcars.

     Three recent pronouncements issued by the Regulators have been directed to the types of railcars carrying or capable of carrying hazardous materials and limiting the types of railcars which can carry hazardous materials. The first rule, HM175A, sets forth crash worthiness requirements for tank cars. The rule became effective on July 1, 1996 and will be phased in over a ten-year period. The second rule, HM201, also became effective on July 1, 1996 and will be implemented in two steps the first of which begins on October 1, 1998 and the second begins on July 1, 2000. HM201 sets forth new requirements for the inspection and periodic requalification of tank cars. The new requirements define six tests which must be performed on a periodic basis during the life of the car to insure that the car may continue in service. The third rule, AAR Rule 88B, requires a thorough inspection and, if required, repair of the railcar structure. This inspection includes body bolsters, center sills, crossbearers, draft gears systems, end sills and trucks. Rules 88B and HM201 will apply to the Company Fleet; the Company Fleet is already in compliance with HM175A.

     In addition to the regulations described above, companies in the full service railcar leasing industry are subject to various regulations regarding air, water, solid waste, hazardous and toxic materials and noise pollution by applicable agencies of the federal government and those states in which they do business. The Manager, on behalf of the Company, is required under the Management Agreement to conduct the Company's operations in compliance with applicable laws and regulations, including environmental regulations. See "Environmental Matters." The Manager's policy is to monitor and actively address environmental concerns in a responsible manner.

ENVIRONMENTAL MATTERS

     The transportation by railcar of certain commodities raises potential risks in the event of a derailment, spill or other accident. Generally, liability under existing Federal, state and local laws in the United States for such an event depends upon the negligence of a party, such as the railroad, the shipper or the manufacturer of the railcar, unless the commodities being shipped are inherently dangerous in which case strict liability concepts may be applicable. Liability in the event of a spill or other accident that results in the exposure of persons or property to dangerous or toxic materials can result in the assessment of monetary damages for personal injury, property damage, emotional distress, lost profits and, in certain circumstances, punitive damages. Under a negligence theory it would be unlikely that the Company, as lessee under the Leases and sublessor under the Subleases, would have any liability for damages for such an occurrence unless the fault was found to have arisen in the performance of those maintenance and similar obligations retained by the Company under its Subleases and performed on its behalf by the Manager under the Management Agreement (although the Company has agreed to indemnify the Owner Participants, the Owner Trustees, the Indenture Trustees and the Pass Through Trustee against environmental liabilities arising out of the operation or use of the Equipment Units). However, liability under many Federal and state environmental laws is based on strict liability concepts which would, in certain circumstances, place liability upon the Company for such an event.

     The principal Federal statute governing liability for releases of hazardous substances into the environment is the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). CERCLA authorizes the Environmental Protection Agency ("EPA") to undertake investigation and cleanup, and to seek recovery from responsible parties of costs it incurred in connection with such investigation and cleanup, or to require responsible parties to themselves undertake investigation and cleanup of contamination when there has been release of "hazardous substances" into the environment. CERCLA also authorizes certain private parties to recover investigation and cleanup costs for releases of "hazardous substances." Damages for injury to or destruction or loss of natural resources may also be assessed against responsible parties. Costs under CERCLA for investigation and cleanup of contamination, or for damages to natural resources can be significant. Most states have laws similar to CERCLA.

     CERCLA liability is imposed on "responsible parties," including the current "owner and operator" of a facility, persons who arrange for the treatment, disposal or transport of hazardous substances, transporters of hazardous substances and persons who owned or operated the facility at the time of the release. Railroad rolling stock is a "facility" for purposes of CERCLA and a "release" is broadly defined to cover nearly any discharge of a hazardous substance into the environment. Liability under CERCLA is strict (meaning liability is assigned without fault) and joint and several. The defenses under CERCLA have been narrowly construed and are difficult to prove. Thus, the intent and operation of CERCLA puts an owner or lessee of a railcar at risk of strict joint and several liability for cleanup costs and natural resource damages in the event of a release from the car.

     The term "hazardous substance" under CERCLA does not include petroleum, natural gas or their fractions, although many comparable state laws do include such substances. Oil spills into or upon "the navigable waters or adjoining shorelines" are covered by the Oil Pollution Act of 1990. The Oil Pollution Act, which also covers discharges from railroad rolling stock, is in many respects similar to CERCLA though limited to discharges into water.

     The Company currently has liability insurance policies in place which it believes would be adequate to protect it in the event of a sudden and accidental release giving rise to an environmental claim. There can be no assurance, however, that such insurance coverage will continue to be made available to the Company. In addition, to the extent that any such environmental claim would arise out of the fault or negligence of GATC as Manager of the Units (or at a facility owned or controlled by the Manager), GATC has agreed under the Management Agreement to indemnify the Company against any such liabilities. For a discussion of a recent development relating to GATC's liability experience with the Manager's Fleet, see "The Manager--Recent Developments Relating to the Manager."


                                 THE SUBLEASES

GENERAL

     The information set forth below with respect to the Subleases, including, without limitation, information regarding lease rates, demand for Equipment Units, Sublease renewal and other customer preferences is based on the historical experience of the Manager in the management of the Manager's Fleet.

     The Subleases relating to the Company Fleet were originated by GATC with certain of its customers and, on the Closing Date, will be contributed to the Company by GATC, the Company's sole stockholder. New Subleases entered into by the Company will be arranged by the Manager pursuant to the Management Agreement using marketing systems and procedures substantially identical to those otherwise used by the Manager for the Manager's Fleet. Under such procedures, railcars are leased to a customer pursuant to a car service contract which specifies general terms applicable to the sublease of all Equipment to be leased to such customer and one or more riders entered into from time to time which describe the specific Equipment Units to be leased by the customer, together with the applicable term and lease rates applicable to such Equipment Units (each a "Rider" or "Riders"), which together form a Sublease. Customers are invoiced monthly in advance. The Subleases are primarily "full service" leases in that the Company is responsible for maintaining and servicing the Equipment, paying applicable ad valorem taxes and providing many ancillary services to the customers. The level of service provided under each Sublease may vary by customer. Further, the Company (and the Manager on its behalf) may in the future offer fewer or additional services to the Sublessees in accordance with changes in industry practice or the Company's policies. All of these services, together with all invoicing, collection and record keeping with respect to the Subleases and the Equipment, will be provided on the Company's behalf by the Manager pursuant to the Management Agreement. See "The Management Agreement."

TERM AND RENEWAL

     The Manager typically leases new railcars to its customers for a term of five years or, in connection with the lease of certain specialized railcars, up to 10 or more years, with initial renewals typically being entered into for an additional five-year term. Some subleases may allow for an early return of the car under "early-out" options. In addition, under certain circumstances, customers may be permitted to return cars earlier than provided under the contractual lease terms if the Manager has an equivalent or better use for the car or on the basis of subsequent negotiations of early termination terms. Subsequent renewals and leases of used railcars are typically for periods ranging from less than a year to seven years, with an average renewal term of about three years. The renewal rate (the percentage of railcars for which expiring subleases are renewed with the same customer) for the Manager's fleet historically has been between 58% and 64%. Each Equipment Unit in the Company Fleet was manufactured by and acquired from Trinity during 1997 or 1998, and the entire Company Fleet is subject to Subleases.

     The initial Sublease terms average 5.7 years without taking into account the exercise of any "early-out" option and 5.3 years assuming the exercise of "early-out" options. As of [May 31, 1998], the average remaining term for all Subleases with respect to the Company Fleet was approximately 5.2 years without taking into account the exercise of any "early-out" options and 4.8 years assuming the exercise of "early-out" options. As of [May 31, 1998], 13% of the

Subleases contained "early-out" options. The range of the Sublease terms with and without the exercise of the "early-out" options follows:

                     INITIAL SUBLEASE TERM STRATIFICATIONS

                                        NUMBER OF EQUIPMENT UNITS
                                        -------------------------
                    TERM                 FULL TERM    EARLY-OUTS
                    --------------      -----------  ------------
                    1 year .........           1           148
                    2 years ........           0            43
                    3 years ........          29           148
                    4 years ........         160             9
                    5 years ........       1,809         1,680
                    6 years ........           0             5
                    Over 6 years ...         444           410

     GATC currently uses a centralized asset management process in conjunction with a national sales force which together enable the Manager to allocate existing railcars to meet demands in various industries in an effort to ensure a high percentage of renewals and assignments and to locate new customers. Under the centralized asset management process, each Sublease will be examined one to two years prior to expiration for certain factors, including among other things, type of railcar, type of commodity or product transported and the customer's industry. This information allows the Manager to manage and allocate the future Subleases of a particular railcar type and minimize idle time. Ninety days prior to expiration, a Sublease will be examined again to quote renewal pricing. During this 90-day period, a higher short-term rate is established by the Manager which may be automatically charged to the customer 60 days after expiration of the Sublease term unless the railcar is returned or the Sublease renewed. Concurrently with securing renewals, the Manager's sales force seeks to meet new market demands for railcars.

     For most customers, the decision whether to renew a Sublease is based on a combination of need, convenience and price. While the customers' specific needs and lease economics will be principal factors, customers have an incentive to renew their Subleases in that failure to do so will require that each Equipment Unit be cleaned prior to return, resulting in a period of overlap during which the customer must pay for the new Equipment Unit while cleaning and transporting the old Equipment Unit. In addition to the required cleaning of Equipment Units, upon return each Equipment Unit is inspected and made ready for assignment to another customer. In certain instances an Equipment Unit may be leased "service to service," in which case the Equipment Unit is transported from one customer to another without spending time in a maintenance facility for inspection and maintenance. Some customers prefer to rent used equipment, for which lease rates tend to be lower and lease terms may be more flexible, while others prefer new cars. Pursuant to the Management Agreement, the Manager will undertake to remarket the Equipment Units with respect to which the related Sublease has expired or been terminated.

     As of December 31, 1997, the utilization rate for the Manager's Fleet was 96.4% and the utilization rate for all railcars owned or leased by the Manager (including those in Canada and Mexico) was 95.8%. A portion of the Manager's Fleet may remain idle (i.e., not subject to a sublease) at any time. Set forth below is the historical year-end utilization for all railcars owned or leased by the Manager (including those in Canada and Mexico) from 1979 through 1997, showing the percentage of all railcars owned or leased by the Manager (including those in Canada and Mexico) subject to a sublease. While the Company believes that utilization rates for the Company Fleet will be similar to those of the Manager's Fleet at any particular time, there can be no assurance that the actual utilization rates for the Company Fleet in the future will be consistent with the historical experience of the Manager's Fleet.

                    YEAR-END UTILIZATION PERCENTAGE FOR ALL
                   RAILCARS OWNED OR LEASED BY THE MANAGER*

                             [GRAPH APPEARS HERE]

_________________
* Including those in Canada and Mexico.

SUBLEASE RATES

     The sublease rate with respect to each Sublease is established at the commencement of the related Sublease term. As of the Closing Date, all of the Equipment will be subject to Subleases. After the initial Sublease terms have expired, the Manager will establish renewal sublease rates for those Equipment Units for which the related Subleases are renewed and new sublease rates for Equipment Units that are assigned. While the initial sublease rates with respect to each Sublease will remain in effect through the initial (or current) Sublease term, renewal sublease rates are determined at the time of renewal, and are based primarily on (i) the initial sublease rate, (ii) market strength,
(iii) customer demand, and (iv) the age of the applicable Equipment Unit. It has been the experience of the Manager that sublease rates generally increase with inflation and decrease with the aging of a railcar. However, sublease rate increases resulting from inflation have generally exceeded reductions in sublease rates resulting from aging.

     The initial Sublease rates average $618 per month per Equipment Unit and are distributed as follows:

                     INITIAL SUBLEASE RATE STRATIFICATION

                          LEASE RATE        # OF CARS
                          ----------------  ---------
                          Less than $500           81
                          $500-$599             1,167
                          $600-$699               676
                          $700-$799               474
                          $800 and over            45
                                                -----
                          Total..............   2,443
                                                =====

     Although there has been some correlation between industry growth and demand for railcars, the relationship is not linear. Increased production in a given industry may lead to increased demand by such industry for Equipment Units, resulting in upward pressure on applicable sublease rates. However, this pressure may be offset by lack of growth (or contraction) in other industries, in which case the demand for Equipment Units would not increase significantly. Similarly, if overall industry growth is anticipated by the railcar industry and supply is increased accordingly, sublease rates are not likely to increase. Additional factors affecting sublease rates in any given period are the number of railcars with expiring subleases in such period and the nature of such railcars.

     In order to continually monitor the strength of the railcar leasing market as well as industry supply and demand, the Manager currently conducts periodic market analyses including a comparison of industry-wide railcar registrations (the AAR requires such registration for all railcars to be moved in interchange service) versus registration trends in previous years, and a review of the level of order inquiries received by the Manager. The Manager's sales representatives assist in the monitoring process through regular interaction with customers. Since the Manager's market share typically does not change in a material fashion from month to month, the Manager believes these inquiries generally reflect overall market demand. The Manager believes that the combination of its analyses and the information obtained through its sales network allows it to develop a fair assessment of the state of the railcar leasing market at any time.

RENTAL PAYMENTS

     Rental payments under the Subleases commence upon delivery of the related Equipment Unit to the customer and continue to accrue (subject to Rent Abatement, as defined herein) until such Equipment Unit is returned to the Company in accordance with the terms of the Sublease. Delivery to a customer is usually deemed to occur (i) with respect to an Equipment Unit not in the customer's service, upon acceptance by a railroad of instructions to forward such Equipment Unit to a destination point designated by the related customer and (ii) with respect to an Equipment Unit already in the customer's service under an expiring Sublease or a Sublease being terminated by the new Sublease, immediately upon the expiration or termination, as the case may be, of such Sublease. Under the terms of the Sublease (i) each customer is required to inspect any Equipment Unit delivered within five days after receipt at the destination point designated by such customer, and (ii) failure of such customer to promptly report to the Manager any defect in such Equipment Unit constitutes acceptance of such Equipment Unit by such customer. An Equipment Unit will usually be deemed to have been returned to the Company upon release of such Equipment Unit by the customer to a forwarding railroad within the continental United States in accordance with instructions to such customer from the Manager. If a Sublease is not renewed and the Equipment Unit not returned within 60 days of expiration, the Sublease may be deemed by the Manager to have been converted to a month-to-month term at a monthly lease rate established by the Company and quoted to the customer prior to the expiration of the related Sublease term.

     Rental payments under the Subleases are billed monthly in advance. Although initially most of the Company's customers will also be customers of GATC under separate railcar leases with GATC, the terms of the Subleases prohibit any right to setoff obligations owing by any customer to the Company against obligations owing by GATC, as lessor, to such customer, including any Railroad Mileage Credits (as defined herein) or Rent Abatements. Notwithstanding the foregoing, some customers may net payments and offset between railcars leased from GATC and Equipment Units leased from the Company, in which case the Manager will reconcile the related account as described under "Collection and Application of the Company's Cash Flows-- Collection of Sublessee Payments." Customers may net Railroad Mileage Credits owed to them by the Company against rental payments due under their Subleases.

     If a physical alteration or modification to any Equipment Unit is required by the AAR or any government, agency, group or committee exercising authority over the design or operation of any Equipment (any such alteration or modification, a "Required Modification"), the Manager will perform, or have a third party perform, such Required Modifications and the Manager may require, as is currently allowed under the Sublease, the customer to pay to the Company as additional rent an amount equal to the greater of (i) $1.50 per Equipment Unit per month for each $100 per Equipment Unit cost to perform such Required Modification and (ii) such additional monthly charge that will cover the cost of such Required Modification (including the Company's then current cost of money) over the estimated life of such Required Modification of the Equipment Unit.
Any such charges become effective upon the date of acceptance by a railroad of instructions to forward such Equipment Unit to the related customer upon completion of the Required Modification. Rental charges with respect to any Equipment Unit related to such alteration or modification are not subject to abatement as described below.

RAILCAR MAINTENANCE AND MODIFICATIONS

     A railcar may require running repairs throughout its life to ensure safe operation. These repairs may be undertaken by a railroad when the car passes through interchange or by a mobile repair unit which can travel to the railcar location.

     Maintenance costs historically have been very low during the first five to eight years, until the railcar requires its first "major shopping", and increase somewhat thereafter. A major shopping may require routine maintenance such as truck and underframe work, component repair or replacement, airbrake work and periodic painting. Various railcar regulations require scheduled testing as well, including tank and safety valve testing. While a railcar is in a service center, Required Modifications or Optional Modifications may also be performed. Required Modifications are the consequences of rules and regulations promulgated by the Regulators, such as the AAR or the DOT, to enhance the safety record of railcars. These rules require that, if applicable, the railcar be modified as a condition of continued use or operation. Optional Modifications are requested by a specific customer or may be programs determined by the Manager designed to enhance the marketability of the railcar.

     Equipment Units are expected to be routed for maintenance under the following conditions: (i) the Manager will generally be contacted by a customer when it requires work to be performed on specified Equipment Units; (ii) the Manager may require Required Modifications testing to be done with respect to an Equipment Unit; (iii) the Manager may repair an Equipment Unit between Subleases; and (iv) railroads will make running repairs as Equipment Units pass through interchange.

RENT ABATEMENTS; DAMAGE

     In certain circumstances, customers whose Equipment Units are being serviced will not be required to pay rent on such Equipment Units for such service period (a "Rent Abatement"). Rent Abatements during maintenance apply whether the Equipment Unit is serviced at a facility run by the Manager or a third-party. Once the Manager determines the actual amount of idle time as a result of the related occurrence, the abatement may be adjusted and the customer invoiced accordingly. Rent Abatement for any Equipment Unit subject to a Sublease is adjusted or not granted, however, when such Equipment Unit is out of service (a) due to damage to such Equipment Unit for which the customer is responsible under the terms of the Sublease, (b) for lining application, maintenance, renewal or removal for which the customer is responsible, (c) during periods of delay in forwarding such Equipment Unit to a facility designated by the Manager where such delay is caused by the customer, (d) for work, other than normal maintenance, performed at the request of the customer,
(e) for any Required Modification or (f) when the customer has not caused the Equipment Unit to be properly cleaned in accordance with the terms of the Sublease.

     Under the Subleases, each customer is responsible for any loss of or damage to any Equipment Unit or any part thereof caused by the commodity contained therein or incurred in the process of loading or unloading such commodity or when abuse is evident, or caused by the chemical environment in which such Equipment Unit is loaded, unloaded or stored. Generally, each customer is also responsible for any risk of loss of, damage to, or destruction of any Equipment Unit, or part thereof, occurring while such Equipment Unit is located upon private tracks or premises (i.e., tracks or premises owned or leased by an entity other than a railroad), other than those of the Manager or an affiliate thereof. Each customer is further responsible for the cost of the interior lining of any Equipment Unit and must renew and maintain all such linings throughout the term of the Sublease. Upon expiration or termination of the related Sublease, all linings generally must be removed prior to return of the Equipment to the Company.

REMEDIES UPON DEFAULT

     Upon the failure by any customer to perform any of its obligations under a Sublease, the Company may (a) without notice or demand terminate such Sublease with respect to any or all of the Equipment Units subject thereto and take possession of any or all of such Equipment Units, (b) upon seven days prior written notice to the related customer, change the term of the related Sublease to a month-to-month term, subject to termination thereafter by either the customer or the Company upon 10 days prior written notice, or (c) permit the related customer to retain possession of any or all of the Equipment Units subject thereto provided that such customer must (i) within five days after written notice from the Company, cure any and all defaults under such Sublease, and (ii) within such five-day period, provide to the Company adequate assurances (including collateral security) of future performance under such Sublease. Each Sublease is, by its terms, subordinate to the related Lease.

USE OF EQUIPMENT

     Without the prior written consent of the Company, the Subleases provide that Equipment may not be utilized in unit train service, nor shall the average loaded mileage of all Equipment subject to a Sublease exceed 18,000 miles during any calendar year. Equipment Unit use is further limited to the continental United States, Canada and Mexico. Each customer is responsible for all taxes and duties, and for complying with all governmental requirements arising out of any Equipment Unit leaving, being outside of or returning to the continental United States. Pursuant to the terms of each Lease, there are certain restrictions on the Company's use of the Equipment Units outside the continental United States and upon subleasing Equipment Units to Canadian or Mexican Sublessees. See "The Leases--Restrictions on Subleases."

RAILROAD MILEAGE CREDITS

     Railcars are required to carry a "mark" intended to designate the owner of such railcars. Railroad Mileage Credits are cash credits the registered owners (based on the "marks" thereon) receive from the railroads based on railcar mileage. Since the tariffs charged by most railroads include the railroads' "imputed" or "assumed" cost of the railroad owning the railcars, the Railroad Mileage Credits represent the "assumed ownership" portion of the tariff to the registered owners of the railcar "marks" (whether or not the railcar is leased or owned by the owner of the related "marks"). This "assumed ownership" portion of the railroad tariff is based in part on the original cost of the related railcar. Accordingly, more expensive tank and covered hopper cars, based on original cost, receive higher Railroad Mileage Credits than older or less expensive railcars. Railroad Mileage Credits are determined by the railroads, which track the mileage of railcars based on the markings on such railcars. Under the terms of the leases GATC enters into with its customers and under terms of the Subleases, GATC and the Company, respectively, agree to pay to their customers all payments in respect of Railroad Mileage Credits with respect to the related railcars or Equipment Units. At or prior to the Closing Date, GATC's railcars and the Equipment will be "marked" with marks registered with the AAR in the name of the Marks Company. Payments in respect of Railroad Mileage Credits for GATC's customers and the Company's customers will be paid to the Marks Company. These payments will then be allocated between GATC and the Company in accordance with the respective railcars in the Company Fleet and the Manager's Fleet. GATC, as Manager will, in turn, credit such payments under the applicable Sublease against the Sublessee's account resulting in a reduction of the amount due from such Sublessee. Sublessees may either apply the amount of the credit to the amount due under their respective Subleases or request payment of the amount of such credit. See "The Management Agreement" and "Collection and Application of the Company's Cash Flows--Collection of Railroad Mileage Credits."

     Movement information with respect to each Equipment Unit is provided to GATC, as servicer for the Marks Company, by the railroads. The Company will agree to use its best efforts to collect Railroad Mileage Credits as paid by the railroads to the Marks Company for all car movements during the term of each Sublease and to credit such amounts to the related Sublessee's account. From time to time a railroad may also assess certain charges on the Equipment to the Marks Company as owner of the marks. Any such charges imposed by a railroad against the Marks Company with respect to the Equipment will be paid by the Manager as a reimbursable item under the Management Agreement.

INDEMNIFICATION OF THE COMPANY

     The terms of the Subleases require each Sublessee to indemnify the Company from and against any and all liabilities, charges, costs, losses, damages, expenses or demands (including reasonable attorneys' fees and court costs) (together, "claims") made against the Company or which the Company may incur arising out of such Sublessee's failure to comply with the terms and conditions of a Sublease, unless (i) such claim results directly from the negligent act or omission of the Company or (ii) such claim is a claim for which one or more railroads is responsible and has satisfied such responsibility.

     The Subleases also require each Sublessee to indemnify the Company from and against any and all claims made against the Company or which the Company may incur resulting from (a) any condition which was, or should have been, determined upon visual inspection by the Sublessee of any Equipment Unit prior to the loading of such Equipment Unit, (b) any loss of or damage (including corrosion damage) to any Equipment Unit or any part thereof caused by the commodity contained therein or incurred in the process of loading or unloading such commodity, or caused by the chemical environment in which such Equipment Unit is loaded, unloaded or stored, unless such claim results directly from the negligent act or omission of the Company, and (c) any claims made against the Company or which the Company may incur arising out of any taxes, duties or compliance with any governmental requirements arising out of any Equipment Unit leaving, being outside of or returning to the continental United States.

TAXES

     If the railcar is subject to a "full service" lease, the applicable Sublease currently requires the Company to pay all ad valorem property taxes levied upon the related Equipment Units and to file all necessary returns and reports for such taxes. Each Sublessee must pay, cause to be paid or reimburse the Company for all other taxes, including but not limited to sales, use, rental, gross income and excise taxes (except net income taxes) as may be levied or assessed against the Company or the Sublessee in connection with such Sublease, or arising out of any sale, lease, rental, use, operation, ownership, payment, shipment or delivery of any related Equipment.

     Currently [34] states and 3 Native American tribes tax railcars on an ad valorem (according to value) basis. The Manager is responsible for the filing of returns, payment of taxes and, when necessary, contesting such taxes in an appropriate forum in connection with the Company Fleet. Although the railcars' owners (for tax purposes) are responsible for payment of taxes, the taxing authorities levy the taxes on the owner of the marks on the individual railcars. Accordingly, all ad valorem taxes with respect to the Equipment will be assessed to the Marks Company, and GATC, as servicer of the Marks Company, will apportion the taxes allocable to the Equipment and bill the Company. As the ad valorem taxes cannot readily be traced to individual Equipment Units, the Company will, under the Management Agreement, reimburse the Manager for its proportionate share of the taxes assessed on the Company Fleet as a percentage of the Total Managed Fleet.


                                THE SUBLESSEES

     The Company's customers will initially use its Equipment to ship a wide variety of different commodities, primarily chemicals, petroleum, food products and minerals. Many of these products require cars with special features; the Company offers a variety of sizes and Car Types to meet these needs. See "-- Description of the Equipment." At closing, the Company will be leasing Equipment to approximately [80] customers, including major chemical, petroleum, food and agricultural companies. Based on the Subleases currently in effect, no single customer will initially account for more than 6% of the Company's total railcar leasing revenue.

     All of the Company's customers are, or were, prior to the contribution of the Subleases by GATC to the Company, customers of GATC. The Company's customer base will vary over time as Subleases expire or are terminated and the related Equipment Units are re-leased to other current customers of the Company and of GATC or new customers. [As of the Closing Date, approximately 48% of the Company's customers will be engaged in the chemical products industry, 17% in the petroleum products industry, 9% in the food products industry, 13% in the plastics industry and 13% in the mineral industry.] For 1997, approximately 54% of GATC's railcar leasing revenue was attributable to customers in the chemical products industry, 21% to the petroleum products industry, 18% to the food products industry and 7% to other industries. There can be no assurance that the Company's customer base will be comparable to that of GATC. See "The Leases--Restrictions on Subleases" regarding subleases to Canadian or Mexican Sublessees.

     On the Closing Date the Company's Sublessees will consist of entities rated by S&P and/or Moody's (or, in certain instances, entities whose parents are rated by S&P and/or Moody's) as well as unrated entities. Parent companies of Sublessees may not have guaranteed the obligations of their subsidiaries. All new customers will be subject to prior credit approval, while in the case of Sublease renewals existing customer approval will be based on the size of such entity, payment history and the number of Equipment Units to be leased. All credit approval, processing and reviewing of the Company's customers is the responsibility of the Manager under the Management Agreement. The Manager typically obtains Dun & Bradstreet reports ("D&B") and other financial information (including audited financial statements when available) for all new customers. If a new customer is a privately held company and sufficient financial information is not publicly available, the Manager will contact other creditors of such company to discuss its credit history. In some instances, even if the Manager is satisfied with the results of discussions with other creditors, financial information may still be requested from the customer. In cases where the financial condition of a customer is not as strong as the Manager desires, a security deposit of from 3 to 6 months rent may be required, subject to the marketability of the Equipment Unit to be leased, as described below. During sub-optimal market conditions, the Manager may become more flexible in its credit requirements with respect to leasing the Equipment, so as to maximize utilization. Set forth below are the ratings concentrations, by number of Equipment Units, as of June 1, 1998, for the Sublessees or their parents, as applicable.

                          RATINGS OF SUBLESSEES/(1)/
                              AS OF  JUNE 1, 1998

              MOODY'S                               S&P
-----------------------------------  ---------------------------------
          # OF    % OF                       # OF    % OF
RATING    CARS   TOTAL   CUMULATIVE  RATING  CARS   TOTAL   CUMULATIVE
--------  -----  ------  ----------  ------  -----  ------  ----------
Aaa           2    0.1        0.1    AAA        32    1.3        1.3
Aa1          28    1.1        1.2    AA+        15    0.6        1.9
Aa2          62    2.5        3.7    AA         60    2.5        4.4
Aa3         325   13.3       17.0    AA-       253   10.4       14.8
A1           45    1.8       18.8    A+         38    1.6       16.4
A2           61    2.5       21.3    A          68    2.8       19.2
A3          253   10.4       31.7    A-        242    9.9       29.1
Baa1       12.5    5.1       36.8    BBB+       50    2.0       31.1
Baa2        271   11.2       48.0    BBB       192    7.9       39.0
Baa3         15    0.6       48.6    BBB-      203    8.3       47.3
Ba1          47    1.9       50.5    BB+        35    1.4       48.7
Ba2          73    3.0       53.5    BB          0      0       48.7
Ba3         211    8.6       62.1    BB-       287   11.7       60.4
B1            0      0       62.1    B+         37    1.5       61.9
B2          170    7.0       69.1    B          47    1.9       63.8
B3            0      0       69.1    B-         25    1.0       64.8
NR          755   30.9      100.0    NR        860   35.2      100.0
          -----  -----      -----            -----  -----      -----

 Total    2,443  100.0%        --            2,443  100.0%        --
          =====  =====      =====            =====  =====      =====

_____________
(1) For unrated Sublessees whose parent companies are rated, the ratings set forth are those of the rated parent. There can be no assurance that the ratings assigned to the parent are reflective of the creditworthiness of the Sublessee.

     The Manager will conduct an annual credit review that will usually be limited to Sublessees with a delinquent payment history. Such review generally will consist of reviewing the D&B reports for such Sublessees and the periodic "flagging" of delinquencies greater than 90 days. Certain customers seeking to increase significantly the amount of their monthly obligations to the Company will be reviewed more closely, similar to the process employed for new customers, while the highly rated Sublessees and those with good payment histories will require a less detailed review.

     The Manager's experience has been that repossession of an Equipment Unit is rarely necessary, seldom exceeding 50 railcars per year in the Manager's Fleet. Although the Company expects similar collection and repossession experience to that of the Manager's Fleet, there can be no assurance that the Company's collection and repossession experience with respect to the Company's Fleet will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

MANAGER'S DELINQUENCY AND WRITE-OFF EXPERIENCE; HISTORICAL RENT ABATEMENTS

     The following tables set forth certain information with respect to the amount of provisions for estimated writeoffs of the Manager in respect of its railcar lease receivables for its fiscal years ended December 31, 1993 to December 31, 1997 and for the period beginning January 1, 1998 and ended May 31, 1998 and the Manager's aging of its railcar lease receivables for the period beginning January 1, 1998 and ending May 31, 1998, and for its fiscal years ended December 31, 1993 to December 31, 1997. On the Closing Date, the Subleases will consist of Subleases originated by the Manager that have been assigned to the Company. There can be no assurance that the performance of the Sublessees under the Subleases will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

                    MANAGER'S FLEET RECEIVABLES WRITE-OFFS
                             (DOLLARS IN MILLIONS)

                                                        % OF LEASE
            PERIOD ENDING    LEASE REVENUE  WRITE-OFFS    REVENUE
            ---------------  -------------  ----------  -----------
            06/30/98......        $___        $_____        ____%
            12/31/97......         406         0.306        0.07%
            12/31/96......         391         0.913        0.23%
            12/31/95......         354         1.232        0.35%
            12/31/94......         318         0.604        0.19%
            12/31/93......         296         0.069        0.02%

         ACCOUNTS RECEIVABLE AGING OF MANAGER'S FLEET AS A PERCENTAGE
                             OF TOTAL RECEIVABLES
                            (DOLLARS IN THOUSANDS)

                                                NUMBER OF DAYS
                    -------------------------------------------------------------------
                       0-30 DAYS       31-60 DAYS       61-90 DAYS    OVER 90 DAYS/(2)/
                    --------------   --------------   --------------   ----------------
                             % OF             % OF             % OF             % OF      TOTAL
DATE                AMOUNT   TOTAL   AMOUNT   TOTAL   AMOUNT   TOTAL   AMOUNT   TOTAL   RECEIVABLES
----------          ------   -----   ------   -----   ------   -----   ------   -----   -----------
06/30/98..........  $______  ____    $_____   ____    $_____    ____   $_____    ____     $______
12/31/97..........   12,836  102.9    3,319   26.6       300     2.4   (3,928)  (31.0)     12,476
12/31/96..........   12,632   64.1    5,022   25.6     1,956     9.9       85     0.4      19,695
12/31/95..........   11,078   50.5    4,736   21.6     3,210    14.6    2,911    13.3      21,935
12/31/94..........    9,921   55.3    3,716   20.7     2,798    15.6    1,493     8.3      17,928
12/31/93..........    5,297   44.4    3,915   32.8     2,464    20.7      251     2.1      11,927

______________
(1) The receivables aging set forth above begins on the day that the related invoice was generated, typically the first day of a calendar month. The Manager invoices its customers in advance for the use of the railcar during that month.

(2) The credit balance for the period ending June 30, 1998 in the over 90 days past due column represents unapplied mileage credits paid to the manager by the railroads and passed on to customers in the form of invoice credits. Included as part of that net credit balance is [$2.95] million of accounts due from, or in dispute with, customers.

     The level of past due receivables has not resulted in a high level of write-offs (see prior table). The majority of write-offs by the Manager have not been the result of customer credit problems, but rather from billing disputes related to Rent Abatement, car receipt or release dates, customer liability, maintenance and cleaning charges, where a credit to adjust billing is being processed and will not result in the write-off of such amount. Customers from time to time dispute the railroads' calculation of mileage credit amounts as well as the Manager's allocation thereof, and often adjust their lease payments accordingly. From time to time, disputes arise over the number of days the applicable railcars were not in service due to discrepancies in effective dates, release dates and shipping dates. Rent Abatements result from GATC's policy not to charge its customers rent during the time that a railcar is not in use for certain maintenance conducted by the Manager. No Rent Abatements are granted when repairs or maintenance are conducted by customer initiated contract shop repairs, where the Manager is not properly notified in advance or for repairs that take approximately one day.

     Set forth below is historical Rent Abatement data for the Manager's Fleet for the years ended December 31, 1993 to December 31, 1997. The reduction in Rent Abatements over this period is due primarily to the reduction in the number of service center throughput days. Throughput days have decreased due to major upgrades at all of the Manager's U.S. service centers and the Manager's added focus on the scheduling and railcar repair process. The Equipment Units subject to the Subleases will be subject to Rent Abatements, and there can be no assurance that the Rent Abatement experience of the Company with respect to the Company Fleet will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

                          HISTORICAL RENT ABATEMENTS
                                MANAGER'S FLEET
                             (DOLLARS IN MILLIONS)

                                               1997    1996    1995    1994    1993    1992
                                              ------  ------  ------  ------  ------  ------
Rental Revenue............................... $ 406   $ 391   $ 354   $ 318   $ 296   $ 285
Rental Abatements............................   6.9     6.4     7.7     8.2     8.0     8.3
Rent Abatement as a % of Revenue.............  1.69%   1.64%   2.18%   2.58%   2.70%   2.91%
Average Maintenance Throughput Time (days)...    32      32      38      54      52      55

                                  THE MANAGER

     GATC will act as the Manager for the Company pursuant to the Management Agreement. GATC is primarily engaged in leasing specialized railcars, primarily tank cars and, to a lesser extent, covered hopper cars, including specialty covered hopper, grain and plastic pellet cars, under full service leases similar to the Subleases. GATC also manages a fleet of railcars leased by General American Railcar Corporation, a separate wholly-owned special purpose subsidiary of GATC formed in 1997 and may in the future manage fleets of railcars owned or leased by other GATC affiliates. The Manager's wholly-owned subsidiary, GATX Terminals Corporation, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Manager is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Manager are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: 312-621-6200).

     The Manager is a wholly-owned subsidiary of GATX Corporation ("GATX").
GATX is also the parent of GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its other subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis, American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, and GATX Logistics, Inc., which provides distribution and logistics support services, warehousing facilities, and related real estate services throughout North America.

     In addition to its corporate headquarters in Chicago, Illinois, the Manager maintains six business offices in three national regions to manage customer accounts. (The Manager's Midwestern regional office is in Chicago, Illinois, its eastern regional offices are in Hackensack, New Jersey, Pittsburgh, Pennsylvania and Atlanta, Georgia and its southwestern regional offices are located in Houston, Texas and Valencia, California.)

     The Manager maintains, repairs and modifies railcars at service centers in Texas, Georgia, California and Indiana. At June 30, 1998, the Manager's "Field Service Network" included 39 mobile units operated out of 22 locations, including several locations where repairs are completed inside customer plants.

     In the area of railcar service, the Manager concentrates on maximizing in-service time for customers' railcars. Training programs utilizing the Manager's Tank Trainer and School House cars are intended to educate customers regarding applicable government regulations and proper use and handling of equipment. The Manager's owned service center network provides "one-stop shopping" and environmentally responsible service. This network employs closed loop car cleaning technology along with modern equipment for repairing and painting railcars. Through its Field Services Network, the Manager performs minor repairs at customer plants or railyards. This network eliminates the time and expense associated with moving cars to major service locations and has the effect of reducing the amount of Rent Abatements. Railroads complete repairs to the "running" components of the cars (wheels, axles, brakes, couplers, etc.) under the AAR Interchange Rules and then pass on the cost of such repairs to the owner of the marks contained on the repaired railcars. The Manager has a process in place for monitoring and auditing these "running repair" expenses.

     The Manager also has several operating agreements with "preferred contract shops." These preferred contract shops provide customer information including repair estimates and repair status of the railcars. The Manager periodically audits these preferred contract shops to monitor the quality of repairs and compliance with applicable environmental regulations.

     In the area of supplying railcars, the Manager utilizes its industry expertise and design system to design railcars that efficiently transport a wide variety of bulk products. Railcars designed by the Manager are built primarily by Trinity. In addition to supplying new equipment to the marketplace, the Manager utilizes its engineering, fleet management and service expertise to provide customers with a supply of properly designed, well conditioned used cars to meet their needs.

RECENT DEVELOPMENTS RELATING TO THE MANAGER

     In September of 1987, a tankcar fire occurred in the City of New Orleans. The fire was caused by a leak of butadiene from a railcar owned by the Manager. The fire resulted in no deaths or significant injuries, and only minor property damage, but did result in the overnight evacuation of a number of residents from the surrounding area. Immediately after the fire a number of lawsuits (representing approximately 8,000 claims) were brought against a number of defendants, including the Manager and its wholly-owned subsidiary GATX Terminals Corporation ("Terminals"). The suits were ultimately consolidated into a class action brought in the Civil District Court in the Parish of Orleans (the "Trial Court"). A trial of the claims of twenty of the plaintiffs resulted in a jury verdict in September 1997 which awarded the twenty plaintiffs approximately $1.9 million in compensatory damages plus interest from the date of the accident. In addition, the jury awarded, and the Trial Court entered judgment on, punitive damages totaling $3.4 billion against five of the nine defendants, including $190 million as to Terminals. Subsequently, the Louisiana Supreme Court granted a writ filed by one of the defendants, CSX Transportation, Inc., vacating the punitive damage judgments and indicating that a judgment could not be entered until all liability issues relating to all 8,000 class members have been adjudicated. Having vacated the entire judgment in the process, the Louisiana Supreme Court thus effectively precluded the defendants from seeking immediate post-trial review of the finding of liability for punitive and compensatory damage. Accordingly, the defendants filed a motion asking that the Trial Court enter a judgment only on liability, and without reference to the amount of damages, thereby permitting the defendants to seek review of the compensatory and punitive liability findings but not the amount of damages.

     In response to the defendants' motion, on June 18, 1998 the Trial Court entered a judgment (a) finding each of the defendants responsible for compensatory damages to the members of the plaintiff class in the specified percentages in the jury verdict, including twenty percent as to the Manager and ten percent to Terminals, but without specifying the quantum of damages; and (b) finding five of the defendants, including Terminals, liable for punitive damages in favor of the plaintiff class. The Trial Court designated the judgment to be final and appealable. On June 25, 1998, the defendants filed post judgment motions seeking a new trial or alternatively seeking to overturn the finding of punitive liability.

     Pursuant to a motion filed on behalf of the plaintiffs, the Trial Court also ordered the commencement of trials of the claims of other members of the class, and directed the defendants to show cause why there should not be a court appointed statistician designated to assist the court in selecting representative plaintiffs for such trials. The plaintiffs had asked the Trial Court to conduct a sufficient number of trials of representative plaintiffs in order to validate the findings of punitive damages. The defendants had urged the Trial Court not to order additional trials until the defendants' Motion for a New Trial addressing the errors attributable to the conduct of the plaintiffs' attorneys had been resolved. It is not clear from the Trial Court's order when such trials are to commence, the manner in which they are to proceed, or what issues are to be tried. Terminals will oppose any attempt to enter judgment as to the amount of punitive damages prior to the resolution of all liability issues with respect to the remaining 8,000 claims.

     The Manager and Terminals believe that the compensatory damages awarded to the twenty plaintiffs are excessive, and intends to pursue post-judgment review of the awards, and if necessary, vigorous appeals of any final judgment. The Manager and Terminals believe that the damages, if any, that are awarded to the remaining plaintiffs, whether by the trial or appellate courts, will, on average be substantially less than the damages awarded to the twenty plaintiffs whose claims have been tried. Terminals also believes that the punitive liability judgment is unsupported by law and evidence. Accordingly, Terminals intends to pursue vigorous appeals of the punitive damages liability judgment if it survives post-judgment review. In addition, Terminals further believes that the punitive damages awards rendered by the jury are clearly excessive. If a judgment on the award against Terminals is entered by the Trial Court, Terminals intends to pursue post-judgment review in the Trial Court, and if necessary, vigorous appeal of that judgment as well. While the amounts claimed are substantial and the ultimate liability with respect to such litigation and claims cannot be determined at this time, the Manager does not expect the result of the litigation to have a material adverse effect on its ability to perform under the Management Agreement, the Insurance Agreement, the Administrative Services Agreement or the Servicing Agreement.

     Since 1990, the Manager has made payments or otherwise agreed to a settlement in connection with liability claims resulting from railcar accidents in 60 cases. The amounts paid by the Manager and its insurer with respect to such accidents have ranged from $700 to approximately $6.6 million, with over 88% of such incidents requiring payments of less than $250,000. In most cases, the Manager, as the owner or sublessor of the railcar, is one of a number of defendants, along with its customer, the railroad, a shipper and a manufacturer, and liability, whether upon judgment or pursuant to a settlement, is apportioned among the parties. While the Company expects its liability claim experience to be similar to that of the Manager, there can be no assurance that the Company's experience will actually reflect that of the Manager, either historically or on an ongoing basis.

     The Manager is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Manager may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1028, Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                           THE MANAGEMENT AGREEMENT

     The following summary relates to the Management Agreement. Section references in parentheses are to the relevant sections of the Management Agreement unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Management Agreement.

GENERAL

     Under the Management Agreement, the Manager has authority generally to manage and administer the Equipment, the Leases and the Subleases. (Management Agreement, Section [2.1]) The Manager will perform various services for the Company, including, without limitation: (i) monitoring the creditworthiness and performance of Sublessees; (ii) discharging the Company's obligations under the Subleases and collecting Sublease Payments and other payments due with respect to Equipment; (iii) accounting for and remitting all amounts due to the Company;
(iv) maintaining the Equipment pursuant to the terms of the applicable Lease and Sublease with reasonable care and diligence consistent with customary commercial practices as would be used by a prudent person in the full service railcar leasing industry; (v) preparing tax returns with respect to the Equipment and paying such taxes on behalf of the Company; (vi) monitoring and recording movements of the Equipment Units; (vii) crediting Railroad Mileage Credit adjustments and other compensation received with respect to the Equipment to the appropriate Sublessee; (viii) maintaining records of all transactions relating to the Equipment, including with respect to maintenance, repair and Subleases;
(ix) providing railcar market industry research reports to the Company as reasonably requested; (x) causing each Equipment Unit to be numbered with an appropriate reporting mark; (xi) investigating Events of Loss and providing recommendations to the Company regarding actions to be taken subsequent to such Event of Loss; (xii) terminating Subleases for cause and recovering possession of such Equipment Units, and otherwise generally enforcing all rights of the Company with respect to such Subleases; (xiii) negotiating renewals of expired Subleases or remarketing the related Equipment Units; (xiv) storing or arranging for the storage of an Equipment Unit upon expiration or termination of its related Sublease until re-lease of such Equipment Unit or until it is no longer subject to the Lease; (xv) taking such actions as the Manager deems necessary or appropriate to keep the Company in compliance with its obligations under the Lease, the Participation Agreement and the Subleases; (xvi) making recommendations to the Company as to whether to (a) terminate any Lease with respect to obsolete or surplus Equipment Units, (b) exercise the Company's purchase options for Equipment Units under the Lease or (c) exercise the Company's renewal options for Equipment Units under the Lease; (xvii) taking such actions as the Manager shall deem necessary or appropriate to keep the Company in compliance with all laws, rules and regulations applicable to the Company and the Equipment; (xviii) enforcing on behalf of the Company the warranties with respect to all repairs, maintenance and modifications made with respect to the Equipment Units; (xix) making any optional modifications or alterations to an Equipment Unit or any Required Modifications, so long as such modifications and alterations are not economically impractical; and (xx) performing such other services as may be reasonably necessary in connection with the operation and maintenance of the Equipment or the providing of the Equipment to Sublessees or the entering into of Subleases. (Management Agreement, Sections [2.02, 4.01 and 4.02]) Under the Management Agreement, the Manager has no obligation to procure or maintain insurance on the Equipment; such services are to be provided to the Company under the Insurance Agreement. (Management Agreement, Section [2.06(t)]) See "The Insurance Agreement."

     In performing its duties and obligations under the Management Agreement, the Manager is required to comply with the Services Standard. (Management Agreement, Sections [2.02, 3.01]) Under the Management Agreement, the Manager is entitled to employ its standard collection procedures for late payments with respect to the Equipment or Subleases, although the Manager is not responsible for the failure of a Sublessee to make timely payments. The Manager is also not required to threaten or commence any legal or other proceeding on the Company's behalf if in the Manager's reasonable judgment the potential expense or risk of such action is significantly prohibitive. Acts beyond the reasonable control of the Manager may excuse the Manager from full performance in limited circumstances. However, the Manager must exercise reasonable efforts to mitigate or limit damages to the Company and must resume the performance of its obligations as soon as practicable. The Management Agreement allows the Manager to make decisions with respect to Equipment Units to reflect Sublessee preferences and other factors it considers with respect to railcars in its fleet of a similar type, condition and location. Nonetheless, the Manager may not, without the Company's consent, enter into a Sublease which would result in a Unit subject thereto being used in a manner inconsistent with the provisions of the Lease, [including, without limitation, that the term of such Sublease not extend beyond three years after the Basic Term of the related Lease, or, if later, beyond the Renewal Term of such Lease,] nor shall the Manager create or permit to be created any lien, charge or encumbrance on any Equipment Unit other than a Permitted Lien. (Management Agreement, Section [3.01])

     The Manager will not have any fiduciary or other implied duties or obligations to the Company or any other party except the duties and obligations expressly set forth in the Management Agreement. One such obligation prohibits the Manager from discriminating between the Units and any other railcars in the Manager's Fleet on the basis of ownership or any other potentially discriminatory basis. (Management Agreement, Section [3.02]) However, nothing in the Management Agreement prevents, prohibits or restricts the Manager or any affiliate of the Manager from manufacturing, selling, owning, leasing, managing or otherwise dealing with other railcars. (Management Agreement, Section [3.04])

COMPENSATION OF MANAGER

     As compensation to the Manager for its services under the Management Agreement, the Company will pay the Manager a monthly management fee consisting of a Base Component and an Incentive Component. (Management Agreement, Section [5.01]) The Base Component shall be the product of (i) a monthly fee payable per Equipment Unit, which shall initially be $20 per Unit, adjusted annually to reflect inflation and changes in costs, multiplied by (ii) the number of Units managed under the Management Agreement, each as determined on the first day of each month. (Management Agreement, Section [5.02]) The Incentive Component shall be $5 per Unit for the period from the Closing Date through and including December 31, 2000, and shall thereafter be calculated based on the annual Collections in each subsequent year on a per Unit basis, multiplied by the ratio of the Incentive Component to Collections in the period from the Closing Date through and including December 31, 2000. (Management Agreement, Section [5.3]) The Incentive Component will only be paid upon satisfaction of certain performance criteria and only after payments of all other amounts owing by the Company. See "Collection and Application of the Company's Cash Flows-- Application of Amounts in the Collection Account." In addition to the Base and Incentive Components, the Company shall reimburse GATC for costs and expenses, including, without limitation: (i) maintenance, modification and repair expenses; (ii) all taxes (other than income taxes) paid by the Manager; (iii) switching and storage expenses; and (iv) the amount of fines, penalties, judgements or similar charges paid by GATC to governmental authorities arising out of or in connection with the use and operation of the Units, but excluding fines, penalties and judgments resulting from the Manager's negligence or wilful misconduct. (Management Agreement, Section [5.4])

SUBLEASE PAYMENTS

     All Sublease payments from Sublessees and all other amounts relating to the Equipment which are invoiced by GATC on behalf of the Company will be deposited in the Sublease Lockbox. The name of the Sublease Lockbox will include GATC, as trustee for itself individually and for the Company and may include other entities (including affiliates of GATC) for which GATC manages railcars and invoices customers. The Manager shall not create or permit to exist any lien, charge or encumbrance on any Lockbox other than a Permitted Lien. The Manager will invoice each Sublessee pursuant to a single invoice. Each invoice will separately designate amounts owing to GATC with respect to its own fleet for which payments are due to GATC in its capacity as the provider of the railcars and services from amounts owing which are attributable to railcars, including the Equipment Units, for which GATC acts as manager or agent for the party who has contracted with the customer with respect to the car. Each invoice will provide a detailed listing of the railcars, and the applicable amounts due and owing with respect to each railcar, to which the invoice relates (including in each case the Equipment Units). The Equipment Units will be sufficiently identified in the detail of the invoice, by serial or other identification number, to allow the parties to specifically identify the amounts which are due to the Company. The invoice will instruct the Sublessee to make all payments directly to the Lockbox. The Manager will allocate amounts on deposit in the Sublease Lockbox as described under "Collection and Application of the Company's Cash Flows--Collection of Sublessee Payments." (Management Agreement, Section [6.2])

OTHER MATTERS

     In connection with the performance of its services under the Management Agreement, the Manager will furnish to the Company, the Owner Trustees, the Owner Participants, the Collateral Agent and the Rating Agencies monthly and annual reports covering, among other things, amounts collected from Sublessees and other sources, reimbursable services paid, and known material defaults under any Subleases. (Management Agreement, Sections [7.1, 7.2]) Furthermore, the Manager will provide on or before April 30 of each year a detailed Equipment report to the Owner Trustees, Owner Participants and Indenture Trustees, which report shall be as of the preceding December 31 and shall show, among other things, the amount, description and reporting marks of the Units then leased under the applicable Lease and the amount, description and reporting marks of all Units subject to such Lease that may have suffered an Event of Loss during the calendar year ending on such December 31. (Management Agreement, Section [7.3]) The Manager shall also furnish to each Owner Participant on behalf of the Company unaudited quarterly comparative financial statements, audited annual comparative financial statements, copies of documents filed by the Company with the Securities and Exchange Commission, and certain other information and reports. (Management Agreement, Section [7.5])

     The term of the Management Agreement shall continue for the term of the Leases and shall continue in effect, at the option of the Company if it does not exercise its purchase options under a Lease, until the date that no Operative Agreement is continuing in effect; provided, however, that the Company shall have the option to extend the Management Agreement for a period of up to 12 months after the latest date of termination of any Lease. (Management Agreement, Section [8.1]) The Manager's services under the Management Agreement may, however, be terminated by the Company upon certain events, including: (i) the Manager's failure to perform any of its obligations under the Management Agreement where such failure materially and adversely affects the rights of the Owner Trustees, the Owner Participants, the holders of any Equipment Notes or any Certificateholders, and such failure is not remedied within 60 days of receipt of written notice, subject to certain conditions and exceptions; (ii) the Manager's failure to deliver to the Collateral Agent any applicable Sublease payment or other payments actually received, which failure remains uncured for five Business Days after the Manager becomes aware of such failure, including as a result of written notice from any Owner Trustee or Owner Participant or the Collateral Agent; (iii) certain events involving the voluntary or involuntary bankruptcy of the Manager, subject to certain conditions and exceptions; (iv) the Manager's ceasing to be actively involved in the railcar management or maintenance businesses; or (v) under certain circumstances, if any representation or warranty made by the Manager in the Operative Agreements is untrue or incorrect in any material respect and the Manager fails to remedy the untruth or incorrectness. The Manager's services under the Management Agreement may also be terminated by an Owner Trustee, as assignee of the Company's rights under the Management Agreement, if a default in the payment of Basic Rent sufficient to pay the Rated Obligations Due shall have occurred under the related Lease and such Owner Trustee shall have exercised certain cure rights or its rights to purchase Equipment Notes under the related Indenture. (Management Agreement, Section [8.2])

     Upon the occurrence and during the continuation of a default by the Manager, the Company, in its sole discretion, may (i) terminate the Management Agreement, in certain circumstances, (ii) proceed by appropriate court action to enforce performance of the Management Agreement, and/or (iii) sue to recover actual direct damages which result from a breach by the Manager. (Management Agreement, Section [8.3]) However, the Manager may not resign nor may it be terminated in whole or in part unless a Successor Manager has been appointed by the Company and the Owner Trustees, the Owner Participants and the Indenture Trustees have accepted such appointment and the Company has received written confirmation from the Rating Agencies that no lowering or withdrawal of the then current ratings on the Certificates will occur. (Management Agreement, Section [8.4]) Any Successor Manager must be (i) a nationally known corporation incorporated in the United States which is engaged in the railcar leasing or management business, (ii) be capable of performing the services under the Management Agreement and (iii) have a net worth in excess of $[75,000,000]. (Management Agreement, Section [8.4])

     The Manager is required to indemnify the Company, the Owner Trustees, the Owner Participants, the Indenture Trustee, the Collateral Agent and their respective affiliates and the directors, officers, employees and agents of each thereof for any claims relating to any inaccuracy in any representation or warranty made by the Manager, any failure by the Manager to perform any of its covenants or obligations, the presence, discharge, spillage, release or escape of hazardous substances or damage to the environment at a facility owned or controlled by the Manager or any affiliate of the Manager or for the negligence, recklessness or wilful misconduct of the Manager. (Management Agreement, Section [9.01]) Similarly, the Company is required to indemnify GATC for any claims relating to any inaccuracy in any representation or warranty made by the Company, any failure by the Company to perform any of its covenants or obligations or for the negligence, recklessness or wilful misconduct of the Company. (Management Agreement, Section [9.02]) However, the indemnifying party shall not be entitled to control and assume responsibility for the defense of any claim, if in the good faith opinion of the party to be indemnified, there exists an actual or potential conflict of interest such that it is advisable for such party to retain control of such proceeding, in which circumstances the party to be indemnified shall be entitled to control and assume the responsibility for the defense of such claim at the expense of the indemnifying party. (Management Agreement, Section 9.04)

                          THE INTERCREDITOR AGREEMENT

GENERAL

     The Company, the Owner Trustees, on behalf of the applicable Owner Trusts, the Indenture Trustees, the Manager, the Insurance Manager and The First National Bank of Chicago, not in its individual capacity but solely as collateral agent (the "Collateral Agent"), will enter into a Collateral Agency and Intercreditor Agreement dated as of [August 1], 1998 (the "Intercreditor Agreement"). Pursuant to the Intercreditor Agreement, the Company will grant a security interest in and pledge to the Collateral Agent for the benefit of the Lessors, the Manager and the Insurance Manager (the "Beneficiaries") of all of its right, title and interest in and to (i) the Subleases, the Insurance Agreement, the Management Agreement, the Administrative Services Agreement, the Transfer and Contribution Agreement and any other document (other than the Operative Agreements) to which the Company is or becomes a party or under which the Company has rights as a third party beneficiary or otherwise (collectively, the "Company Documents") including the right to receive payments thereunder (other than certain Non-Shared Payments), (ii) its rights in certain accounts established pursuant to the Intercreditor Agreement (other than the Non-Shared Payments Account and the Excess Cash Account) including any securities purchased with funds on deposit therein and all income from the investment of funds therein and (iii) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property, now owned or hereafter acquired, of the Company described in
(i) and (ii) above (including any claims for indemnity thereunder and payments with respect thereto and any property pledged as security for any Sublease) (the "Collateral").

     The Intercreditor Agreement will provide that so long as any Equipment Notes issued by any Owner Trustee which is a party to the Intercreditor Agreement are outstanding, (i) each Owner Trustee will be entitled to a pro rata portion of all cash flows receivable by the Company pursuant to the Company Documents, after payment of certain expenses of the Company, as described in "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account," (ii) the cash flows of the Company shall be collected and applied as set forth under "Collection and Application of the Company Cash Flows," and (iii) as a condition to the Company, as lessee, entering into any railcar leases in the future, the lessor under any such lease shall be required to become a designated party to the Intercreditor Agreement and agree to be bound by the provisions thereof.

THE ACCOUNTS

     The Collateral Agent will establish the following interest bearing accounts (the "Accounts") under the Intercreditor Agreement:

          (i) the "Collection Account" into which all amounts received by the Collateral Agent in respect of Collateral will be deposited;

          (ii) the "Operating Account" into which amounts owing with respect to certain administrative, operating and other expenses of the Company will be transferred from the Collection Account;

          (iii) the "Stipulated Loss Value Deficiency Account" into which amounts will be deposited and withdrawn as described under "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account";

          (iv) the "Liquidity Reserve Account" into which amounts will be deposited and withdrawn as described under "Collection and Application of the Company Cash Flows--Application of Amounts in the Collection Account";

          (v) the "Special Reserves Account" into which amounts will be deposited and withdrawn in connection with certain Required Modifications or Programmatic Optional Modifications (as herein defined) of the Equipment or the payments of insurance deductibles with respect to casualty events involving the Equipment;

          (vi) the "Cash Trapping Account" into which amounts will be deposited and withdrawn in connection with the occurrence or discontinuance of a Cash Trapping Event;

          (vii) the "Excess Cash Account" into which any amounts remaining in the Collection Account after distributions to the other Accounts will be deposited; and

          (viii) the "Non-Shared Payments Account" into which amounts with respect to contributions by GATC to the capital of the Company subsequent to the Closing Date made expressly for the purpose of paying the Stipulated Loss Value related to an Event of Loss or Termination Value pursuant to a Lease, insurance or other proceeds received with respect to any loss or damage to any Equipment, proceeds of the sale of any Equipment, or excess cash available to the Company in the Excess Cash Account that the Company requests the Collateral Agent to transfer to the Non-Shared Payments Account for the express purpose of paying the Stipulated Loss Value related to Events of Loss or Termination Value pursuant to a Lease (the "Non-Shared Payments") will be deposited.

     The Collateral Agent will establish sub-accounts related to each Lease in the Stipulated Loss Value Deficiency Account and the Non-Shared Payments Account as the need requires. All amounts held in the Accounts (other than amounts in the Non-Shared Payments Account and the Excess Cash Account) will be held in the name of the Collateral Agent for the benefit of the Beneficiaries. All amounts held in a sub-account of the Non-Shared Payments Account will be held in the name of the Collateral Agent for the benefit of the related Beneficiary for which such Non-Shared Payment was made. Amounts on deposit in the Accounts will be invested in Permitted Investments at the direction of the Company and any amounts earned in respect of such investments will be deposited in the Collection Account.

ACTIONS UPON A TRIGGER EVENT

     The Intercreditor Agreement provides that any rights or remedies a Beneficiary may have with respect to the Collateral will be subject to the provisions of the Intercreditor Agreement. The Intercreditor Agreement also provides that upon the occurrence of an "Event of Default" pursuant to any Company Document (other than the Subleases) or an "Event of Default" by the Company under any Operative Agreement to which it is a party (a "Trigger Event"), the Collateral Agent will exercise the rights and remedies available to the Beneficiaries under the Intercreditor Agreement at the direction of the Required Beneficiaries. Any proceeds received by the Collateral Agent from the liquidation of any or all of the Collateral will be applied by the Collateral Agent in the order of preference described under "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account" unless at the time of such application no Equipment Notes shall be outstanding in which case such proceeds will be applied as otherwise provided in the Intercreditor Agreement.

CERTAIN COVENANTS IN THE INTERCREDITOR AGREEMENT

     Pursuant to the Intercreditor Agreement the Company will agree to certain covenants designed to protect the Beneficiaries' interests in the Collateral. Those covenants include, but are not limited to, restrictions on the Company's ability to (i) declare dividends unless funds are available therefor in the Excess Cash Account, (ii) engage in business activities other than the leasing and subleasing of the Equipment and certain activities related thereto, (iii) incur additional indebtedness and (iv) enter into transactions with any affiliates of the Company, including GATC, other than on an arm's-length basis. The Company will be prohibited from issuing any additional stock to any Person other than GATC, making any loan or providing any guarantee to any Person and from merging or consolidating with, or selling any of its assets to, any Person. The Company will also covenant that it will at all times be a party to the Management Agreement, Administrative Services Agreement and an Insurance Agreement or replacement agreements substantially similar thereto.

     In addition to the covenants described above, the Company will agree to certain covenants designed to protect the Company's assets from creditors of GATC in the event of a bankruptcy of GATC. These covenants include, but are not limited to, requirements that the Company (i) conduct its business separate from GATC and any of GATC's affiliates and hold itself out as a separate and distinct entity from any Person, (ii) maintain its own financial statements, books and records, accounts and business forms, (iii) maintain an "arm's-length relationship" with its affiliates, (iv) observe all corporate formalities required by the laws of the State of Delaware, and (v) not commingle its assets with those of any Person, including any affiliate, except with respect to Lockbox Accounts.

     Pursuant to the Intercreditor Agreement the Company will also agree to certain covenants with respect to its operation of the Equipment. These covenants include, but are not limited to, covenants by the Company that it will not (i) exercise any purchase or termination option under the Leases unless funds are available to the Company therefor (x) in the Excess Cash Account, (y) from the proceeds of any sale of the Equipment or insurance proceeds related to the Equipment or (z) from a capital contribution by GATC; (ii) assume the Equipment Notes unless the Company receives confirmation from the Rating Agencies that the then current ratings on the Pass Through Certificates will not be reduced after giving effect to any proposed assumption and the Company receives an opinion of counsel that the assumption of such Equipment Notes will not result in a consolidation of the Company's assets with those of GATC in the event of a GATC bankruptcy; and (iii) act as lessee under any additional leases with any Person unless such additional leases are consented to by the Owner Participants and the Company receives from the Rating Agencies the confirmation described in (ii) above.


                         COLLECTION AND APPLICATION OF
                           THE COMPANY'S CASH FLOWS

COLLECTION OF SUBLESSEE PAYMENTS

     Pursuant to the Management Agreement, the Manager will deliver an invoice monthly to each of the Sublessees as described under "The Subleases--Rental Payments." Many, or all, of the Sublessees are also customers of GATC's railcar leasing business, or are customers of third parties or affiliates of GATC for whom GATC manages their railcars, and will, therefore, be billed by a single invoice which will designate the amount of rent owed: (i) to GATC (in its individual capacity and not as Manager for the Company or as manager for any other entity) under leases maintained by GATC with such Sublessee (the "GATC Leases") and (ii) in the aggregate the amount of rent owed with respect to railcars (including the Equipment Units) for which GATC is acting as manager or agent with respect to such railcars (the "GATC Managed Leases"). All payments made by the Sublessees under the Subleases, the GATC Leases and other GATC Managed Leases will be deposited into a lockbox account (the "Sublease Lockbox") in the name of "GATC, as Trustee for GATC, individually, General American Railcar Corporation, General American Railcar Corporation II" and other persons as their interests may appear and will be under the control of The First National Bank of Chicago, as lockbox bank (the "Lockbox Bank"). Interests in the Sublease Lockbox may include other affiliates of GATC for which GATC manages railcars and invoices customers.

     Payments under each of the Subleases and the GATC Leases are payable monthly in advance. By 1:00 p.m. on each Business Day, or as soon as practicable thereafter, the Lockbox Bank will deliver to the Manager information with respect to payments received in the Sublease Lockbox from 12:00 noon of the previous Business Day through 12:00 noon of such Business Day. Using such information, the Manager will segregate the amounts owing to: (i) GATC under the GATC Leases, (ii) General American Railcar Corporation, and (iii) others (including the Company) under the GATC Managed Leases. If such information is insufficient to determine the allocation as between the Company, GATC and others of any amounts in the Sublease Lockbox, the Manager will use such other information as is available and conduct such other procedures as it deems appropriate to determine the proper allocation of such amounts. In certain circumstances a Sublessee which is a customer of more than one of the Company, GATC or others for whom GATC manages railcars, may make payment of amounts owed under the Subleases, the GATC Leases and/or the GATC Managed Leases by means of a single payment which may be insufficient to pay the full amounts billed in respect of the Subleases, the GATC Leases and the other GATC Managed Leases, if the Sublessee disputes the amount billed for Equipment Units or other railcars leased to it. Disputes typically arise, for example, when an Equipment Unit is not being used because it is in a maintenance shop and the customer's record of the number of days of Rent Abatement that should apply differs from the records maintained by the Manager. In such cases, the Manager will use the information provided by the Lockbox Bank, together with information gathered by contacting the Sublessee, to determine the appropriate allocation of such payment between the Company, GATC and others. By the close of business on the second Business Day following receipt of the information by the Manager from the Lockbox Bank, the Manager will transfer to the Collection Account and one or more accounts designated by GATC all funds identified as belonging to the Company, GATC and others, respectively. In the event that the Manager is unable to determine the proper allocation of any amounts in the Sublease Lockbox through the process described above, the Manager will allocate the remaining unallocated funds to the Company, GATC and others pro rata based on the original amounts billed to each such customer with respect to the Equipment and the other railcars reflected in the invoice. If upon further investigation or otherwise the Manager determines that such pro rata allocation did not accurately represent the actual allocation of such funds between the parties, then the Manager will cause payment to be made among the parties with an interest in the Sublease Lockbox in amounts sufficient to reflect the actual allocation.

     If GATC is terminated as Manager, a successor Manager (the "Successor Manager") will be appointed and the Sublease Lockbox will be retitled in the name of a third party as trustee for GATC, General American Railcar Corporation, the Company and other affiliates of GATC which have an interest in amounts in the Sublease Lockbox. Separate invoices for the Subleases will be prepared which will refer to the Successor Manager, as Agent for the Company. Following any such termination, the Successor Manager, the Company, GATC and other applicable affiliates of GATC will each use commercially reasonable efforts to implement a process on a timely basis whereby mutual customers of GATC, the Company and such other affiliates will be invoiced separately. Until such time as separate invoicing is accomplished, GATC and the Successor Manager will each submit reports to the third party trustee indicating the amount billed to customers in respect of the GATC Leases, the GATC Managed Leases and the Subleases, respectively. The third party trustee will first allocate cash received to the Company and the GATC Managed Leases in an amount equal to the Company's and the GATC Managed Leases total reported billings and will allocate the balance to GATC. In instances where the payment is insufficient to pay in full the amounts due to the Company and with respect to the GATC Managed Leases, unless it is manifestly clear to which party the shortfall should be allocated, any such shortfall will be allocated pro-rata (based upon reported billings) between such parties and GATC shall receive no payment. GATC will have the right to investigate the reason for any shortfall and, if it is able to demonstrate to the reasonable satisfaction of the third party trustee that the shortfall should have been allocated to the Company or another party with an interest in the Sublease Lockbox, the Company or such other party will refund such amount to GATC, subject to a right to review the determination made by GATC.

COLLECTION OF RAILROAD MILEAGE CREDITS

     Railroad Mileage Credits are paid by the railroad to the registered owner of the "marks" carried by a railcar. Railcars owned or leased by GATC and its affiliates, including the Equipment Units to be leased to the Company carry marks that are registered with the AAR as being owned by the Marks Company, a Delaware business trust formed in 1997 to own the marks registered to GATC, and its affiliates or the marks relating to certain cars managed by GATC or its affiliates. All of the marks relating to the Equipment are owned by the Marks Company. As a result, monies owed to the Company or a Sublessee in respect of Railroad Mileage Credits should not become property of the bankruptcy estate if GATC were to become a debtor in bankruptcy. Payments of Railroad Mileage Credits in respect of railcars carrying such marks (whether such cars are part of the Equipment or are owned or leased by or to GATC and/or its affiliates) will be directed to a lockbox account (the "Mileage Credits Lockbox") designated by the Marks Company, which is maintained in the name of "General American Marks Company, as agent for the beneficiaries of the Railroad Mileage Credits as their interests may appear." Pursuant to a management and servicing agreement between GATC and the Marks Company dated as of September 30, 1997, as to be supplemented with respect to the Equipment to be leased to the Company (the "Servicing Agreement"), GATC acts as servicer (the "Servicer") for the Mileage Credits Lockbox. On each Business Day, the Servicer will allocate mileage credits to the beneficiaries (including the Company) on a cumulative, historical experience basis, making month-end settlements once it is able to determine the allocation of mileage credit receipts based on then available current information. All mileage credits received by the Company will be deposited in the Collection Account maintained pursuant to the Intercreditor Agreement. The Servicing Agreement contains provisions providing for the termination of such agreement upon a bankruptcy of the Servicer (unless the Servicing Agreement is affirmed by the trustee in such bankruptcy and the Marks Company is not liquidated). It is anticipated that after such a termination a successor servicer would be selected to service the Mileage Credits Lockbox pursuant to an agreement similar to the Servicing Agreement.

APPLICATION OF AMOUNTS IN THE COLLECTION ACCOUNT

     The Collection Account will be assigned to the Collateral Agent for the benefit of the Beneficiaries. See "The Intercreditor Agreement." By 1:00 p.m. on the 20th day of each month (a "Monthly Transfer Date") the Collateral Agent will withdraw amounts on deposit in the Collection Account as of the close of business on the last day of the calendar month immediately preceding such Monthly Transfer Date (the "Calculation Date") and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full:

          First, to the Manager, for distribution to the Sublessees, if any, whose payments in respect of the applicable Subleases are not made net of any Railroad Mileage Credits due and owing to such Sublessee, an amount equal to the Railroad Mileage Credits due to such Sublessees for which an allocation has not previously been made pursuant to this clause as certified to the Collateral Agent by the Manager not later than the Monthly Report Date, see "Subleases--Railroad Mileage Credits";

          Second, to the Operating Account, an amount which, together with any amounts on deposit therein, is sufficient to pay (a) all Operating Expenses of the Company which the Manager certifies to the Collateral Agent not later than the Monthly Report Date are due or are to become due on or before such Monthly Transfer Date, (b) the Base Component of the fee payable pursuant to the Management Agreement (provided, that if a Lease Default or a Lease Event of Default shall have occurred and be continuing during any time when GATC is the Manager, then the Base Component of the fee payable pursuant to the Management Agreement shall be paid pursuant to clause Twelfth below) and (c) any amounts that have been previously requested to pay Operating Expenses that have not been paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency first by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and if the amount on deposit in the Cash Trapping Account is less than the amount of such insufficiency, then the Collateral Agent will withdraw from the Liquidity Reserve Account the amount of any remaining insufficiency;

          Third, to each Lender Agent or Lessor Agent an amount sufficient to pay (a) the amount certified to the Collateral Agent by an Authorized Representative of each such Lender Agent or Lessor Agent to be the amount of Category 1 Supplemental Expenses due or to become due pursuant to its related Lender Document or Lease on or before such Monthly Transfer Date and which are not payable to the Person to which such expenses are owed directly from the proceeds of insurance obtained by or on behalf of the Company pursuant to the Operative Agreements, and (b) any amounts that have been previously requested pursuant to this clause for such expenses and not paid, less amounts then on deposit in the Special Reserve Account for such purpose; provided that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency first by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and then, to the extent necessary to pay any remaining insufficiency, from the Liquidity Reserve Account and transferring such amount pro rata among the Lender Agents and the Lessor Agents in the same proportion that the Category 1 Supplemental Expenses requested by each Lender Agent or Lessor Agent bears to the total amount of Category 1 Supplemental Expenses requested by all agents with respect to such Monthly Transfer Date;

          Fourth, (a) to each succeeding Lessor Agent an amount sufficient to pay any Basic Rent sufficient to pay Rated Obligations Due certified to the Collateral Agent by an Authorized Representative of each such agent not later than the applicable Monthly Report Date to be the amount of Basic Rent sufficient to pay Rated Obligations Due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent any principal and interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of each such agent not later than the applicable Monthly Report Date to be the amount of principal and interest due or to become due pursuant to the Lender Document related to such Assumed Debt on or before such Monthly Transfer Date (to the extent the failure to pay such principal or interest prior to the next Monthly Transfer Date would result in an "Event of Default" with respect to such Assumed Debt), and (c) to each Lessor Agent and each Lender Agent any amounts pursuant to this clause that have been previously requested in respect of Basic Rent sufficient to pay Rated Obligations Due or Assumed Debt and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency by withdrawing an amount equal to such insufficiency first, from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause; provided, further, that if the aggregate amount available for transfer pursuant to this clause continues to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent will transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the Transaction Exposure related to each agent bears to the Combined Exposure on such Calculation Date;

          Fifth, to the appropriate sub-account of the Stipulated Loss Value Deficiency Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit in such sub-account, to be at least equal to the Required Stipulated Loss Value Deficiency Amount; provided, that, if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount to the applicable sub-accounts of the Stipulated Loss Value Deficiency Account; provided, further that, if the failure to pay such Required Stipulated Loss Value Deficiency Amount on or before such Monthly Transfer Date would result in a Lease Event of Default under the related Lease, then the Collateral Agent will make up such insufficiency by withdrawing from the Liquidity Reserve Account, an amount which, after making the other transfers required pursuant to this clause, would prevent such Lease Event of Default and depositing such amount in the applicable sub-account of the Stipulated Loss Value Deficiency Account;

          Sixth, to the Liquidity Reserve Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Liquidity Reserve Amount; provided, that if the amounts available in the Collection Account are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Liquidity Reserve Account;

          Seventh,(a) to each Lessor Agent an amount sufficient to pay any Basic Rent sufficient to pay the Scheduled Amortization Amount less the Rated Amortization Amount certified to the Collateral Agent by an Authorized Representative of each such Lessor Agent not later than the applicable Monthly Report Date to be the amount of Basic Rent sufficient to pay the Scheduled Amortization Amount less the Rated Amortization Amount due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent, an amount sufficient to pay any principal or interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of each Lender Agent to be the amount of principal and interest due or to become due pursuant to the Lender Document related to such Assumed Debt on or before such Monthly Transfer Date (but only to the extent such amount has not been paid pursuant to clause Fourth, above), and (c) to each Lender Agent any amounts pursuant to this clause that have been previously requested and not paid pursuant to this clause; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause; provided, further, that if the aggregate amount available for transfer pursuant to this clause continues to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent will transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the Transaction Exposure related to each agent bears to the Combined Exposure on such Calculation Date;

          Eighth, (a) to each Lessor Agent an amount sufficient to pay that portion of any Scheduled Rent, to the extent constituting the Equity Portion of Basic Rent (as defined in each Lease) certified to the Collateral Agent by an Authorized Representative of such Lessor Agent not later than the applicable Monthly Report Date to be the amount of Scheduled Rent due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, and (b) to each Lessor Agent any amounts pursuant to this clause that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause, provided, further, that if the aggregate amount available for transfer pursuant to this clause shall continue to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lessor Agents in the same proportion that the Transaction Exposure related to each agent bears to the Combined Exposure on such Calculation Date;

          Ninth, to the Special Reserves Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Special Reserves Amount; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Special Reserves Account;

          Tenth, to each Lender Agent or Lessor Agent an amount certified to the Collateral Agent by an Authorized Representative of each such Lender Agent or Lessor Agent no later than the applicable Monthly Report Date to be the amount sufficient to pay (a) Category 2 Supplemental Expenses due or to become due pursuant to its related Lease or Lender Document on or before such Monthly Transfer Date and for which request for payment has not been previously made, and (b) any amounts of Category 2 Supplemental Expenses that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will pay such amounts pro rata among the agents in the same proportion that the Category 2 Supplemental Expenses requested by each Lender Agent and Lessor Agent bears to the total amount of Category 2 Supplemental Expenses requested by all Lender Agents and Lessor Agents with respect to such Monthly Transfer Date;

          Eleventh, to the Cash Trapping Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Cash Trapping Amount;

          Twelfth, to each Person entitled to receive Category 3 Supplemental Expenses an amount certified to the Collateral Agent by an Authorized Representative of such Person not later than the applicable Monthly Report Date to be the amount sufficient to pay (a) Category 3 Supplemental Expenses due or to become due pursuant to any Company Document or Operative Agreement to which the Company is a party on or before such Monthly Transfer Date, and (b) any amounts of Category 3 Supplemental Expenses that have been previously so certified and not paid; provided, that if the amounts available in the Collection Account are insufficient to make the transfers required pursuant to this clause, the Collateral Agent will pay such amounts pro rata among such Persons and in the same proportion that the Category 3 Supplemental Expenses requested by each Person bears to the total amount of Category 3 Supplemental Expenses requested by all Persons with respect to such Monthly Transfer Date;

          Thirteenth, to the Manager, an amount certified to the Collateral Agent by the Manager not later than the applicable Calculation Date to be sufficient to pay (a) the Base Component of the Management Fee if not paid pursuant to clause Second, above, as a result of a Lease Default or a Lease Event of Default having occurred and continuing during a time when GATC is the Manager, (b) the Incentive Component of the Management Fee due or to become due on or prior to such Monthly Transfer Date, and (c) any portion of the Incentive Component of the Management Fee previously requested and not paid; and

          Fourteenth, and if (a) the amounts on deposit in the Stipulated Loss Deficiency Account (including each sub-account thereof), the Liquidity Reserve Account, the Special Reserves Account and the Cash Trapping Account are at least equal to the Required Stipulated Loss Value Deficiency Amount, the Required Liquidity Reserve Amount, the Required Special Reserves Amount and the Required Cash Trapping Amount, respectively, (b) no Lease Event of Default or Lease Default with respect to payments, bankruptcy, maintenance of the Equipment or insurance shall have occurred and be continuing and (c) no Trigger Event shall have occurred and be continuing, to the Excess Cash Account, or such other account as the Company may designate to the Collateral Agent, any remaining amounts on deposit in the Collection Account; provided that if any Lease

     Default or Lease Event of Default referred to in subclause (b) of this clause Fourteenth or a Trigger Event shall have occurred and be continuing, all remaining amounts shall remain on deposit in the Collection Account and be applied on the next succeeding Monthly Transfer Date.

CASH TRAPPING EVENTS; REQUIRED CASH TRAPPING AMOUNT; RELEASE FROM CASH TRAPPING ACCOUNT

     Under the Intercreditor Agreement, upon the occurrence of any of the following events (each a "Cash Trapping Event") the Required Cash Trapping Amount shall be determined as described below. A Cash Trapping Event shall exist for a Monthly Transfer Date if:

          (a) the Monthly Average Lease Rate as of the related Calculation Date shall have decreased by 10% or more as compared to the Monthly Average Lease Rate calculated as of the related Calculation Date for the same month of the immediately preceding year; or

          (b) the Monthly Average Lease Rate as of the related Calculation Date shall have decreased by 20% or more as compared to the Monthly Average Lease Rate calculated in the same month in any of the second preceding year, third preceding year, fourth preceding year or fifth preceding year; or

          (c) the Monthly Utilization Rate for the immediately preceding calendar month shall have been 75% or less; or

          (d) any Coverage Ratio shall be less than 1.15:1.

     As used above, the following terms have the meanings set forth below.

     "Monthly Average Lease Rate" means for any calendar month, the aggregate Sublease monthly rental rates with respect to the Total Managed Fleet for such calendar month divided by the total number of railcars in the Total Managed Fleet which are subject to a lease or sublease on the last day of such calendar month.

     "Monthly Utilization Rate," for any calendar month, means the percentage determined by dividing (i) the total number of railcars in the Total Managed Fleet which are subject to a lease or Sublease on the last day of such calendar month, by (ii) the total number of railcars in the Total Managed Fleet on the last day of such calendar month.

     "Coverage Ratio" means either the Historical Coverage Ratio or the Projected Coverage Ratio where, as of any Calculation Date (1) "Historical Coverage Ratio" means the ratio of (i) the sum of Available Amounts as of the Calculation Date for each of the six calendar months immediately preceding such Calculation Date to (ii) the sum of Basic Rent that was paid or payable on the Rent Payment Dates which occurred or occur immediately after such Calculation Dates, as such amounts are certified to by an Authorized Representative of each of the Company and the Manager, and (2) "Projected Coverage Ratio" means the ratio of (i) the sum of projected Available Amounts for the six month period immediately succeeding such Calculation Date to (ii) the sum of Basic Rent due or to become due and payable on the six consecutive Rent Payment Dates which occur following such Calculation Date, as such amounts are certified to by an Authorized Representative of each of the Company and the Manager.

     "Available Amounts" means, in respect of any Calculation Date, the amount in the Collection Account on such Calculation Date, less the amounts which would be allocated on the next succeeding Monthly Transfer Date pursuant to clauses First, Second, Third, Fifth and Sixth of "Applications of Amounts in Collection Account" without giving effect to any transfers from any other Account.

     Upon the occurrence or cessation of a Cash Trapping Event, the amount required to be on deposit in the Cash Trapping Account (the "Required Cash Trapping Amount") will be determined as follows for each Monthly Transfer Date:

     (i) if no Cash Trapping Event exists with respect to such Monthly Transfer Date, an amount equal to $200,000,

     (ii) if for such Monthly Transfer Date a Cash Trapping Event exists, an amount equal to $5,000,000.

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

     On each Monthly Transfer Date amounts on deposit in the Cash Trapping Account will be applied as provided in clauses First through Thirteenth under "- -Application of Amounts in the Collection Account." In addition, on each Calculation Date, provided that no Cash Trapping Event or Cash Trapping Hold exists on such Calculation Date, amounts on deposit in the Cash Trapping Account in excess of any amounts as may be required pursuant to the definition of Required Cash Trapping Amount shall be released from the Cash Trapping Account and transferred by the Collateral Agent to the Collection Account for application on the next succeeding Monthly Transfer Date as described under "-- Application of Amounts in the Collection Account." A "Cash Trapping Hold" shall exist on a Calculation Date when there has previously been a Cash Trapping Event and with respect to such Cash Trapping Event: (a) if such Cash Trapping Event related to the Monthly Average Lease Rate, the Monthly Average Lease Rate on such Calculation Date is less than the Monthly Average Lease Rate as of the Closing Date, (b) if such Cash Trapping Event related to the Monthly Utilization Rate, the Monthly Utilization Rate is less than 85% for any of the twelve immediately preceding consecutive monthly periods, or (c) if such Cash Trapping Event related to a Coverage Ratio, any Coverage Ratio on such Calculation Date is less than 1.175:1.

REQUIRED SPECIAL RESERVES AMOUNT

     Under the Intercreditor Agreement, upon the determination by the Manager of certain events as described below, the Collateral Agent shall transfer to the Special Reserves Account the following amounts (the "Required Special Reserves Amount") on the applicable Monthly Transfer Date:

          (i) if the Company is required to make any Required Modifications to the Equipment of any Car Type, an amount with respect to each Required Modification such that an amount equal to one-third of the total cost of implementing such Required Modification will be on deposit in the Special Reserves Account by the date implementation of such Required Modification is scheduled to begin; plus

          (ii) if the Company has elected to implement any Programmatic Optional Modification (i.e., the cost of implementing such modification in any calendar year is reasonably expected to exceed $750,000) to any Equipment an amount sufficient to fund the cost of such Programmatic Optional Modification; plus

          (iii) if an event shall occur with respect to which the Insurance Manager determines that the Company will be required to pay any applicable insurance deductible set forth in the Insurance Agreement, an amount (to be payable in level installments commencing with the first Monthly Transfer Date after the Insurance Manager shall have determined that the insurance deductible will be required to be paid) that will result in (A) 100% of the then current insurance deductible or (B) such other amount (including legal costs) as the Insurance Manager deems sufficient being on deposit in the Special Reserves Account by the date the insurance deductible is required to be paid; plus

          (iv) if any event shall occur or obligation shall arise pursuant to which the Company will be required to pay Stipulated Loss Value with respect to one or more Equipment Units (other than in connection with Events of Loss as to which the payment of Stipulated Loss Value is separately reserved for pursuant to clause Fifth under "--Application of Amounts in the Collection Account" or as an Operating Expense), an amount with respect to each such event or obligation (payable in level installments commencing with the first Monthly Transfer Date after the Company becomes aware of such payment obligation) that will result in the Stipulated Loss Value required to be paid being on deposit in the Special Reserves Account on the date such Stipulated Loss Value must be paid.

     Amounts on deposit in the Special Reserves Account will be withdrawn by the Collateral Agent upon certification by an Authorized Representative of the Company (i) requesting amounts on deposit in the Special Reserves Account to be made available to the Company to pay for Required Modifications, Programmatic Optional Modification or to pay expenses not covered by any insurance proceeds pursuant to the Company's insurance policies or (ii) indicating that all amounts for which the respective reserves have been accumulated have been paid or otherwise reduced to zero.

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

                                  THE LEASES

     The following summary relates to the Leases. Section references in parentheses are to the relevant sections of the Leases unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Leases.

TERM AND RENTALS

     Each Equipment Group will be leased by each Lessor to the Company for a term commencing on the Closing Date and expiring on September 20, 2020.

     Each Lease requires the Company to pay rent on the 20th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on September 20, 1998. Rent payments made in respect of a Lease will be used to make payments of principal and interest due on the Equipment Notes issued under the related Indenture in accordance with the Scheduled Amortization Schedule. Amounts received by the Company from the Subleases will be applied from the Collection Account monthly (pursuant to a monthly report prepared by the Manager) in the order of priority set forth in the Intercreditor Agreement. See "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account." Amounts distributed to each Indenture Trustee as assignee of its related Owner Trust will be distributed in the order of priority set forth in the related Indenture. See Description of the Equipment Notes--"Payment Account; Distributions of Amounts Received by Indenture Trustee."

     Pursuant to the Leases, Basic Rent payable on any Rent Payment Date will be payable monthly in accordance with a schedule designed to provide for the payment of (i) principal and interest on the related Equipment Notes in accordance with the Scheduled Amortization Schedule for such Equipment Notes and
(ii) in certain periods, cash distributions to the related Owner Trust for distribution in accordance with the related Trust Agreement. Failure by the Company to pay Basic Rent in full, however, will not result in a Lease Event of Default so long as the amount of Basic Rent paid on any Rent Payment Date is sufficient to make payments on the related Equipment Notes in accordance with the Rated Obligations Due for such Equipment Notes. A premium equal to 1.5% per annum payable monthly will be payable on each Rent Payment Date, together with interest at the Note Rate, in respect of the cumulative amount of that portion of Basic Rent not paid as of such Rent Payment Date equal to the Payment Deficiency.

     On any Rent Payment Date on which Basic Rent under a Lease includes an amount for cash distributions to the Owner Trusts, such amounts will be distributed to the related Owner Trustee for distribution to the related Owner Participant on a specified distribution date in accordance with the related Trust Agreement. Such cash distributions will only be payable to the extent available and only to the extent that cumulative payments on the related Equipment Notes have been paid in accordance with the Scheduled Amortization Schedule for such Equipment Notes, but not including Late Payment Premium or interest on overdue principal or interest on the Equipment Notes, which shall be payable from available cash after payment to the Owner Trustees in respect of Basic Rent. The Owner Trusts will also be entitled to interest on overdue payments of Basic Rent, which shall be payable from cash available after payment of Late Payment Premiums and interest on overdue principal or interest on the Equipment Note.

RESTRICTIONS ON SUBLEASES

     Pursuant to the Leases, the Company is permitted to sublease the Equipment in the United States, Canada or Mexico to any company for use in its business; provided that pursuant to each Lease the Company has agreed that it will not sublease to a sublessee formed under the laws of Mexico or any state thereof more than the lesser of 20% of the Equipment Units within any Equipment Group or the percentage of railcars subleased to Mexican sublessees in the Total Managed Fleet, and provided that in no event will it sublease more than 50 Equipment Units to any single Mexican sublessee (other than a wholly-owned special purpose subsidiary of GATC organized under the laws of Mexico (or any province or state thereof), a "Mexican Affiliate", or a Mexican Sublessee with a credit rating of a least BBB- or Baa3 as determined by either of S&P or Moody's respectively). Each Lease provides that the Equipment is to be used primarily on domestic routes in the United States and that at no time shall more than 49% of the Equipment Units within any Equipment Group be used outside the United States at the same time. No default by a Sublessee under a Sublease will relieve the Company of its obligations under the related Lease. The Company is prohibited from subleasing to

GATC and to its Affiliates, except that (i) an aggregate of not more than 33% of the Company Fleet may be subleased by the Company to wholly-owned subsidiaries of GATC organized under the laws of Canada ("Canadian Affiliates") and (ii) to Mexican Affiliates subject to the restrictions described above. Such Equipment Units may in turn be subleased by the Canadian Affiliates or Mexican Affiliates to customers under agreements containing terms and conditions similar in all material respects to the Subleases ("Foreign Subleases"). The Foreign Subleases will be assigned as collateral by the Canadian or Mexican Affiliates to the Company, and in turn assigned by the Company to the Collateral Agent under the Intercreditor Agreement. No other Sublessee may sub-sublease any Equipment Unit. (Lease, Sections 8.2 and 8.3) If any Equipment Unit is leased or possession is otherwise transferred, such Equipment Unit will remain subject to the Lien of the Indenture. See "--The Sublessees" and "The Subleases."

LIENS

     Each Lease requires the Company to maintain the related Equipment free of any liens, other than the respective rights of the related Owner Participant and Owner Trustee, the Collateral Agent, the holders of the related Equipment Notes, the Company and any permitted sublessee, under the related Lease, Indenture or Participation Agreement or the Intercreditor Agreement or the Trust Agreement between such Owner Trustee and Owner Participant pursuant to which the Owner Trustee acts as trustee for the benefit of such Owner Participant, and other than certain limited liens permitted under the related Lease and Indenture, including liens for taxes either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment or interference with the payment of rent), materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations which are either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment), judgment liens that are being appealed and whose enforcement has been stayed pending such appeal, and salvage rights of insurers. (Lease, Section [7])

EARLY TERMINATION

     So long as no Lease Event of Default (or certain specified events which, with notice or the lapse of time or both, would become a Lease Event of Default) shall have occurred and be continuing under a Lease, the Company may terminate such Lease pursuant to its Obsolescence Termination Option at any time on or after the seventh anniversary of the Closing Date with respect to any or all of the Equipment Units contained in a Functional Group (provided that if such termination is for less than all of the Equipment Units in a Functional Group,
(i) the Company shall exercise such termination with respect to at least 25 Equipment Units within the Functional Group, (ii) no fewer than 25 Equipment Units shall remain in such Functional Group as a result of such termination and
(iii) the determination as to which Equipment Units are subject to termination shall be made by the Company on a random or other basis (in each case reasonably acceptable to the related Owner Trustee) without discrimination based on maintenance status, operating condition or otherwise) (the "Terminated Units") if the Company determines in good faith (as evidenced by a certified copy of a resolution adopted by its Board of Directors and a certificate executed by its Chief Financial Officer) that such Terminated Units have become obsolete or surplus to its requirements, and that following the termination of such Terminated Units, the Units remaining subject to each Lease will constitute a pool of Units which is of sufficient quantity and quality to sustain the Coverage Ratio over the remaining Basic Term. The Company is required to give notice to the related Owner Trustee and the related Indenture Trustee of its intention to exercise its Obsolescence Termination Option at least 120 days prior to the proposed date of termination, which date shall be a Regular Distribution Date, and to provide an Officer's Certificate in connection therewith to the effect that there has been no discrimination in the selection of the Terminated Units when measured against the other Units and the Manager's Fleet. No later than the Business Day immediately preceding the 60th day prior to the proposed date of termination, the Company shall provide the applicable Owner Trustee with assurances reasonably satisfactory to the related Owner Participant of the Company's ability to pay the Termination Value for the Terminated Units and other amounts payable by the Company on such date of termination as provided in the relevant Lease, and if such assurances have not been given by such date, the termination notice previously given by the Company shall be deemed to have been withdrawn on such date. No Unit may be terminated as obsolete or surplus if it is subject to a Sublease. The Company through the Manager will act as agent for the related Owner Trustee in obtaining bids for the Terminated Units and the related Owner Trustee shall sell the Terminated Units to the bidder which has submitted the highest cash bid (who may not be the Company, the Manager or any affiliate of either thereof but who may be the related Owner Trustee or any affiliate of the related Owner Trustee) on the termination date. The net proceeds of such sale shall be paid to the related Owner Trustee. If the net proceeds received from such sale are less than the Termination Value for the Terminated Units, the Company shall pay to the related Owner Trustee an amount equal to the difference between such proceeds and such Termination Value, together with certain other amounts including, if applicable, unpaid Late Payment Premium and the Make-Whole Amount. All funds to be paid to or deposited with the related Owner Trustee as described in this paragraph shall, so long as the related Indenture shall not have been discharged, be deposited directly with the Collateral Agent for deposit in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units, any applicable premium or Make-Whole Amount thereon, and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The Lien of the related Indenture shall terminate with respect to the Terminated Units after the full Termination Value has been received by the related Indenture Trustee and, if all amounts due the Owner Participant have also been paid, the related Lease shall terminate with respect to such Terminated Units and the obligation of the Company thereafter to make Basic Rent payments with respect thereto shall cease. In the event any Terminated Unit is not sold by its proposed termination date, the Lease relating thereto, including all the Company's obligations thereunder, shall continue in effect. (Lease, Sections 3.5, 10.1, 10.2 and 10.4; Indenture,
Section 3.2)

     The Owner Trustee shall have the option to retain the Terminated Units. In such event, the Owner Trustee shall pay, or cause to be paid, to the Indenture Trustee funds in an amount equal to the principal of, Late Payment Premium, if any, and accrued interest on the outstanding Equipment Notes with respect to such Terminated Units, and, if applicable, an amount equal to the Make-Whole Amount. (Lease, Section 10.3)

EARLY PURCHASE OPTION

     So long as no Lease Event of Default (or certain specified events which, with notice or lapse of time or both, would become a Lease Event of Default) shall have occurred and be continuing under a Lease (with certain exceptions), the Company has one or more options to purchase on the respective Early Purchase Option Dates any or all of the Equipment Units subject to such Lease at a price equal to the Early Purchase Price of the Equipment Units. If the Company elects to exercise a purchase option with respect to less than all of the Equipment Units, then after giving effect to such partial purchase: (1) at least 800 Equipment Units shall remain in the Company Fleet, and (2) the allocation of Equipment Units, by Basic Group, shall be substantially similar to the allocation immediately prior to the exercise of such purchase option. The Company is required to give notice to the related Owner Trustee not less than 90 days prior to the date of its election to exercise any Early Purchase Option described herein. So long as the related Indenture shall not have been discharged, the amount of any Early Purchase Price shall be deposited by the Company directly with the Collateral Agent for deposit in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee, unless the Company exercises its right to assume all obligations of the Owner Trustee under the Equipment Notes issued in respect of such Equipment Units. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Equipment Units and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The Lien of the related Indenture shall terminate with respect to the Equipment Units after the Early Purchase Price and the payment of all other amounts due and owing by the Company with respect to such Equipment Units have been paid, unless the Company has exercised its right to assume all obligations of the Owner Trustee under the Equipment Notes issued in respect of such Equipment Units. (Lease, Section 22.1)

EVENTS OF LOSS

     If an Event of Loss occurs with respect to an Equipment Unit, the Manager shall give notice of the occurrence thereof (the "initial notice") to the related Owner Trustee and Indenture Trustee as soon as reasonably practical and in any event within 60 days after obtaining knowledge thereof. Within 60 days after such initial notice the Company shall notify the applicable Owner Trustee ("second notice") of its election to either (i) pay the Stipulated Loss Value of such Equipment Unit, together with certain additional amounts, or (ii) if no Lease Event of Default (or certain specified events which, with notice or lapse of time or both, would become a Lease Event of Default) under the applicable Lease has occurred and is continuing, replace such Equipment Unit. If the Company elects to replace such Equipment Unit, it must do so within 60 days after the Manager gives such second notice with a railcar of the same Car Type of the same or newer model year (or otherwise approved by the related Owner Trustee, which approval shall not be unreasonably withheld), and having a fair market value, utility, capacity, residual value, remaining economic useful life and condition at least equal to the Equipment Unit being replaced. If the Company elects to pay the Stipulated Loss Value of any

Equipment Unit or fails to replace such Equipment Unit within 60 days after the Company gives its second notice or if the Company fails to give the second notice, it must pay the Stipulated Loss Value on the Regular Distribution Date which next succeeds the 25th day following the date of notice of the Company's election to pay the Stipulated Loss Value or the expiration of the 60-day period, as the case may be. Such payment will in all circumstances be at least sufficient to pay in full as of the date of payment that portion of the aggregate unpaid principal of, and Late Payment Premium, if any, on the outstanding related Equipment Notes together with all unpaid interest thereon accrued to the date on which such amount is paid, without the Make-Whole Amount. Upon making such payment, the lien of the related Indenture and Lease shall terminate with respect to such Equipment Unit, title thereto shall be transferred to the Company or its designee and the obligation of the Company thereafter to make rental payments with respect thereto shall cease. The Stipulated Loss Value and other payments made by the Company to the Collateral Agent shall be deposited in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee. Amounts in excess of the allocable portion of the outstanding principal amount of the Equipment Notes issued under the related Indenture and then accrued and unpaid interest thereon to be prepaid as a result of such Event of Loss will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. In the event of a partial loss in respect of an Equipment Unit, the Manager must use the insurance proceeds or other available funds of the Company to repair the damage.

     An Event of Loss with respect to any Equipment Unit shall mean any of the following events: (i) damage or contamination of such Equipment Unit which, in the Manager's reasonable judgment, makes repair uneconomic or renders such Equipment Unit unfit for commercial use; (ii) destruction of such Equipment Unit which constitutes a total loss, or theft or disappearance (after reasonable efforts by the Company to locate the same) thereof for a period exceeding twelve months; (iii) the permanent return of such Equipment Unit to the manufacturer pursuant to any patent indemnity provisions; (iv) the taking or appropriating of title to such Equipment Unit by any governmental authority under the power of eminent domain or otherwise; or (v) the taking or requisitioning of such Equipment Unit for use by any governmental authority or any agency or instrumentality thereof under the power of eminent domain or otherwise and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by any governmental authority, agency or instrumentality other than the United States or Canada, in which case such period shall be the lesser of the period described above or 365 days). (Lease, Section 11.1)

LEASE EVENTS OF DEFAULT

     Events of default (each, a "Lease Event of Default") under each Lease include, among other things: (a) failure by the Company to make any payment of Basic Rent, any purchase price to be paid by the Company for any Equipment Units pursuant to such Lease or the related Participation Agreement, Stipulated Loss Value or Termination Value within 10 Business Days after the same shall have become due; provided, however, that failure to pay Basic Rent will not be a Lease Event of Default so long as the amount of Basic Rent actually paid by the Company on any Rent Payment Date is sufficient to meet the Rated Obligations Due on the Equipment Notes; (b) failure by the Company to make any payment of Supplemental Rent, including indemnity or tax indemnity payments, but not including Stipulated Loss Value, Termination Value or any purchase price to be paid by the Company for any Equipment Unit pursuant to such Lease or the related Participation Agreement, after the same shall have become due and such failure shall continue unremedied for 10 Business Days after receipt by the Company of written notice of such failure from the related Owner Trustee, related Owner Participant or related Indenture Trustee; (c) failure to maintain in effect insurance as required by such Lease, such failure not having been waived by the Owner Trustee; (d) the Company shall use or permit any use of the Equipment or any portion thereof in a way which is not permitted by such Lease, provided that such unauthorized use shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof so long as (i) such unauthorized use is not the result of any willful action of the Company and (ii) such unauthorized use is capable of being cured and the Company diligently pursues such cure throughout such 45-day period, or Lessee shall make or permit an unauthorized assignment or transfer of such Lease; (e) failure by the Company to observe or perform certain agreements or covenants contained in the Participation Agreement or the Intercreditor Agreement; (f) failure by the Company to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or other Operative Agreement to which it is a party continuing for a period of 30 days after notice of such failure from the related Owner Trustee, related Owner Participant or the related Indenture Trustee, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for a period of 90 days after receipt of such notice so long as the Company is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period; (g) any representation or warranty made by the Company in such Lease or other Operative Agreement to which it is a party being untrue or incorrect in any material respect at the time made and such untruth or incorrectness continues to be material and unremedied for a period of 30 days after notice thereof or, if such untruth or incorrectness is capable of being remedied, for a period of 60 days after receipt of such notice so long as the Company is diligently proceeding to remedy such untruth or incorrectness and does in fact remedy such untruth or incorrectness, including any adverse effects thereof, within such period; (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Company; and (i) the Manager shall have defaulted in the performance of any of its obligations under the Management Agreement and the Company shall have failed to exercise its rights under the Management Agreement in respect of such default for a period of 30 days after receipt by the Company of written notice from the related Lessor or the related Indenture Trustee demanding that such action be taken. There are no cross-default provisions in the Leases and events resulting in a Lease Event of Default under any particular Lease will not necessarily result in a Lease Event of Default under any other Lease. (Lease, Section 14)

REMEDIES UPON A LEASE EVENT OF DEFAULT

     If a Lease Event of Default has occurred and is continuing and the applicable Lease has been declared to be in default (or deemed to have been declared in default), the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, may, subject to a stay of such rights if the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, exercise one or more of the remedies provided in such Lease with respect to the Equipment subject thereto. These remedies include the right, subject to the Intercreditor Agreement, to repossess the Equipment, to terminate such Lease and any Sublease and to require the Company to pay as liquidated damages any unpaid rent plus, at the related Indenture Trustee's option, any one of the following amounts: (i) the excess of the present value of all rental payments for such Equipment Unit for the remainder of the Basic Term or any Renewal Term then in effect over the present value of the then fair market rental value of such Equipment Unit; (ii) the excess of the Stipulated Loss Value of such Equipment Unit over the fair market sale value of such Equipment Unit; or (iii) the higher of the Stipulated Loss Value for such Equipment Unit or the fair market sales value of such Equipment Unit. If payment is made pursuant to the foregoing clause (iii), such Equipment Unit shall be transferred to the Company. (Lease, Section 15.1)

     If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject the Leases. In such event, there could be no assurance that the amount of any claim for damages under the Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the Equipment Notes. In any case, rejection of a Lease by the Company or its bankruptcy trustee would not deprive the related Indenture Trustee of its security interest in the Equipment in an Equipment Group.

     The Company is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to the related Indenture Trustee upon the occurrence of a Lease Event of Default.


                         THE PARTICIPATION AGREEMENTS

     The following summary relates to the Participation Agreements. Section references in parentheses are to the relevant sections of the Participation Agreements unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Participation Agreements.

     Pursuant to the Participation Agreements, the Company is required to indemnify each Owner Participant, each Owner Trustee, each Indenture Trustee and the Pass Through Trustee for certain losses, fees and expenses arising out of the use or operation of the Equipment Units, and for certain other matters. (Participation Agreement, Section 7.2) In addition, the Company is required to indemnify each Owner Participant, each Owner Trustee and each Indenture Trustee for certain taxes in connection with the ownership, lease, sale or use of the Equipment. (Participation Agreement, Section 7.1)

     Each Participation Agreement provides that if the related Owner Participant or any affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to the Company or any affiliate of the Company, or any Person that has a material interest in an enterprise that engages in a business that is competitive with the Company's full service railcar leasing business, the Company may, on the Regular Distribution Date which next succeeds the 25th day following the date of notice to the related Owner Trustee and the related Indenture Trustee, purchase the applicable Equipment Units within the Equipment Group for a purchase price equal to either (i) the Termination Value for such Equipment Units calculated as of such Regular Distribution Date, together with all other amounts due and owing by the Company with respect to such Equipment Units, including, without limitation, all accrued and unpaid rental payments and any Make-Whole Amount or (ii) if the Company has elected to assume all of the related Owner Trustee's obligations in respect of the Equipment Notes issued with respect to such Equipment Units, the difference between the Termination Value for such Equipment Units and the outstanding principal amount of the Equipment Notes issued with respect to such Equipment Units. If the Company elects to exercise its right to purchase the applicable Equipment Units within the Equipment Group, unless the Company elects to assume the related Equipment Notes, the purchase price shall be used to prepay the Equipment Notes issued with respect to such Equipment Units and the applicable Make-Whole Amount, if any, shall be paid. See "Description of the Equipment Notes--Prepayments." (Participation Agreement, Section 6.9)


                            THE INSURANCE AGREEMENT

     The following summary relates to the Insurance Agreement. Section references in parentheses are to the relevant sections of the Insurance Agreement unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Insurance Agreement.

GENERAL

     The Insurance Agreement establishes the terms and conditions pursuant to which GATC shall act as insurance manager (the "Insurance Manager") on behalf of the Company and perform certain specified insurance services with respect to Equipment leased by the Company under the Leases. Under the Insurance Agreement, the Insurance Manager will generally manage and administer all insurance coverage placed or maintained on the Equipment as of the Closing Date, and has the authority thereafter to enter into, administer and terminate all insurance relating to the Equipment, subject to the terms and conditions of the Insurance Agreement and the requirements of the applicable Lease. (Insurance Agreement, Section [2.01])

     The Insurance Manager is required to use reasonable commercial efforts and diligence, consistent with customary commercial practice, as would be used by a prudent person in the full service railcar leasing industry. (Insurance Agreement, Sections [2.02, 3.01]) Under the Insurance Agreement, the Insurance Manager will maintain or cause to be maintained, with insurers with whom the Manager or its affiliates insure equipment owned or managed by them (or under certain self-insurance programs), (i) public liability insurance, in amounts not less than and with deductibles and retentions not greater than, those customarily maintained by the Manager and its Affiliates for similar equipment owned or managed by them and (ii) casualty insurance, in amounts not less than, against risks and with deductible and retention amounts not greater than, those customarily maintained by the Manager or its Affiliates for similar equipment owned or managed by them, subject, in each case, to compliance with certain insurance-related provisions in the Lease. (Insurance Agreement, Section [2.02])

     In addition to being required to maintain certain specified types and levels of insurance in respect of the Equipment, the Insurance Manager will also perform certain other duties under the Insurance Agreement, including, but not limited to: (i) furnishing promptly to the Company and the Manager under the Management Agreement copies of insurance policies and certificates of insurance with respect to the Equipment; and (ii) notifying the Company and the Manager under the Management Agreement immediately upon (x) receipt of any notice of lapse of insurance coverage or decrease in such coverage below the limits required under the Lease or (y) any default in the payment of any premium. (Insurance Agreement, Section [2.03])

REIMBURSEMENT OF INSURANCE MANAGER

     The Company will reimburse GATC monthly in an amount equal to the greater of (i) an appropriate share of the Manager's insurance costs for all railcars in the Total Managed Fleet, allocated on a basis customarily used by the Insurance Manager or its affiliates in allocating insurance costs or (ii) the Manager's marginal insurance costs resulting from such insurance coverage. If insurance coverage is maintained through a separate policy, whether obtained directly by or on behalf of the Company, the cost of such policy will be borne by the Company. Furthermore, there will be no apportionment of premiums in respect of insurance maintained by the Insurance Manager under the Insurance Agreement for periods extending beyond the Insurance Agreement's termination if coverage is effected through blanket insurance policies which also cover other property owned, leased or managed by the Manager or its affiliates. (Insurance Agreement, Section [4.01])

OTHER MATTERS

     The term of the Insurance Agreement shall continue for the term of the Leases. (Insurance Agreement, Section [6.01]) The Insurance Manager's services under the Insurance Agreement may, however, be terminated by the Company upon certain events, including: (i) the Insurance Manager's material failure to perform any of its obligations under the Insurance Agreement where such failure materially and adversely affects the rights of holders of the Equipment Notes or Certificateholders, and such failure is not remedied within 90 days of receipt of written notice, subject to certain conditions and exceptions; (ii) the occurrence of certain Lease Events of Default; (iii) certain events involving the voluntary or involuntary bankruptcy of the Insurance Manager, subject to certain conditions and exceptions; and (iv) the Manager's ceasing to be actively involved in the railcar management or maintenance businesses. (Insurance Agreement, Section [6.02])

     GATC may not resign as Insurance Manager nor may it be terminated in whole or in part unless a successor Insurance Manager has been appointed by the Company, the Owner Trustees and Indenture Trustees and has accepted such appointment and the Company has received written confirmation from the Rating Agencies that no lowering or withdrawal of the then current ratings on the Certificates will occur as a result of the selection of the successor Insurance Manager. (Insurance Agreement, Section [6.03])

     GATC is required to indemnify the Company for certain losses, fees and expenses and for certain other matters arising out of its actions under the Insurance Agreement. (Insurance Agreement, Section [7.01]) The Company is also required to indemnify GATC for certain losses, fees and expenses and for certain other matters arising out of its actions under the Insurance Agreement. (Insurance Agreement, Section [7.02])


                      FORMATION OF THE PASS THROUGH TRUST

     The Pass Through Trust will be formed, and the related Pass Through Certificates will be issued, pursuant to a Trust Supplement to be entered into between the Pass Through Trustee and the Company in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of the Trust Supplement, the Pass Through Trustee, on behalf of the Pass Through Trust formed thereby, will enter into a Participation Agreement with respect to each Equipment Group. Pursuant to such Participation Agreement, the Pass Through Trustee, on behalf of the Pass Through Trust, will purchase the Equipment Notes issued with respect to such Equipment Group so that all of the Equipment Notes held in the Pass Through Trust will have an interest rate equal to the interest rate on the Pass Through Certificates. The final distribution date of the Pass Through Certificates will correspond to the Rated Note Maturity Date on the related Equipment Notes although it is expected that the Equipment Notes will be fully amortized by the Scheduled Note Maturity Date of the related Equipment Notes. The Pass Through Trustee will distribute the amount of payments of principal, Late Payment Premium, Make-Whole Amount, if any and interest received by it as holder of the Equipment Notes to the Certificateholders of the Pass Through Trust. See "Description of the Pass Through Certificates" and "Description of the Equipment Notes."

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following summary relates to the Basic Agreement and the Trust Supplement, the Pass Through Trust to be formed thereby and the Pass Through Certificates to be issued by the Pass Through Trust. Section references in parentheses are to the relevant sections of the Basic Agreement unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement and the Trust Supplement.

GENERAL

     Each Pass Through Certificate offered hereby will represent a fractional undivided interest in the Pass Through Trust. The property of the Pass Through Trust will consist of the Equipment Notes to be issued on a nonrecourse basis by each of the Owner Trustees in connection with three separate leveraged lease transactions to finance not more than 80% of the cost to such Owner Trustees of certain railroad tank cars and covered hopper cars to be purchased by such Owner Trustees from the Company and leased back to the Company. All of the Equipment Notes acquired by the Pass Through Trust will have an interest rate equal to the interest rate of the Pass Through Certificates and will have a Rated Note Maturity Date corresponding to the final distribution date of the Pass Through Certificates. The aggregate principal amount of the Equipment Notes will be the same as the aggregate principal amount of the Pass Through Certificates to be issued by the Pass Through Trust. For a description of the Equipment Notes and the Indentures, see "Description of the Equipment Notes."

     The Pass Through Certificates will be issued only in fully registered form, without interest coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Sections 2.01. 2.02 and 3.01) Pass Through Certificates will be issued at the closing of the Offering only against payment in immediately available funds.

     Interest will be passed through to Certificateholders of the Pass Through Trust at the rate per annum set forth on the cover page of this Prospectus and will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Pass Through Certificates represent interests only in the Pass Through Trust and all payments and distributions shall be made only from the Trust Property. (Section 2.01) The Pass Through Certificates do not represent an interest in or obligation of the Company, GATC, the Pass Through Trustee or the Owner Trustee in their individual capacities, the Owner Participant, or any affiliate of any thereof.

BOOK-ENTRY REGISTRATION

     DTC. DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.
DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede & Co. ("Cede"), as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of

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DTC. Certificate Owners will not be recognized by the Pass Through Trustee as
Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium. if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     The Company understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, the Company understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in the Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither the Company nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES. Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) DTC advises the Pass Through Trustee in writing that DTC is unwilling or unable to continue as depository with respect to such Pass Through Certificates and the Pass Through Trustee or the Company is unable to locate a qualified successor within 90 days of such notice, [(ii) the Company, at its option, elects to terminate the book-entry system through DTC] or (iii) after the occurrence of an Event of Default (as defined below), Certificate Owners representing an not less than a majority in aggregate percentage interest in the Pass Through Trust advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Pass Through Trust Agreement, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the Pass Through Trust. The final payment on any Pass

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

Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

     SAME-DAY SETTLEMENT AND PAYMENT. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by the Company to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, in the case of Equipment Notes, or by the Company in respect of Assumed Debt, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

PAYMENTS AND DISTRIBUTIONS

     Payments received by the Pass Through Trustee of principal, Late Payment Premium and Make-Whole Amount, if any, and interest on the Equipment Notes will be distributed by the Pass Through Trustee to the Certificateholders on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Events of Default and Certain Rights Upon an Event of Default."

     Payments of interest on the Equipment Notes are scheduled to be received by the Pass Through Trustee on each Regular Distribution Date, commencing September 20, 1998, until the final distribution date for the Pass Through Trust, and payments of principal on the Equipment Notes are scheduled to be received in specified amounts by the Pass Through Trustee on each Regular Distribution Date commencing ______________ 20, 1998 (such regularly scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Regular Payments"). The Pass Through Trustee will distribute to the Certificateholders on each Regular Distribution Date all Regular Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Regular Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02) If a Regular Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Each Certificateholder will be entitled to receive a pro rata share of any distribution in respect of Regular Payments of principal, Late Payment Premium and Make-Whole Amount, if any, and interest made on the Equipment Notes held by the Pass Through Trust. After a partial or full prepayment or default in respect of some or all of such Equipment Notes, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for the Pass Through Trust reported periodically by the Pass Through Trustee. See "-- Pool Factors" and "--Statements to Certificateholders."

     Payments of principal, Late Payment Premium and Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes and payments received by the Pass Through Trustee following a default in respect of such Equipment Notes (including payments received by the Pass Through Trustee on account of the purchase by the related Owner Trustee of such Equipment Notes or payments received on account of the sale of such Equipment Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the 20th day of a month (a "Special Distribution Date"), except in the case of a refinancing of such Equipment Notes which will be distributed on the date of such refinancing, which may occur on any Business Day. Not less than 20 days' notice of such Special Payments or refinancing shall be provided by the Pass Through Trustee to the

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

holders of the Pass Through Certificates. See "Description of the Equipment Notes--Prepayments" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default." Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates on the fifteenth day preceding such Special Distribution Date. See "Description of the Equipment Notes--Prepayments" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default."

     The Pass Through Trust Agreement requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust and for the benefit of the Certificateholders of the Pass Through Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Regular Payments on the Equipment Notes. (Section 4.01) The Pass Through Trust Agreement also requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust and for the benefit of the Certificateholders, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

     Pursuant to the terms of the Pass Through Trust Agreement, the Pass Through Trustee is required to deposit any Regular Payments received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account on a Regular Distribution Date or a Special Distribution Date, as appropriate, will be made by check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register maintained by the Pass Through Trustee. (Section 4.02) The final distribution for the Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Termination of the Pass Through Trust."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section [12.10])

POOL FACTORS

     Unless there has been a prepayment, a payment of less principal than is provided for by the Scheduled Amortization Schedule on the Equipment Notes or a default in respect of one or more issues of the Equipment Notes held by the Pass Through Trust, the Pool Factor for the Pass Through Trust will decline in proportion to the repayments of principal on the Equipment Notes in accordance with the Scheduled Amortization Schedule as described in "Description of the Equipment Notes--Principal and Interest Payments--Principal." In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders.

     The "Pool Balance" for the Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance for the Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

     The "Pool Factor" for the Pass Through Trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Notes. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date. The Pool Factor for the Pass Through Trust will initially be 1.0000000, and thereafter, the Pool Factor will decline as described above to reflect reductions in the Pool Balance of the Pass Through Trust. The amount of a Certificateholder's pro rata

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

share of the Pool Balance of the Pass Through Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate by the Pool Factor for the Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date.

     As of the date of issuance of the Pass Through Certificates, and assuming that no prepayment, purchase or default in respect of any Equipment Notes shall occur, the repayments of principal of such Equipment Notes in accordance with both the Scheduled Amortization Schedule and the Rated Amortization Schedule and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment schedule are set forth in Appendix B. However, the Pool Factor on any particular Regular Distribution Date may fall within the values assigned for the Scheduled and Rated Pool Factors set forth on Appendix B to the extent that payments are not made in accordance with either schedule.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Regular Payment or Special Payment to Certificateholders of record a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates, as to (i) and
(ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to Late Payment Premium or Make-Whole Amount, if any;

          (ii)   the amount of such distribution allocable to interest;

          (iii) the Scheduled Pool Balance, Rated Pool Balance, Scheduled Pool Factor and Rated Pool Factor; and

          (iv) the Pool Balance and Pool Factor, if different from the Pool Balances and Pool Factors provided in (iii) above. (Section 4.03 of the Basic Agreement and Section [4.01] of the Trust Supplement)

     So long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to such Regular Distribution Date or Special Distribution Date, the Pass Through Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates on such record date. On such Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     In addition to the statements provided for above, the Manager will provide to the Certificateholders semiannually a statement setting forth certain information regarding the Equipment, including Sublease rates and utilization rates for such period.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Pass Through Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder

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of record as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     The Pass Through Trustee, as holder of the Equipment Notes, has the right to vote and give consents and waivers in respect of such Equipment Notes under the applicable Indenture. The Pass Through Trust Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of the Pass Through Trust. In circumstances in which the Pass Through Trustee is required to seek instructions from the Certificateholders, the principal amount of the Equipment Notes directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders taking the corresponding position. (Sections 6.01 and 10.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Pass Through Trust Agreement defines an event of default (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the Indentures (an "Indenture Event of Default"). The Indenture Events of Default are described in "Description of the Equipment Notes--Indenture Events of Default, Notice and Waiver" below. The Indenture Events of Default will include events of default under the related Lease (except in certain limited circumstances).

     The Owner Trustee and the Owner Participant under each Indenture will each have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the Pass Through Trust will be deemed to be cured.

     The Pass Through Trust Agreement provides that, as long as an Indenture Event of Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Notes issued under such Indenture, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall vote not less than a corresponding majority of such Equipment Notes in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest or Late Payment Premium thereon to be due and payable. The Pass Through Trust Agreement also provides that, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Sections 6.01 and 6.04)

     As an additional remedy if an Indenture Event of Default shall have occurred and be continuing, the Pass Through Trust Agreement provides that the Pass Through Trustee may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall, sell all or part of the Equipment Notes issued under such Indenture for cash to any Person. (Sections 6.01 and 6.02) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02)
The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Company, the related Owner Trustee, the related Owner Participant or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders could take any action with respect to any remaining Equipment Notes held by the Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

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

     Any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture, the related Owner Trustee exercises its option to purchase the outstanding Equipment Notes issued under such Indenture as described under "Description of the Equipment Notes-- Indenture Events of Default, Notice and Waiver", the price paid by such Owner Trustee to the Pass Through Trustee for the Equipment Notes issued under such Indenture shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections
4.01 and 4.02)

     Any funds held by the Pass Through Trustee in the Special Payments Account representing either payments received with respect to any Equipment Notes following an Indenture Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. (Sections 4.01 and 4.04)

     The Pass Through Trust Agreement provides that the Pass Through Trustee shall, within 90 days after the occurrence of a default (as defined below), give to the Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults with respect to the Pass Through Trust known to it; provided that, except in the case of default in the payment of principal, Late Payment Premium or Make-Whole Amount, if any, or interest on any of the Equipment Notes, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default" shall mean any event which is, or with the giving of notice or the passage of time or both would become, an Indenture Event of Default. (Section 7.02)

     The Pass Through Trust Agreement contains a provision entitling the Pass Through Trustee, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Pass Through Certificates before proceeding to exercise any right or power under the Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03)

     In certain cases, the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest may on behalf of the holders of all Pass Through Certificates waive any past default or Event of Default with and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in the deposit of any Regular Payment or Special Payment or in the distribution of any such payment, (ii) a default in payment of the principal, Late Payment Premium or Make-Whole Amount, if any, or interest on any of the Equipment Notes, and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder affected thereby. (Section 6.05) For a discussion of waivers of Indenture Events of Default under the Indentures, see "Description of the Equipment Notes--Indenture Events of Default, Notice and Waiver."

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENT

     The Pass Through Trust Agreement contains provisions permitting the Company and the Pass Through Trustee to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates, (i) to add to the covenants of the Company for the benefit of the holders of such Pass Through Certificates, (ii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of the Pass Through Certificates, (iii) to evidence and provide for a successor Pass Through Trustee for the Pass Through Trust, or (iv) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter, provided that in each case, such modification does not adversely affect the status of a Pass Through Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code (as hereinafter defined) for U.S. federal income tax purposes. (Section 9.01)

     The Pass Through Trust Agreement also contains provisions permitting the Company and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Pass Through Trust, to execute supplemental trust agreements adding any provisions to or

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

changing or eliminating any of the provisions of the Pass Through Trust Agreement, to the extent relating to the Pass Through Trust, or modifying the rights or obligations of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes, or distributions in respect of any Pass Through Certificate, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note, except as provided in the Pass Through Trust Agreement, (c) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust provided for in the Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Pass Through Trust Agreement, (d) modify any of the provisions relating to supplemental agreements that may be executed with the consent of Certificateholders as described in this paragraph or relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment or (e) adversely affect the status of the Pass Through Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

MODIFICATION AND CONSENTS AND WAIVERS UNDER THE INDENTURES AND RELATED
AGREEMENTS

     In the event that the Pass Through Trustee, as the holder of any Equipment Notes, receives a request for its consent to any amendment, modification, waiver or supplement under an Indenture, any Lease or other document relating to such Equipment Notes, which requires the consent of the Certificateholders of the Pass Through Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders as to whether or not to consent to such amendment, modification, waiver or supplement. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes in the same proportion as the Pass Through Certificates were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "Description of the Pass Through Certificates-- Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification, waiver or supplement, and may so notify the Indenture Trustee to which such consent relates. (Section 10.01)

TERMINATION OF THE PASS THROUGH TRUST

     The obligations of the Company and the Pass Through Trustee with respect to the Pass Through Trust will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held in the Pass Through Trust. The Pass Through Trustee will mail to each Certificateholder of record a notice of the termination of the Pass Through Trust, specifying the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.01)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     The Company will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation. (Section 5.02)

THE PASS THROUGH TRUSTEE

     [The First National Bank of Chicago] will be the Pass Through Trustee for the Pass Through Trust. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreement, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Section 7.04) The First National Bank of Chicago will also be the Indenture Trustee of the Indentures under which the Equipment Notes are issued and the Collateral Agent under the Intercreditor Agreement.

     The Pass Through Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee or becomes incapable of acting as Trustee or becomes insolvent, the applicable Owner Participant may remove such Pass Through Trustee. In addition, any holder of Pass Through Certificates for at least six months may in such circumstances, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee and appointment of the successor trustee does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity and should be read to take into account the possibility that the Pass Through Trust could have a different successor trustee in the event of such a resignation or removal.

     The Pass Through Trust Agreement provides that the Company will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by the Company with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the Pass Through Trust. (Section 7.07)


                  MATURITY, PAYMENT AND YIELD CONSIDERATIONS

     The expected maturity and weighted average life of the Pass Through Certificates have been based on certain structuring assumptions. See "Structuring Assumptions."

     Principal payments on the Equipment Notes, and thereby the Pass Through Certificates, will be affected by a number of factors, including (i) the timing of receipt of payments under the Subleases or the failure of the Sublessees to make all payments due under their Subleases, (ii) the ability to re-lease any Equipment upon expiration of the Sublease terms, (iii) the exercise by the Company of its Obsolescence Termination Option under the Lease, (iv) the occurrence of an Event of Loss with respect to any Equipment Unit held by the Owner Trust issuing such Equipment Notes and the timing of an Owner Trust's receipt of insurance proceeds, if any, in respect thereof if the Company does not elect to replace such Unit, and (v) the exercise by an Owner Trust of its one-time refinancing option which would lead to a redemption of the Equipment Notes. The likelihood of a Lessee default or delinquency will depend in part on the financial strength of the Sublessees and their ability to make the required payments under the Subleases. The ability of the Manager on behalf of the Company to re-lease the Equipment will be affected by a variety of economic, political, geographic, legal, tax, regulatory and other factors affecting the supply of and demand for railcars in general and the Equipment in particular.

     Greater than expected payments of principal will increase the yield on the Pass Through Certificates purchased at a price less than par. Similarly, greater than anticipated payments of principal will decrease the yield on Pass Through Certificates purchased at a price greater than par. In addition, the yield on Pass Through Certificates purchased at less than par will decrease if principal payments are received later than expected.

                            STRUCTURING ASSUMPTIONS

     The following discussion summarizes certain of the key assumptions used by the Company to develop the cash flow model (the "Structuring Assumptions") from which the Scheduled Amortization Schedule has been derived. The Structuring Assumptions are based on a complex set of detailed modeling assumptions developed for each railcar type in the Company Fleet on the basis of the Manager's historical experience and other considerations deemed relevant by the Company. The summary below does not purport to describe the many variables in detail but rather is intended only to provide an overview of the resulting key assumptions used to develop the Scheduled Amortization Schedule. On the basis of the Structuring Assumptions, the resulting net cash flow computed by deducting all assumed expenses from assumed gross revenues (the "Pre-Financing Cash Flow") is sufficient to pay all amounts of interest and principal when scheduled under the Scheduled Amortization.

     Any projections, forecasts or estimates and other "forward-looking" statements reflected in or by the Structuring Assumptions are inherently subject to significant business and economic uncertainties and contingencies beyond the control of the Company. While the Company believes the Structuring Assumptions are reasonable based on the historical experience of the Manager, the model does not purport to represent a complete set of factors which may affect the revenues and expenses of the Company and is not intended to be a forecast of the Company's future results. Furthermore, actual results will vary from the Structuring Assumptions since there can be no assurance that the Company's future results will be comparable to the Manager's historical experience, and the variations may be material. Some of the factors which could cause results to differ materially include changes in interest rates, markets, financial or legal uncertainties, casualty occurrences and differences in Sublease rental rates and utilization rates.

     Also set forth below are a sensitivity analysis and stress scenario which are intended merely to illustrate certain, but not all, payment sensitivities of the Pass Through Certificates to certain, but not all, market and economic stresses. These tables have been developed by fixing certain of the Structuring Assumptions and by varying other Structuring Assumptions and certain other factors which will affect the Company's revenues and expenses. More severe stresses may lead to payments of principal on the Pass Through Certificates being delayed or decreased, or in certain cases, an Event of Default.

     The Company does not intend to update or revise the information presented to reflect changes occurring after the date hereof. Actual experience will vary from the Structuring Assumptions.

Revenue Assumptions

     General

     (i) The average useful life for the Equipment Units is assumed to exceed 20 years.

     (ii) All future payments in respect of the Subleases are assumed to be received on a timely basis by the Company when due.

     (iii) The one-month London Interbank Borrowing Rate ("LIBOR") is assumed to remain constant at 5.65625% per annum.

     (iv) Funds on deposit in the Liquidity Reserve Account, Cash Trapping Account and Collection Account are assumed to earn interest at one-month LIBOR.

     (v)    All other transaction accounts are assumed to earn no interest.

     Sublease Rates

     (i) The aggregate average monthly lease rate for the first four years is assumed to be the actual average lease rate at closing.

     (ii) [After the first four years,] the average sublease rate is assumed to increase at an average annual rate of 1.14%, reflecting the combined effects of assumed inflation and lease rate reductions over time due to aging of the Company Fleet.

     Utilization

     (i) The utilization for the first four years is assumed to be 100%. Thereafter, utilization rates for the Company Fleet are assumed to decline somewhat as set forth in the table below:

                           Year    Utilization
                           ----    -----------
                              5        97%
                             10        97%
                             15        96%
                             20        95%

     (ii) The initial Subleases are assumed to have four year terms. Thereafter, the assumed lease renewal terms range from one to seven years, with the average Sublease term for the Equipment assumed to be approximately 3 years over the entire transaction.

Expense and Operating Cost Assumptions

     Cost Inflation

     (i)    An assumed inflation rate of 2.25% was applied to all Operating
            Expenses.

     Maintenance

     (i) It is assumed that during the first four years of the transaction the Equipment Units will not require maintenance.

     (ii) Commencing in year five, maintenance costs are assumed to increase with the age of the Equipment Units. Maintenance age curves were developed for each of the Equipment Types based on the Manager's historical experience. Maintenance costs are assumed to be 5% of gross revenues in year five, increasing linearly to 24% in year 20.

     Rent Abatements

     (i) Rent is assumed to be abated for the period that an Equipment Unit is in a maintenance facility.

     (ii) It is assumed that an Equipment Unit will spend an average of 30 days in a maintenance facility each time repair or maintenance is performed on the Equipment Unit at such facility.

     (iii) An Equipment Unit is assumed to require maintenance once every five years for years five through ten of the transaction and once every three years thereafter.

     Receivables Write Off

     Write-offs are assumed to be 0.25% per year of gross revenues for the entire transaction.

     Required Maintenance Programs

     Two types of Required Maintenance Programs are assumed to be performed on each applicable Equipment Unit. The average aggregate initial costs (before inflation) for the Required Maintenance Programs (including costs related to Rule HM201 and Rule 88B) is assumed to be approximately $_________ per Unit, which costs are assumed to be incurred once every approximately 10 years.

     Optional Modifications

     (i) Optional Modifications that are to be made by the Company at its own expense are assumed to occur over the course of the transaction with respect to approximately [25%] of the cars.

            The average amount for such Optional Modifications is assumed to be $771 per modified car.

     (ii) Optional Modifications are assumed to be requested by customers with respect to approximately 2.4% of the cars over the transaction and are assumed to be repaid over five years with interest as specified in the Subleases.

     Management Fee

     (i) The management fee provided for in the Management Agreement is made up of a Base Component and an Incentive Component.

     (ii) The Base Component, equal to $240 per Equipment Unit per year, is assumed to be inflated by 2.25% every year.

     (iii) The Incentive Component, equal to a percentage of revenue, is $60 per Equipment Unit in the first year of the transaction, increasing thereafter based on revenue increases.

     Car Tax

     Initially, car taxes are assumed to be $160 per Equipment Unit per year. Thereafter, car taxes are assumed to decrease with the book value of the Equipment Unit (which is amortized "straight line" over a 30-year period), inflated by 2.25% per year.

     Other Expense

     Switching, tracking, insurance and other expenses are assumed initially to be $114 per Equipment Unit per year (before inflation) and are thereafter inflated by 2.25%.

     Trustee Fee

     Aggregate fees of the Owner Trustee, Pass Through Trustee and the Indenture Trustee are assumed to be $25,000 per year.

Sensitivity Analysis

     The following table shows the effect on the assumed Pre-Financing Cash Flow when selected factors underlying the Structuring Assumptions are varied throughout the transaction (except as otherwise noted) as indicated under the "Stress" column (in each case holding other Structuring Assumptions unchanged):

                                                                                  Resulting Cash Flow as a
                                                                                     % of Pre-Financing
                                                                                      Cash Flow under
           Variable                          Stress                                Structuring Assumptions
           --------                          ------                                ------------------------
  Monthly Lease Rates              20% permanent decrease                                    77.9%
  Annual Maintenance Cost          40% increase                                              93.9
  Mandated Improvements            40% increase                                              98.1
  Utilization after year four      72%                                                       76.7
  Lease Rate Growth Rate           90 bps lower than the expense inflation rate              84.8
  Receivable Write-Offs Expense    1% of revenues                                            99.0

Stress Scenario

     The following set of stress factors is presented for illustrative purposes only as an example of the combined effect on the cash flow model of a number of stress factors which could occur concurrently. This combination results in approximately a 68.9% decrease in Pre-Financing Cash Flow. Other combinations of stress factors could result in greater reductions in Pre-Financing Cash Flow, and expanding the above stresses would result in a still greater reduction in annual Pre-Financing Cash Flow. Unless otherwise stated, all other Structuring Assumptions remain the same.

     Monthly Lease Rates sustain a permanent 10% decrease (before inflation). Annual Maintenance Cost is increased by 20%.
     Required Modification Costs are increased by 20%.
     Utilization after year 4 is equal to 86% for the remainder of the transaction.
     The Lease Rate Inflation (1.90%) is 0.35% below the expense inflation rate (2.25%).
     Receivables Write-Offs are 0.50% of revenues.

     When applying all of the above stresses simultaneously:

     The Equipment Notes were repaid in 22 years.
     The weighted average life of the debt was 12.7 years.
     Pre-Financing Cash Flow decreased by 68.9%. All rated obligations (Interest and Rated Amortization) were paid.

                                THE OWNER TRUSTS

     Each Owner Trust was formed pursuant to a Trust Agreement between the Owner Trustee and an Owner Participant, and prior to formation had no assets or obligations. Concurrently with the execution and delivery of each Trust Agreement, each Owner Trustee entered into a Participation Agreement, a Lease and an Indenture. Pursuant to the Trust Agreement and the Participation Agreement, each Owner Trust acquired an Equipment Group from the Company, and, pursuant to the Lease, leased the Equipment Group to the Company. On the Closing Date, each Owner Trust will assign all its right, title and interest (subject to certain limitations) in, to and under an Equipment Group and the Lease to the Indenture Trustee. Also, each Owner Trust will assign certain of its rights under the Intercreditor Agreement. The Owner Trusts will not engage in any business activity other than owning and leasing an Equipment Group, issuing Equipment Notes and certain other matters incidental thereto. As a consequence, each Owner Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Owner Trust. Each Owner Participant will be the sole beneficiary of its Owner Trust.


                      DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Participation Agreement and the Trust Agreement relating to each Equipment Group.

GENERAL

     The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between __________________________________, as Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Equipment Group, and The First National Bank of Chicago, as Indenture Trustee.

     The related Owner Trustee will lease each Equipment Group to the Company pursuant to a separate Lease between such Owner Trustee and the Company with respect to such Equipment Group. The Company is obligated to make or cause to be made Basic Rent and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that are expected to be sufficient to pay the principal of, and interest on, the Equipment Notes issued with respect to such Equipment Group when due and payable in accordance with the Scheduled Amortization Schedule. The Equipment Notes are not, however, direct obligations of, or guaranteed by, the Company or any affiliate thereof. The Company's rental and other obligations under the Leases are secured pursuant to the Intercreditor Agreement and each Owner Trustee's obligations under its Equipment Notes are secured pursuant to the related Indenture. See "The Intercreditor Agreement."

PRINCIPAL AND INTEREST PAYMENTS

     Principal

     The aggregate principal amount of the Equipment Notes is $120,000,000.

     Scheduled Amortization of the Equipment Notes represents the amount of principal which the Owner Trust must pay (on a cumulative basis) through each Regular Distribution Date in order to avoid payment of Late Payment Premiums. The "Scheduled Maturity Date," which is September 20, 2017 represents the Regular Distribution Date on which the Owner Trust will pay the final installment of principal, if all payments of principal are made in accordance with Scheduled Amortization. Rated Amortization of the Equipment Notes represents the minimum amount of principal which the Owner Trust must pay (on a cumulative basis) through each Regular Distribution Date in order to avoid an Indenture Event of Default attributable to the failure to make payments of principal on the Equipment Notes. The "Rated Maturity Date," which is September 20, 2020, is the Regular Distribution Date by which the Owner Trust must pay all outstanding principal on the Equipment Notes.

     The Scheduled Amortization and Rated Amortization for the Equipment Notes as of the last Regular Distribution Date at the end of each year in which the Equipment Notes are outstanding, are set forth below (see "Appendix B" for a schedule of monthly amortization rates and Pool Factors (as defined herein)):

           SCHEDULED AMORTIZATION*    RATED AMORTIZATION*
          -------------------------   ---------------------
            PRINCIPAL    PRINCIPAL   PRINCIPAL  PRINCIPAL  CUMULATIVE EXCESS OF
DATE         PAYMENT      BALANCE     PAYMENT    BALANCE   SCHEDULED OVER RATED*
-----     -------------  ----------  ---------  ---------  ---------------------
Closing    $             $           $          $          $
12/20/98
12/20/99
12/20/00
12/20/01
12/20/02
12/20/03
12/20/04
12/20/05
12/20/06
12/20/07
12/20/08
12/20/09
12/20/10
12/20/11
12/20/12
12/20/13
12/20/14
12/20/15
12/20/16
12/20/17
12/20/18
12/20/19
12/20/20

________________
* May not total due to rounding.

     The "Scheduled Amortization Amount," at any Regular Distribution Date, equals the excess, if any, of (i) the cumulative amount of all Scheduled Amortization through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date. The "Rated Amortization Amount," at any Regular Distribution Date, equals the excess, if any, of (i) the cumulative amount of all Rated Amortization through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

     If, on any Regular Distribution Date, a Payment Deficiency exists, Late Payment Premium will be payable on the next Regular Distribution Date with respect to such Payment Deficiency.

     If, on any Regular Distribution Date, the principal paid on such date is less than the Rated Amortization Amount, an Event of Default will occur if such default continues beyond the applicable grace period.

     If any date scheduled for any payment of principal, Late Payment Premium or Make-Whole Amount, if any, or interest on the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest. (Indenture, Section [2.04(b)])

     Interest

     Interest is payable on the outstanding principal amount of the Equipment Notes at the rate set forth on the cover page hereof (computed on the basis of a 360-day year of twelve 30-day months) (the "Note Rate") on each Regular Distribution Date. Interest on principal which is overdue under the Rated Amortization Schedule and, to the extent permitted by law, overdue interest is payable at the rate per annum equal to Note Rate plus 1.5% (the "Default Rate") on each Regular Distribution Date. Interest on any overdue Late Payment Premium payable in respect of the Equipment Notes is payable at the Late Payment Rate on each Regular Distribution Date. See "--Late Payment Premium" below. Interest on overdue principal and interest is payable solely out of funds available after payment of the Scheduled Amortization Amount then due and the equity portion of all scheduled Basic Rent then due. See "Payment Account" below.

     If interest is payable on any date which is not a Business Day, the interest which would be payable on such date shall be payable on the next Business Day.

Late Payment Premium

     The Late Payment Premium payable on any Regular Distribution Date with respect to a Payment Deficiency on the previous Regular Distribution Date equals an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on the Payment Deficiency, for the period from and including the previous Regular Distribution Date to but excluding such Regular Distribution Date, at a rate per annum equal to the Late Payment Rate.

     Late Payment Premiums and interest on Late Payment Premiums are payable on a Regular Distribution Date solely out of funds available after payments of interest (excluding interest on any past due principal and interest or interest on Late Payment Premiums), after payment of the Rated Amortization Amount, after payment of certain fees, expenses and indemnities of the Owner Trust, the Indenture Trustee, the Pass Through Trustee and the Owner Participant, after payment of the Scheduled Amortization Amount after giving effect to the payment of the Rated Amortization Amount, after payment of the equity portion of all scheduled payments of Basic Rent then due, after any required deposit to the Liquidity Reserve Account, the Special Reserve Account and the Stipulated Loss Value Deficiency Account on such Regular Distribution Date and after payment of any interest on any past due principal and interest. In addition, funds in the Liquidity Reserve Account, the Special Reserve Account and the Stipulated Loss Value Deficiency Account are not available for payment of Late Payment Premiums or interest on Late Payment Premiums to the Pass Through Trustee, as holder of the Equipment Notes. Accordingly, payments of Late Payment Premiums and interest on Late Payment Premiums are effectively subordinated to payments of the foregoing amounts, and the ratings of the Certificates are not based on the payment of Late Payment Premiums or interest on Late Payment Premiums on the Equipment Notes.

PREPAYMENTS

     If the Company elects to pay the Stipulated Loss Value following an Event of Loss with respect to an Equipment Unit, or fails to replace such Equipment Unit within a 120-day period following knowledge by the Manager of such Event of Loss, a portion of the Equipment Notes issued with respect to such Equipment Unit is required to be prepaid on the Regular Distribution Date next succeeding the date 25 days after the Company gives notice of its election to pay the Stipulated Loss Value of such Equipment Unit or the expiration of such 120-day period at a price equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the unpaid principal amount of the Equipment Notes issued with respect to such Equipment Unit (after deducting therefrom the principal installment, if any, paid on such date) by a fraction, the numerator of which shall be the Equipment Cost of such Equipment Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment Units in such Equipment Group immediately prior to such prepayment date, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including such prepayment date after giving effect to the application of any Basic Rent paid on such prepayment date and (iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) in respect of the principal amount to be prepaid pursuant to clause (i), but without the payment of any Make-Whole Amount or other premium. See "The Leases--Events of Loss." (Lease, Sections 11.1 and 11.2; Indenture, Section 2.10(b))

     In the event of a termination by the Company, pursuant to its Obsolescence Termination Option, of the Lease with respect to any Equipment Unit or the purchase by the Company, pursuant to its Early Purchase Option, of some or all of the Equipment Units (and the election by the Company not to assume the Equipment Notes as described under "The Leases--Early Purchase Option), the applicable Owner Trustee is required to prepay all or a portion, as applicable, of the Equipment Notes issued with respect to the Equipment Group in which such Equipment Unit was included. In the case of an exercise of the Obsolescence Termination Option or an Early Purchase Option, such prepayment will be made on a Regular Distribution Date upon at least 25 days' prior notice from the applicable Owner Trustee to the applicable Indenture Trustee. In the case of an exercise of either the Obsolescence Termination Option or an Early Purchase Option, the prepayment price shall be equal to the unpaid principal amount thereof (computed as provided in the preceding paragraph) together with accrued and unpaid interest thereon to the date of prepayment and any unpaid Late Payment Premium (and accrued and unpaid interest thereon) plus the applicable Make-Whole Amount, if any. If the Company exercises its Obsolescence Termination Option it will be required, pursuant to the applicable Lease, to either sell such Equipment Unit as agent for the applicable Owner Trust and to pay the proceeds of such sale to the applicable Indenture Trustee on behalf of such Owner Trust, or elect not to sell the Terminated Units but retain such Units as provided in such Lease and pay, or cause to be paid, to the applicable Indenture Trustee an amount equal to the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units and all accrued and unpaid interest thereon to the date of prepayment of such Equipment Notes and an amount equal to the Make-Whole Amount, if any, and any unpaid Late Payment Premium in respect of the principal amount of the Equipment Notes to be prepaid, without in any manner relieving the Company of its obligation to pay any unpaid rent under such Lease. To the extent such proceeds are insufficient to prepay the required portion of the Equipment Notes, the Company will also be required, as a condition to exercise its Obsolescence Termination Option, to pay to the applicable Indenture Trustee the amount of such insufficiency. No later than the Business Day immediately preceding the 60th day prior to the proposed date of termination, the Company shall provide the applicable Owner Trustee with assurances reasonably satisfactory to the related Owner Participant of the Company's ability to pay the Termination Value for the Terminated Units and other amounts payable by the Company on such date of termination as provided in the relevant Lease, and if such assurances have not been given by such date, the termination notice previously given by the Company shall be deemed to have been withdrawn on such date. See "The Leases--Termination" and "--Early Purchase Option." (Lease, Sections 10.1, 10.2, 10.3 and 22.1; Indenture, Sections 2.10(a) and 2.10(c))

     In the event (i) the Company elects to exercise its right to terminate any Lease and purchase the related Equipment Group as a result of the related Owner Participant or any affiliate thereof becoming or acquiring, or being acquired by, merged or otherwise consolidated with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to the Company, the Manager or any affiliate of the Company or the Manager or any Person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with the Company's or the Manager's full service railcar leasing business, and (ii) the Company elects, in connection with such exercise of its right to purchase such Equipment Group, not to assume all of the applicable Owner Trustee's obligations in respect of the related Equipment Notes, all of the related Equipment Notes issued by the applicable Owner Trustee will be prepaid on a Special Distribution Date. In the event of a refinancing of the Equipment Notes issued with respect to any Equipment Group, all of the related Equipment Notes issued by the applicable Owner Trustee will be prepaid on the date of such refinancing, which may be any Business Day. In either such case, the applicable Indenture Trustee shall receive at least 25 days' prior notice from the applicable Owner Trustee and the prepayment price shall be equal to the unpaid principal amount thereof, together with accrued interest thereon to the date of prepayment, any unpaid Late Payment Premium (and accrued and unpaid interest thereon), plus Make-Whole Amount, if any. See "Description of the Equipment Notes--The Participation Agreements." (Indenture, Section 2.10(c) and (d))

     The Equipment Notes issued with respect to any Equipment Group are also subject to purchase in whole by the applicable Owner Trustee, upon 30 days' irrevocable notice on a Special Distribution Date, in the case of (i) one or more Lease Events of Default having occurred and are continuing under the related Lease, (ii) any acceleration of such Equipment Notes, or (iii) the applicable Indenture Trustee, as assignee of the related Lease, having declared such Lease to be in default and having commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease. Such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment, but without the payment of any Make-Whole Amount. If, however, an Owner Trustee exercises its rights pursuant to clause (i) above within 180 days of such Lease Event of Default and none of the events described in clauses (ii) and (iii) thereof has occurred, then such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment plus Make-Whole Amount, if any. During such 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable Owner Trustee (or any nominee of the Owner Trustee reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such Equipment Notes. (Indenture, Section 4.4(b))

     The Scheduled Amortization Schedule and the Rated Amortization Schedule will be adjusted in the event of a partial prepayment of the Equipment Notes.

     The Make-Whole Amount, if any, payable with respect to the Equipment Notes will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by the Company or, if the applicable Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, selected by the applicable Indenture Trustee.

     The term "Make-Whole Amount" means, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, an amount to be determined by the Investment Banker as of the third Business Day prior to the applicable prepayment date, which amount shall equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest based upon Scheduled Amortization from the prepayment date to the Scheduled Maturity Date of such Equipment Note, discounted monthly at a rate equal to the Treasury Rate plus 0.15%, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note, based upon Scheduled Amortization, plus any accrued but unpaid interest thereon by (b) a fraction, the numerator of which shall be the aggregate unpaid principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided, that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a) (ii) and (b) above shall be determined after deducting the principal installment, if any, due on such prepayment date.

     The term "Treasury Rate" means, with respect to each Equipment Note to be prepaid, a per annum rate (expressed as a monthly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)) "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

     The term "Average Life Date" of each Equipment Note shall be the date which follows, in the case of an Equipment Note being prepaid, the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note. The "Remaining Weighted Average Life" of such Equipment Note, at the prepayment or determination date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note in accordance with the Scheduled Amortization Schedule by (ii) the number of days from and including the prepayment or determination date to but excluding the scheduled payment date of such principal payment, by (b) the unpaid principal amount of such Equipment Note.

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ASSUMPTION OF EQUIPMENT NOTES UNDER CERTAIN CIRCUMSTANCES

     In the event that the Company elects to purchase the applicable Equipment Units of an Equipment Group prior to the maturity of the related Equipment Notes, either pursuant to an Early Purchase Option or as a result of a related Owner Participant or any affiliate thereof engaging in a business in competition with the Company's or the Manager's full service railcar leasing business as described under "The Participation Agreements," the Company shall have the right to assume the related Equipment Notes. Such assumption shall be subject to certain terms and conditions, including, among other things, (i) delivery by the Company of an indenture supplement giving effect to such assumption reasonably satisfactory to the related Indenture Trustee and execution and delivery by the Company of Equipment Notes reflecting such assumption, (ii) delivery by the Company to the related Indenture Trustee and the related Owner Trustee of a certificate stating that the Company has paid to such Owner Trustee all amounts required to be paid to such Owner Trustee pursuant to the applicable Lease in connection with such purchase and assumption, (iii) no Indenture Event of Default or event which with notice or passage of time or both would become an Indenture Event of Default having occurred and be continuing immediately subsequent to such assumption, and (iv) receipt by the related Indenture Trustee and the related Owner Trustee of an opinion of counsel to the Company to the effect that, after giving effect to the indenture supplement, (x) the related Indenture, the indenture supplement and the Equipment Notes issued thereunder each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms (subject to customary exceptions), (y) all filings and recordings and other action necessary or appropriate to protect the interests of the related Indenture Trustee in the Equipment Units purchased by the Company have been accomplished, and (z) no holder of Equipment Notes will be required to recognize gain or loss for tax purposes in connection with such assumption. Following such assumption, the Equipment Units so purchased by the Company shall remain subject to the lien of the Indenture securing the related Equipment Notes but the related Owner Trustee shall be released from all obligations under such Equipment Notes and under the related Indenture in respect of such Equipment Notes. (Indenture, Section 3.6; Lease, Section 22.1; and Participation Agreement, Section 6.9)

PAYMENT ACCOUNT; DISTRIBUTIONS OF AMOUNTS RECEIVED BY THE INDENTURE TRUSTEE

     Amounts distributed to the Indenture Trustee in respect of each Owner Trust will be deposited into a Payment Account maintained by the Indenture Trustee pursuant to the related Indenture. On each Regular Distribution Date the Indenture Trustee shall apply the amounts on deposit in the applicable Payment Account in the following order of priority:

          (i) First, to the payment of interest accrued and unpaid on the Equipment Notes issued by the related Owner Trust as of such date (but not including interest on past due principal and interest, or interest on Make-Whole Amounts or Late Payment Premiums);

          (ii) Second, in accordance with the Rated Amortization Schedule, to the payment of principal on the Equipment Notes issued by the related Owner Trust;

          (iii) Third, in accordance with the Scheduled Amortization Schedule, to the payment of principal on the Equipment Notes issued by the related Owner Trust, after giving effect to and without duplication of principal paid pursuant to clause (ii) above;

          (iv) Fourth, to the related Owner Trustee, the excess of the amount of Basic Rent payable under the applicable Lease on or prior to such Regular Distribution Date over the amount required to be paid pursuant to clause (iii);

          (v) Fifth, an amount equal to any interest on any past due principal and interest on the Equipment Notes (but not including interest on Make-Whole Amounts or Late Payment Premiums);

          (vi) Sixth, an amount equal to any interest on any Late Payment Premium then due and owing on the Equipment Notes;

          (vii) Seventh, to the payment of any Late Payment Premiums, if any, due on the Equipment Notes; and

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

          (viii) Eighth, to the related Owner Trustee, the balance of such Payment Account for distribution in accordance with the related Trust Agreement.

SECURITY

     The Equipment Notes issued with respect to each Equipment Group will be equally and ratably secured by (i) a collateral assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain rights described below) under the Lease with respect to such Equipment Group, including the right to receive certain payments of rent thereunder, (ii) a perfected first priority security interest of the related Indenture Trustee in the related Equipment Group, a collateral assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the Intercreditor Agreement, including the right to receive payments on the Leases, pro rata, from the cash flows received by the Collateral Agent from rent payable by the Sublessees (after payment of certain expenses and indemnities) and certain reserve funds maintained by the Collateral Agent as described under "The Intercreditor Agreement--The Accounts." The assignment by such Owner Trustee to the related Indenture Trustee of its rights under such Lease excludes certain rights of such Owner Trustee and the related Owner Participant, including rights relating to indemnification by the Company for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by the Company under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by the Company to such Owner Trustee. (Indenture, Granting Clause)

     The Company will be required to file each Indenture, Indenture Supplement, Lease, and Lease Supplement with respect to each Equipment Group with the United States Surface Transportation Board and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such Act. The filing with the Surface Transportation Board will give the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the related Lease. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease and the Equipment Units created by the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

     Each Equipment Unit may be operated by the Company or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction and at the risk and expense of the Company, in Specified Investments.

     The Manager will be obligated, pursuant to the terms of the Management Agreement to maintain, repair and keep each Equipment Unit in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

LIMITATION OF LIABILITY

     Except in certain limited circumstances involving the Company's purchase of Equipment and the assumption of the Equipment Notes related thereto, the Equipment Notes will not be direct obligations of, or guaranteed by, the Company or the Owner Trustees (in their individual capacities). None of the Collateral Agent, the Owner Trustees (in their individual capacities), the Owner Participants or the Indenture Trustees, or any affiliates thereof, shall be personally liable to any holder of an Equipment Note or, in the case of the Collateral Agent, the Owner Trustees (in their individual capacities) and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, Make-Whole Amount, if any, Late Payment Premium and interest on Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional

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

prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Company under the Lease with respect to such Equipment Group).

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes issued thereunder under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     Indenture Events of Default under each Indenture include: (a) a Lease Event of Default under the related Lease; provided that a Lease Event of Default resulting solely from the Company's failure to pay Supplemental Rent under the applicable Lease will only be an Indenture Event of Default if the Indenture Trustee, upon the direction of 100% of the holders of the Equipment Notes then outstanding, declares such Lease Event of Default to be an Indenture Event of Default, (b) default by the related Owner Trustee (not resulting from a default by the Company under the Lease) in making payments when due of the Rated Amortization Amount, Make-Whole Amount, if any, or interest (other than interest on overdue principal and interest) on any Equipment Note and continuance of such default for three Business Days, (c) failure by the related Owner Trustee or the related Owner Participant to perform any covenant contained in the Indenture, the Equipment Notes issued thereunder or in the related Participation Agreement continued for a period of 30 days after written notice by the related Indenture Trustee or any holder of an Equipment Note issued under the Indenture, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for an additional period of 30 days after the expiration of the aforesaid 30-day period so long as such Owner Trustee or Owner Participant, as the case may be, is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period,
(d) any representation or warranty made by the related Owner Trustee in the Indenture or made by such Owner Trustee or the related Owner Participant in the related Participation Agreement or in any document or certificate furnished to the related Indenture Trustee being incorrect in any material respect as of the date made and remaining material and continuing unremedied for a period of 30 days after written notice to the related Owner Trustee and related Owner Participant, or, if such incorrectness is capable of being remedied, for an additional period of 15 days after the expiration of the aforesaid 30-day period so long as such Owner Trustee or Owner Participant, as the case may be, is diligently proceeding to remedy such incorrectness and shall in fact remedy such incorrectness, including any adverse effects thereof, within such period, and
(e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Participant or the related Owner Trustee as Owner Trustee (and not in its individual capacity). There are no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture. (Indenture, Section 4.1)

     In the event that (i) at any time one or more Lease Events of Default under the related Lease shall occur and be continuing, (ii) such Equipment Notes shall have been accelerated or (iii) the related Indenture Trustee, as assignee of the related Lease, shall have declared such Lease to be in default and shall have commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease, upon 30 days' irrevocable notice the related Owner Trustee may elect to purchase all, but not less than all, of the Equipment Notes then outstanding under such Indenture from the holders thereof by paying to each such holder an amount equal to the aggregate unpaid principal amount of all such Equipment Notes then held by such holder, together with accrued and unpaid interest thereon to the date of payment, but without the payment of any Make-Whole Amount. If, however, an Owner Trustee exercises its rights pursuant to clause (i) above within 180 days of such Lease Event of Default and none of the events described in clauses (ii) and (iii) thereof has occurred, then such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment plus Make-Whole Amount, if any. During such 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable Owner Participant (or any nominee of the Owner Participant reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such Equipment Notes. (Indenture, Section 4.4(b))

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

     In the event the Company fails to make Basic Rent payments sufficient for the Indenture Trustee to make principal payments on the Equipment Notes in accordance with the Rated Amortization Schedule within ten Business Days after the date the same shall become due under a Lease, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable Owner Participant or the applicable Owner Trustee may, during the ten Business Days after receiving written notice of the Indenture Event of Default resulting from such failure from the applicable Indenture Trustee, pay to the applicable Indenture Trustee the Rated Amortization Amount due and payable together with any interest thereon on account of the delayed payment thereof, in which event such payment by such Owner Participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations); provided, that the applicable Owner Participant and the applicable Owner Trustee, collectively, shall not be entitled to cure more than eighteen consecutive or thirty-six total failures to make such monthly Basic Rent payments. In the event there shall occur a Lease Event of Default under a Lease in respect of any payment of rent other than Basic Rent, or which is curable by the payment of money and such Lease Event of Default constitutes an Indenture Event of Default, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable Owner Participant or the applicable Owner Trustee may, during the period of 30 days after receiving written notice of such Indenture Event of Default from the applicable Indenture Trustee, pay to such Indenture Trustee the amount of such rental payment, together with any interest thereon on account of the delayed payment thereof, or otherwise make such payment as shall effect such cure, in which event such payment by such Owner Participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose as a result of such Lease Event of Default (but such cure shall not relieve the Company of any of its obligations); provided that the applicable Owner Participant and the applicable Owner Trustee, collectively, shall not be entitled to cure such other Lease Events of Default if the amount of such payments which have not been reimbursed by the Company shall exceed $10,000,000, which amount shall be adjusted annually for inflation. With respect to any amounts advanced by and owing to the applicable Owner Trustee and the applicable Owner Participant, such Owner Trustee and such Owner Participant shall be expressly subordinated to the rights of the holders of the Equipment Notes to receive any and all amounts of principal and interest in accordance with the Scheduled Amortization Schedule then due and owing on the Equipment Notes prior to any payment from the Company to such Owner Participant or such Owner Trustee. (Indenture, Section 4.4(a))

     Each Indenture provides that in the event the applicable Indenture Trustee shall have knowledge of an Indenture Default or Indenture Event of Default thereunder, such Indenture Trustee shall give notice thereof to the holders of the Equipment Notes issued thereunder, the Company, the applicable Owner Trustee and the applicable Owner Participant. (Indenture, Section 5.1)

     The holders of a majority in aggregate principal amount of the outstanding Equipment Notes issued under an Indenture by notice to the related Indenture Trustee may on behalf of all holders thereof waive any past default under such Indenture except a default in the payment of the Rated Amortization Amount, Make-Whole Amount or Late Payment Premium, if any, or interest on any Equipment
Note issued thereunder or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of an Equipment Note affected thereby. (Indenture, Section 4.6)

REMEDIES

     If an Indenture Event of Default shall occur and be continuing under an Indenture, the Indenture Trustee thereunder may, and when instructed by the holders of a majority in aggregate principal amount of the Equipment Notes outstanding under such Indenture shall, declare the unpaid principal of all such Equipment Notes issued thereunder to be due and payable, together with all Late Payment Premium and accrued interest thereon. The holders of a majority in aggregate principal amount of Equipment Notes outstanding under such Indenture may rescind and annul any such declaration by the related Indenture Trustee at any time prior to the sale of the related Equipment Group after such an Indenture Event of Default if (i) there has been paid to or deposited with such Indenture Trustee an amount sufficient to pay all overdue installments of interest and Late Payment Premium (and accrued interest thereon) on the Equipment Notes and the principal of any Equipment Notes outstanding under such Indenture that have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Indenture Defaults and Indenture Events of Default under such Indenture, other than nonpayment of principal, Late

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

Payment Premium or interest on the Equipment Notes outstanding under such Indenture that have become due solely because of such acceleration, have been cured or waived. (Indenture, Section 4.2)

     Each Indenture provides that, if an Indenture Event of Default thereunder has occurred and is continuing, the Indenture Trustee thereunder may, subject to the Intercreditor Agreement, exercise certain rights or remedies available to it under applicable law, including (if the related Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Equipment Group subject to such Lease. An Indenture Trustee's right to exercise remedies under an Indenture is subject to the Intercreditor Agreement and in certain circumstances to its having proceeded to terminate such Lease and repossess the related Equipment Group, unless at the time such Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case such Indenture Trustee has agreed to refrain from exercising remedies under such Indenture for a period of 90 days. Further, an Indenture Trustee may not exercise remedies under an Indenture in those circumstances in which the Company, as the debtor in a bankruptcy proceeding, shall have assumed such Lease with the approval of the bankruptcy court having jurisdiction over such case, under Section 365 of Title 11 of the United States Code (the "Bankruptcy Code") or any amended or successor version thereof, and no Lease Event of Default (other than a Lease Event of Default arising from the bankruptcy of the Company) has occurred and is continuing under such Lease and no Indenture Event of Default unrelated to a Lease Event of Default occurring solely as a result of the bankruptcy of the Company shall have occurred and be continuing under such Indenture. See "The Leases--Lease Events of Default." Such remedies may be exercised by an Indenture Trustee to the exclusion of a related Owner Trustee and, subject to the terms of the related Lease, the Company. Any Equipment sold in the exercise of such remedies will be free and clear of any rights of those parties including the rights of the Company under such Lease with respect to such Equipment; provided that no exercise of any remedies by such Indenture Trustee may conflict with the terms of the Intercreditor Agreement, or affect the rights of the Company under such Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Sections 4.3(a) and (c), 4.4(c) and 4.5; Lease, Section 15)

     In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Equipment Notes related thereto might become part of, or otherwise be affected by, the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the bankruptcy estate might seek court approval to reject the related Lease under Section 365 of the Bankruptcy Code. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the bankruptcy estate.

     The holders of a majority of the aggregate principal amount of the Equipment Notes outstanding under an Indenture may instruct the Indenture Trustee thereunder to give such notice, direction or consent, or exercise such right, remedy or power under such Indenture or the related Lease or in respect of the Indenture Estate or take such other action as shall be specified in such instructions, but in such event such Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds for believing that adequate indemnity against such risk is not reasonably assured to it. (Indenture, Sections 5.2 and 5.3)

     If an Indenture Event of Default occurs and is continuing under an Indenture and the Indenture Trustee thereunder (as security assignee) has declared the related Lease to be in default or the Equipment Notes outstanding under such Indenture have been accelerated or such Indenture Trustee has exercised any remedies under such Indenture, any sums held or received by such Indenture Trustee may be applied to reimburse such Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due such Indenture Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indenture, Section 3.3)

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority of the aggregate principal amount of the Equipment Notes outstanding under an Indenture, the provisions of such Indenture and the related Lease and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

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

     Certain provisions of each Lease and each Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture so long as no Indenture Event of Default thereunder shall have occurred and be continuing. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of such Equipment Group at the end of the term of such Lease and (ii) the renewal of such Lease and the option of the Company at the end of the term of such Lease to purchase such Equipment Group. (Indenture, Section 9.5)

     Without the consent of the holder of each Equipment Note outstanding under an Indenture, no amendment or modification of such Indenture may (a) change the final maturity of, or reduce the principal amount of, or Late Payment Premium or Make-Whole Amount, if any, or interest payable on any Equipment Notes issued under such Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal, Late Payment Premium or Make-Whole Amount, if any, or interest is due and payable, (b) create any lien with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture, except as permitted in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the Lien of such Indenture or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Section 9.1)


                       FEDERAL INCOME TAX CONSIDERATIONS

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal tax consequences resulting from the ownership and disposition of Pass Through Certificates, subject to the limitations stated herein. This summary does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Pass Through Certificates, and it is not intended to reflect the individual tax position of any Certificateholder. It deals only with Pass Through Certificates held as capital assets. Except as expressly indicated, it is addressed only to Certificateholders purchasing Pass Through Certificates at their issue price and does not deal with Certificateholders with a special tax status or special tax situations, such as dealers in securities or currencies, Pass Through Certificates held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Pass Through Certificate and one or more other investments, or situations in which the functional currency of the Certificateholder is not the U.S. dollar. Except to the extent discussed below under "--Taxation of Non-United States Certificateholders," this discussion may not be applicable to non-United States persons not subject to United States federal income tax on a net income basis. It is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. It does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Pass Through Certificates or Certificateholders thereof. Certificateholders should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     For purposes of the discussion below, (i) "United States person" means a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes regardless of its source and (ii) "non-United States person" means a person other than a United States person.

TAX STATUS OF THE TRUST

     Vedder, Price, Kaufman & Kammholz, counsel to the Company, has provided its opinion that the Pass Through Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. Accordingly, each Certificateholder will be treated as if it owned directly the portion of the class of Equipment Notes allocable to such Pass Through Certificate.

TAXATION OF UNITED STATES CERTIFICATEHOLDERS

     Each Certificateholder that is a United States person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest with respect to the Equipment Notes that is allocable to the Pass Through Certificates held by such Certificateholder. Failure of an Owner Trust to make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule will result in the payment of Late Payment Premiums, increasing the effective interest rate in the Equipment Notes (See "Description of the Equipment Notes--Principal and Interest Payments--Late Payment Premium"). Under the original issue discount ("OID") regulations, the possibility of such an increase will not cause the Equipment Notes to be considered to be issued with OID provided that, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that an Owner Trust will make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule. In this regard, GATC has concluded that it is significantly more likely than not that payments on the Equipment Notes will be made in accordance with the Scheduled Amortization Schedule. If, however, an Owner Trust fails to make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule, then, for purposes only of the OID rules, the Equipment Notes would be treated as having been retired and reissued, possibly with OID.

     Each Certificateholder that is a United States person will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Pass Through Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). Certain fees and expenses, including fees paid to the Trustee, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Pass Through Trust, in which event a Certificateholder that is a United States person will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a Certificateholder that is a United States person is an individual, estate or trust, the deduction for such Certificateholder's share of such fees or expenses will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such Certificateholder's share of such fees and expenses, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of United States Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

     A Certificateholder that is a United States person will recognize capital gain or loss upon the sale or exchange of a Certificate equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest on the underlying Equipment Note) and its tax basis in the Pass Through Certificate. Amounts attributable to accrued interest are treated as interest subject to the treatment described above. A Certificateholder that is a United States person will have a tax basis in a Pass Through Certificate equal to the Certificateholder's purchase price for such Pass Through Certificate, decreased by any principal repayments and any amortization of bond premium. Capital gain or loss recognized on the sale or exchange of a Pass Through Certificate will be long-term capital gain or loss if at the time of sale or exchange, the Pass Through Certificate has been held for more than one year. In the case of individuals, the long-term capital gains tax rate is generally 20% for capital assets held for more than 18 months and 28% for capital assets held for more than 12 months and not more than 18 months.

TAXATION OF NON-UNITED STATES CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Pass Through Certificate that is a non-United States person (a "Non-U.S. Certificateholder") will not be subject to United States federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such Owner Participant's interest in the Owner Trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to any Owner Participant or any transferee of such Owner Participant's interest in the Owner Trust and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is a non-U.S. person and provides its name and address (and after December 31, 2000, proof of foreign status and possibly a U.S. taxpayer identification number) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Pass Through Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Pass Through Certificate will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a United States trade or business of the holder and (ii) in the case of an individual, such Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

     Notwithstanding the foregoing, if interest or other income received with respect to the Pass Through Certificates is effectively connected with a United States trade or business conducted by a Certificateholder that is a non-United States person, such Certificateholder, although exempt from the withholding tax described above, may be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such Certificateholder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Pass Through Certificates to Certificateholders who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required by IRS regulations. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Pass Through Certificates to a Certificateholder that is a United States person must be reported to the IRS, unless the Certificateholder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in clause (iii)(A) of the first paragraph of the preceding section would establish an exemption from backup withholding for those non-U.S. Certificateholders who are not exempt recipients.

     Payment of the proceeds from the sale of a Pass Through Certificate to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except to the extent that, if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes or (iii) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting may apply to such payments. Payments of the proceeds from the sale of a Certificate to or through the United States office of a broker is subject to information reporting and backup withholding unless the Certificateholder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                            CERTAIN ILLINOIS TAXES

     Vedder, Price, Kaufman & Kammholz has provided its opinion that, under existing Illinois law as of the date hereof (i) the Pass Through Trust will not be classified as an association taxable as a corporation for purposes of franchise and income taxation by the State of Illinois or any political subdivision thereof; (ii) Certificateholders will be treated as the owners of undivided interests in the assets of the Pass Through Trust for purposes of franchise and income taxation by the State of Illinois and any political subdivision thereof; (iii) the Pass Through Trust will not be subject to taxation or any other governmental fee or charge by the State of Illinois or any political subdivision thereof; (iv) neither the Equipment Notes nor the Pass Through Certificates will be subject to ad valorem taxation or any other tax on intangible property by the State of Illinois or any political subdivision thereof; (v) neither the delivery of the Equipment Notes to the Pass Through Trust nor the acquisition, ownership or disposition of the interest of any Certificateholder in any Pass Through Certificate will be subject to any sales, use or transfer taxes imposed by the State of Illinois or any political subdivision thereof; and (vi) a Certificateholder will not be subject to taxation or any governmental fee or charge by the State of Illinois or any political subdivision thereof, if a Certificateholder (a) is not a resident of the State of Illinois, or otherwise subject to any tax, governmental charge or fee imposed by the State of Illinois or any political subdivision thereof, (b) does not otherwise have part of its receipt or income includible (either directly or indirectly) in a tax return filed by a Certificateholder (or an affiliate of the Certificateholder) in the State of Illinois, and (c) would not be subject to taxation or any governmental fee or charge by the State of Illinois if, instead of owning said Pass Through Certificates, the Certificateholder owned its share of the assets of the Pass Through Trust directly.

     Neither the Pass Through Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Pass Through Trust could result in a reduction in the amounts available for the distribution to the Certificateholders of the Pass Through Trust. In general, should a Certificateholder of the Pass Through Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a successor Pass Through Trustee in such other jurisdiction will be appointed.


                             ERISA CONSIDERATIONS

IN GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A nonexempt prohibited transaction may have to be rescinded, and the party in interest or disqualified person that engages in the nonexempt prohibited transaction may be subject to excise taxes and other penalties under ERISA and the Code.

     An investment in Pass Through Certificates by a Plan might also result in the assets of the corresponding Pass Through Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, or actions involving the assets of the Pass Through Trust, might be or become prohibited transactions under ERISA and/or the Code, and the Plan fiduciary might have engaged in an improper delegation of its investment management responsibilities. Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "DOL Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Pass Through Certificate, for purposes of such fiduciary responsibility and prohibited transaction provisions the Plan would be considered to own its share of the underlying assets of the Pass Through Trust unless equity participation by "benefit plan investors" in the Pass Through Certificates is not "significant".

     Ownership of the Pass Through Certificates by benefit plan investors, which are defined in the DOL Regulation as Plans, employee benefit plans not subject to ERISA (for example, governmental plans and foreign plans) and other entities deemed to hold Plan assets, would not be "significant" if at all times less than 25 percent of the value of the Pass Through Certificates is held by benefit plan investors. Investment in and transfer of the Pass Through Certificates will not be restricted or monitored with respect to this 25% limit. Accordingly, it is possible that during the term of the Equipment Notes more than 25 percent or more of the Pass Through Certificates will be held by Plans and other benefit plan investors. Accordingly, under the DOL Regulation, an investment by a Plan in a Pass Through Certificate during such period could, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding Equipment Note and an ongoing loan to the applicable Owner Trust and such transactions could be subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     Regardless of whether the assets of the Pass Through Trust are deemed to be Plan assets, the fiduciary of a Plan that proposes to purchase and hold any Pass Through Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange or lease of any property between a Plan and a party in interest or a disqualified person,
(iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, GATC and its affiliates, the Initial Purchaser, the Pass Through Trustee and the Indenture Trustee.

     Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Pass Through Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions determined by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions determined by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts). However, there can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Pass Through Certificates.

     Governmental plans and certain church plans that are not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Pass Through Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Pass Through Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a nonexempt prohibited transaction or any other violation of an applicable requirement of ERISA.

UNDERWRITER EXEMPTION

     In addition to the class exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Pass Through Certificates by Plans, provided that certain specified conditions are met. In particular, the DOL has issued an individual administrative exemption to Salomon Brothers Inc. in Prohibited Transaction Exemption 89-89 (54 Fed. Reg. 42569 (1989)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds equipment notes secured by leases and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions that must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arms'-length transaction with an unrelated party; the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes; the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc., and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Pass Through Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Pass Through Certificates or the assets of the Pass Through Trust. Therefore, the fiduciary of a Plan considering the purchase of a Pass Through Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

     A plan fiduciary making an investment in the Pass Through Certificates should consult its tax and/or legal advisors regarding under what circumstances the assets of the Pass Through Trust would be considered plan assets, the possibility of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences.

     EACH HOLDER OF A PASS THROUGH CERTIFICATE WILL BE DEEMED TO REPRESENT OR HAVE REPRESENTED AT THE TIME OF PURCHASE EITHER THAT IT IS NOT USING PLAN ASSETS OR THAT ITS PURCHASE AND HOLDING OF THE PASS THROUGH CERTIFICATE WILL NOT OR DID NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE.

     The sale of a Pass Through Certificate to a Plan is in no respect a representation by the Underwriter, the Pass Through Trustee, the Indenture Trustee, the Company or any of their affiliates that such an investment meets all of the relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


                                 UNDERWRITING

     Under the terms of and subject to the conditions contained in the underwriting agreement with the Company (the "Underwriting Agreement"), Salomon Brothers Inc. and Morgan Stanley Dean Witter & Co. (the "Underwriters") have agreed to purchase from the Pass Through Trustee all of the Pass Through Certificates offered hereby.

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Pass Through Certificates is subject to, among other things, the approval of certain legal matters by its counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Pass Through Certificates if any are taken.

     The Underwriters propose to offer all or part of the Pass Through Certificates directly to the public at the public offering price set forth on the cover page of this Prospectus and may offer a portion of the Pass Through Certificates to certain dealers at a price that represents a concession not in
excess of     % of the principal amount of the Pass Through Certificates.  The
Underwriters may allow, and such dealers may reallow, a concession not in excess of ______% of the principal amount of the Pass Through Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company, against certain liabilities, including liabilities under the Securities Act.

     The Company does not intend to apply for listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intends to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Pass Through Certificates and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

     During and after the Offering, the Underwriters may purchase and sell the Pass Through Certificates in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Pass Through Certificates sold in the Offering for their account may be reclaimed by the Underwriters if such Pass Through Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Pass Through Certificates which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

     It is expected that the delivery of the Pass Through Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus, which will be the fifth business day following the date of pricing the Pass Through Certificates (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Pass Through Certificates on the date of pricing or the next succeeding business day will be required by virtue of the fact that the Pass Through Certificates initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Pass Through Certificates who wish to trade Pass Through Certificates on the date of pricing or the next succeeding business day should consult their own advisor.


                                 LEGAL MATTERS

     The validity of the Pass Through Certificates offered hereby will be passed upon for the Company by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois. Certain legal matters in connection with the Pass Through Certificates offered hereby will be passed upon for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Both Vedder, Price, Kaufman & Kammholz and Milbank, Tweed, Hadley & McCloy will rely on the opinion of the law department of The First National Bank of Chicago as to basic matters relating to the authorization, execution and delivery of the Pass Through Certificates under the Basic Agreement and the Trust Supplement.


                                    RATINGS

     It is a condition to their issuance that the Pass Through Certificates be rated at least Aa2 and AA by Moody's and S&P, respectively. The ratings of the Pass Through Certificates are based primarily on the value of the Equipment, the lease payments due under the Leases and the availability of amounts on deposit in the Accounts. The Owner Trusts' ability to pay any Make-Whole Amount on the Pass Through Certificates has not been rated by the Rating Agencies. The Owner Trusts' ability to pay Late Payment Premiums has not been rated by the Rating Agencies. The ratings of the Pass Through Certificates address the likelihood that any payments of interest which are not timely made will be made with accrued interest no later than the "Rated Maturity Date." Late Payment Premiums, if any, will be payable solely out of funds available after providing for payment of certain expenses and indemnities, all Basic Rent under the Leases in an amount sufficient to pay accrued and unpaid interest and principal then due on the Equipment Notes in accordance with the Scheduled Amortization Schedule and the equity portion of all scheduled payments of Basic Rent due and payable and after making the contributions required to be made to certain reserve accounts required to be maintained pursuant to the Intercreditor Agreement. The Owner Trusts' ability to pay in full the principal on the Equipment Notes on the Scheduled Maturity Date for the corresponding series of Pass Through Certificates (or on any other date prior to the Rated Maturity
Date) has not been rated by any of the Rating Agencies. See "Description of the Equipment Notes--Principal and Interest Payments." The ratings assigned to the Pass Through Certificates do not address the possible imposition of withholding tax on any payments under the Leases, the Equipment Notes, the Pass Through Certificates or otherwise.

APPENDIX A

                           GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, the Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein.

     "AAR" means the Association of American Railroads.

     "Administrative Services Agreement" means the Administrative Services Agreement dated as of _______, 1998 between the Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

     "Accounts" means each of the Collection Account, the Operating Account, the Liquidity Reserve Account, the Special Reserves Account, the Non-Shared Payments Account, the Stipulated Loss Value Deficiency Account, the Cash Trapping Account and the Excess Cash Account.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Base Component" for each calendar month means the product of (i) the Unit Monthly Fee, multiplied by (ii) the number of Units managed under the Management Agreement, each as determined on the first day of such month. The Unit Monthly Fee shall initially be $20 per Unit, and shall be thereafter adjusted annually.

     "Basic Agreement" means the Pass Through Trust Agreement, dated as of August 1, 1998, between the Company and the Pass Through Trustee.

     "Basic Rent" shall mean the rent payable by the Company to a Lessor under a Lease.

     "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

     "Calculation Date," with respect to any Monthly Transfer Date, means the close of business on the last Business Day of the calendar month immediately preceding such Monthly Transfer Date.

     "Car Type" means each of the six categories of railcars being: general covered hopper, general service tank, high pressure tank, specialty covered hopper, alloy and specialty chemical.

     "Cash Trapping Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Cash Trapping Cap" has the meaning given to such term in "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

     "Cash Trapping Event" has the meaning given to such term in "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

     "Cash Trapping Hold" has the meaning given to such term in "Collection and Application of Company's Cash Flows -- Cash Trapping Events, Required Cash Trapping Amount, Release from Cash Trapping Account."

     "Category 1 Supplemental Expenses" means all Supplemental Rent payable under a Lease for (a) payments due from the Company to each Lender Agent, each Loan Participant and each Lessor Agent in respect of fees and expenses payable pursuant to each Participation Agreement; and (b) payments due from the Company to each Lender Agent, each Loan Participant, each Lessor Agent and each Owner Participant in respect of indemnities (including, without limitation, the general tax indemnity and general indemnity) in each Participation Agreement.

     "Category 2 Supplemental Expenses" means all Supplemental Rent payable under a Lease to pay any Late Rent Premium due and payable under such Lease.

     "Category 3 Supplemental Expenses" means all Supplemental Rent or other amounts payable under a Lease, any other Operative Agreement to which the Company is a party or any other Company Document to pay any and all other amounts, liabilities, indemnities and obligations (other than Basic Rent, renewal rent and other amounts included in other Categories of Supplemental Expenses) which the Company assumes or agrees to pay to any Person under any Lease or other Company Documents.

     "Cede" means Cede & Co., as nominee for DTC.

     "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Pass Through Trust Agreement on behalf of the Certificateholders of the Pass Through Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Pass Through Trust.

     "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

     "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

     "Closing Date" means August ___, 1998.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral," with respect to the security interest granted by the Company pursuant to the Intercreditor Agreement, means all of the Company's right, title and interest in and to (i) the Company Documents, including the right to receive payments thereunder (other than certain Non-Shared Payments), (ii) the Accounts (other than the Non-Shared Payments Account and the Excess Cash Account) including any securities purchased with funds on deposit therein and all income from the investment of funds therein and (iii) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property, now owned or hereafter acquired, of the Company described in (i) and (ii) above (including any claims for indemnity thereunder and payments with respect thereto).

     "Collateral Agent" means The First National Bank of Chicago, in its capacity as Collateral Agent under the Intercreditor Agreement, and each other Person which may from time to time act as successor Collateral Agent under such Intercreditor Agreement.

     "Collection Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Collections" for any period means, without duplication, (i) all amounts paid to the Collection Account in respect of the Subleases, including amounts received in respect of claims for damages or in respect of breaches of contract or nonpayment of any amount due thereunder, (ii) all income earned on amounts on deposit in the Accounts and (iii) all other payments of whatever kind (other than Non-Shared Payments and the proceeds from the sale of the Equipment Units to the Lessors pursuant to the Participation Agreements on the Closing Date) received by the Company pursuant to any other Company Document.

     "Combined Exposure" means, as of any date of determination, the sum (calculated without duplication) of all the Transaction Exposures as of such date.

     "Commission" means the Securities and Exchange Commission.

     "Company" means General American Railcar Corporation II, a corporation formed under the laws of the state of Delaware.

     "Company Documents" means each Sublease, the Insurance Agreement, the Management Agreement, the Administrative Services Agreement, the Transfer and Contribution Agreement and any other agreement or document (other than the Operative Agreements) to which the Company is or becomes a party or under which the Company has rights as third party beneficiary or otherwise.

     "Company Fleet" means the Equipment leased by the Company pursuant to the Leases.

     "Corporate Trust Office" with respect to the Pass Through Trustee and the Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

     "Coverage Ratio" means either of the Historical Coverage Ratio or the Projected Coverage Ratio.

     "Default Rate" means a rate per annum equal to the Note Rate plus 1.5%.

     "Definitive Pass Through Certificates" means Pass Through Certificates which are issued in fully registered, certificated form.

     "DTC" means the Depository Trust Company.

     "DTC Participants" means participants whose securities are held by DTC.

     "Early Purchase Option Dates" shall mean the dates set forth in each Lease with respect to which the Company can elect, subject to certain conditions, to purchase some or all of the Units subject to such Lease.

     "Equipment" means all of the Equipment Units leased by the Owner Trustees to the Company pursuant to the Leases.

     "Early Purchase Price" shall mean the amount set forth in each Lease which represents the price the Company is required to pay to acquire one or more Units on an Early Purchase Option Date.

     "Equipment Cost" means the amount paid by the Owner Trust to the Company for an Equipment Group or the amount of such payment allocable to an Equipment Unit within such Equipment Group.

     "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) in respect of which a particular series of Equipment Notes is issued.

     "Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures relating to the Equipment.

     "Equipment Unit" or "Unit" means an individual railcar.

     "Event of Default" means, with respect to the Equipment Notes held in any Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

     "Event of Loss" means, for any Equipment Unit, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "The Leases."

     "Excess Cash Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Excess Cash Flow" means any amount delivered to the Company on a Monthly Transfer Date after payment of all amounts due on such Monthly Transfer Date pursuant to the Intercreditor Agreement.

     "Functional Group" means each and all of the various groups of Equipment Units within an Equipment Group as designated in the applicable Participation Agreement.

     "GATC" means General American Transportation Corporation, a New York corporation.

     "GATC Managed Subsidiary" means a subsidiary of GATC for which GATC manages railcars owned by or leased to such subsidiary on substantially similar terms as those in the Management Agreement.

     "Historical Coverage Ratio" as of any Calculation Date, means the ratio of
(i) the sum of Available Amounts as of the Calculation Date for each of the six consecutive calendar months immediately preceding such Calculation Date to (ii) the aggregate of Basic Rent that was paid or payable on the Rent Payment Dates which occurred or occur during the six consecutive calendar months ending immediately after such Calculation Dates, as such amounts are certified to in an officer's certificate signed by an authorized representative of each of the Company and the Manager.

     "Incentive Component" means (i) $5.00 per Unit per month during the period from the Closing Date through December 31, 1999, and (ii) the Current Incentive Amount per Unit per month from and after January 1, 2000. The "Current Incentive Amount" is an amount determined for each calendar month, commencing January 1, 2000, which is equal to the product of (x) the Incentive Factor, and
(y) the Collections of the Company on a per Unit basis for the preceding calendar month. The "Incentive Factor" is a fraction the numerator of which is the total amount of Incentive Component payable for the period from the Closing Date through December 31, 1999 (the "Measuring Period"), and the denominator of which is the total gross revenues of the Company for the Measuring Period.

     "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between an Owner Trustee and an Indenture Trustee with respect to the issuance of Equipment Notes, as each such agreement may be amended or supplemented in accordance with its respective terms.

     "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in this Prospectus.

     "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Indenture Trustee as such trustee.

     "Indirect Participants" means entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly.

     "Insurance Agreement" means the Insurance Agreement dated as of August ___, 1998 between GATC and the Company, as such agreement may be amended or supplemented in accordance with its terms.

     "Insurance Manager" means GATC as insurance manager under the Insurance Agreement.

     "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of August ___, 1998 among the Company, the Collateral Agent, the Owner Trustees, the Indenture Trustees, the Manager and the Insurance Manager, as such agreement may be amended or supplemented in accordance with its terms.

     "Late Payment Premium" means the premium due on any Regular Distribution Date on the amount of any Payment Deficiency.

     "Late Payment Rate" means 1.5% per annum.

     "Late Rent Premium" means, with respect to any Lease and on any Monthly Transfer Date, any premium on rent due under such Lease, in an amount sufficient to pay the sum of (i) the supplemental rent or premiums, if any, due on any overdue portions of principal and interest in respect of any related Lender Loan, at the late payment rate set forth in the related Lender Documents; (ii) the default rate interest or premiums, if any, due on any defaulted principal or interest in respect of any related Lender Loan, at the default interest rate set forth in the related Lender Document; and (iii) default interest, if any, due on any unpaid cash distributions to the related Owner Participants at the rate set forth in such Lease.

     "Lease" means each of the lease agreements entered into with respect to the Equipment between an Owner Trustee and the Company, as each such lease agreement may from time to time be amended or supplemented.

     "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in this Prospectus.

     "Lender Agent" means any agent which is acting on behalf of holders of Assumed Debt which, so long as any Assumed Debt is the Equipment Notes, means the person acting as Indenture Trustee with respect to such Equipment Notes or such other agent as the Indenture Trustee shall have notified to the Lessor, the Manager and the Collateral Agent.

     "Lender Document" means any Indenture, loan agreement or other document pursuant to which a Lender makes a Lender Loan to a Lessor.

     "Lender Loan" means, with respect to any Lease, any security issued or loan made to a Lessor to finance all or any part of the Equipment Cost with respect to any Equipment Unit leased to the Company pursuant to such Lease.

     "Lessee" means the Company.

     "Lessor" means each Owner Trustee and each other owner trustee or other person who may from time to time lease equipment to the Company pursuant to a Lease.

     "Lessor Agent" means, with respect to each Lease, the Lessor thereunder, and, so long as any Equipment Notes of such Lessor are issued and outstanding, the Indenture Trustee with respect to such Equipment Notes or such other agent as such Indenture Trustee shall have notified to the Lessor, the Company, the Manager and the Collateral Agent.

     "Lien" means, as applied to the property or assets (or the income, proceeds, products, rents or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, right of detention, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets (or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

     "Liquidity Reserve Account" means the account of that name established pursuant to the Inter-creditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Make-Whole Amount" means the premium, if any, due in certain circumstances upon the prepayment of the Equipment Notes, calculated as described under "Description of the Equipment Notes--Prepayments."

     "Management Agreement" means the Operation, Servicing, Maintenance and Remarketing Agreement dated as of August ___, 1998 between the Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

     "Management Fee" means the Base Component plus the Incentive Component.

     "Manager" means GATC, in its capacity as Manager under the Management Agreement, and each other Person which may from time to time act as a successor Manager under such Management Agreement.

     "Manager's Fleet" means all railcars owned or leased by the Manager in the United States, including those managed for other wholly-owned special purpose subsidiaries of GATC.

     "Marks Company" or "General American Marks Company" means General American Marks Company, a Delaware business trust, formed in 1997, to own the marks registered to GATC and its affiliates or the marks relating to certain cars managed by GATC or its affiliates.

     "Monthly Average Lease Rate," for any calendar month, means the aggregate Sublease monthly rental rates with respect to the Total Managed Fleet for such calendar month divided by the total number of railcars in the Total Managed Fleet which are subject to a lease or sublease on the last day of such calendar month.

     "Monthly Report Date," with respect to any Monthly Transfer Date, means the second Business Day prior to such Monthly Transfer Date.

     "Monthly Transfer Date" means the 20th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day.

     "Monthly Utilization Rate," for any calendar month, means the percentage determined by dividing (i) the total number of railcars in the Total Managed Fleet which are subject to a lease or Sublease on the last day of such calendar month, by (ii) the total number of railcars in the Total Managed Fleet on the last day of such calendar month.

     "Moody's" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating securities which is then providing a rating for any securities.

     "Non-Shared Payments" means any (a) contribution of capital by GATC to the Company subsequent to the Closing Date made expressly for the purpose of paying the Stipulated Loss Value on any Unit or Units pursuant to a Lease or amounts due with respect to a purchase by the Company of any Unit or Units at the termination of a Lease, (b) insurance proceeds received with respect to any Event of Loss or damage to any Equipment, (c) proceeds of the sale of the Equipment or (d) excess cash available to the Company from the Excess Cash Account that the Company requests the Collateral Agent to transfer to the Non-Shared Payments Account for the express purpose of paying the Stipulated Loss Value pursuant to a Lease or amounts due with respect to a purchase by the Company of any Unit or Units at the termination of a Lease.

     "Non-Shared Payments Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Note Rate" means the rate per annum set forth on the cover page of the Prospectus (computed on the basis of a 360-day year of 12 30-day months).

     "Offering" means the offering of the Pass Through Certificates by the Pass Through Trust.

     "Officer's Certificate" shall mean a certificate signed (i) in the case of a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership or limited liability company, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner or member, as the case may be, and
(iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Operating Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Operative Agreements" shall mean the Transfer and Contribution Agreement, the GATC Bill of Sale, the Participation Agreements, the Bills of Sale, the Trust Agreements, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificates, the Equipment Notes, the Leases, the Lease Supplements, the Indentures, the Indenture Supplements, the Tax Indemnity Agreements, the Purchase Agreement, the Management Agreement, the Insurance Agreement and the Intercreditor Agreement.

     "Operating Expenses" means expenses provided for in the annual budget of the Company, including (a) payments due to the Collateral Agent in respect of fees, expenses or indemnities pursuant to the Intercreditor Agreement, (b) any payments in respect of insurance premiums required to be paid in respect of the Insurance Agreement or other insurance maintained by the Company, (c) any payment in respect of Reimbursable Services pursuant to the Management Agreement, (d) the fees and expenses payable pursuant to the Administrative Services Agreement, (e) maintenance or repair expenses related to Events of Loss (including the payment of Stipulated Loss Value or the cost of replacement of Equipment in connection with such Event Loss) not in excess of $100,000 in any calendar month and (f) expenses in connection with Optional Modifications to the Equipment.

     "Optional Modifications" means, with respect to any Lease, all modifications to the related Equipment other than Required Modifications or Programmatic Optional Modifications.

     "Owner Participant" means each owner participant or other person for whose benefit Lessor owns an Equipment Group leased to the Company pursuant to a Lease, and its permitted successors and assigns.

     "Owner Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

     "Participation Agreement" when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

     "Pass Through Certificate" means each of the Pass Through Certificates to be issued by the Pass Through Trust pursuant to the Pass Through Trust Agreement.

     "Pass Through Trust" means the General American Railcar Corporation II 1998-1 Pass Through Trust to be formed pursuant to the Pass Through Trust Agreement.

     "Pass Through Trust Agreement" means the Basic Agreement as supplemented by the Trust Supplement.

     "Pass Through Trustee" means The First National Bank of Chicago, in its capacity as Pass Through Trustee and each other Person which may from time to time act as successor Pass Through Trustee under such Pass Through Trust.

     "Payment Deficiency" means the difference between (i) the greater of (a) the principal amount of the Equipment Notes paid on a Regular Distribution Date and (b) the Rated Amortization Amount payable on such Regular Distribution Date and (ii) the Scheduled Amortization Amount payable on such Regular Distribution Date.

     "Permitted Government Investment" means obligations of the United States of America and agencies thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

     "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (having remaining maturities of no more than the number of days until the next Monthly Transfer Date having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category), (iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC provider, (iv) a GIC provided by GATX; provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in funds rated in the highest investment category by each Rating Agency and (vi) repurchase agreements and similar short term instruments.

     "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, or a government or political subdivision thereof.

     "Pool Balance" means, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Pass Through Trust and distribution thereof to be made on that date.

     "Pool Factor" means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Pass Through Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Pass Through Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Pass Through Trust and distribution thereof to be made on that date.

     "Programmatic Optional Modifications" means any Optional Modification to one or more Equipment Units in the Company Fleet which is reasonably expected to cost more than $750,000.

     "Projected Coverage Ratio," as of any Calculation Date, means the ratio of
(i) the sum of projected Available Amounts for the six month period immediately succeeding such Calculation Date to (ii) the sum of the Basic Rent due or to become due and payable on the six consecutive Rent Payment Dates which occur following such Calculation Date, as such amounts are certified to by an officer's certificate signed by an authorized representative of each of the Company and the Manager.

     "Railroad Mileage Credits" means the mileage credit payments made by the railroads under their applicable tariffs to the registered owner of the identifying marks on the railcar.

     "Rating Agency Confirmation" means a confirmation by each of the Rating Agencies that, after taking into account the event which necessitated such confirmation, such Rating Agency will not reduce its then current rating on the Pass Through Certificates.

     "Rated Amortization" means the minimum amount of principal of the related Equipment Notes which an Owner Trustee must pay on a cumulative basis on or prior to each Regular Distribution Date in order to avoid a payment default under the applicable Indenture.

     "Rated Amortization Amount" as of a Regular Distribution Date, means the excess of (i) the cumulative amount of all Rated Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

     "Rated Maturity Date" means [____________, 2020.]

     "Rated Obligations Due" means, at any Regular Distribution Date, the sum of
(a) the Rated Amortization Amount at such Regular Distribution Date plus (b) accrued and unpaid interest on the unpaid portions of the principal amounts of the outstanding Equipment Notes that is due and payable on such Regular Distribution Date.

     "Rated Pool Balance" means the Pool Balance determined in accordance with the Rated Amortization Schedule.

     "Rated Pool Factor" means the Pool Factor determined in accordance with the Rated Amortization Schedule.

     "Rating Agencies" means, at any time, S&P and Moody's, or any successor to any such corporation's business of rating securities, which is then providing a rating for the Equipment Notes.

     "Record Date," for each Regular Distribution Date or Special Distribution Date, means the close of business on the day 15 days prior to such Regular Distribution Date or Special Distribution Date.

     "Regular Distribution Date" means the 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

     "Regular Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on a Regular Distribution Date.

     "Rent Abatements" means sums not charged to a customer's rent during the time that a railcar is not in use for certain maintenance conducted by GATC.

     "Rent Payment Date" or "Payment Date" shall mean the 20th day of each month occurring during the Lease Term, commencing [October 20, 1998,] provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

     "Required Beneficiaries" means, at any time, Beneficiaries that at such time hold at least 66 2/3% of the Combined Exposure.

     "Required Cash Trapping Amount" means the amount required to be deposited in the Cash Trapping Account on any Monthly Transfer Date, calculated as described under "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

     "Required Liquidity Reserve Amount" as of the Closing Date will be $2,000,000 (of which $500,000 will be funded on the Closing Date and the balance in equal monthly installments of $42,000) and thereafter will mean such amount as the Owner Participants shall consent to and which will not result in a reduction of the then current rating on the Pass Through Certificates by the Rating Agencies.

     "Required Modification," with respect to any Equipment Unit, means the definition of such term in the related Lease, whether expressly set forth therein or by reference to another related document.

     "Required Special Reserves Amount" means the amount required to be deposited in the Special Reserves Account on any Monthly Transfer Date, calculated as described under "Collection and Application of the Company's Cash Flows--Required Special Reserves Amount."

     "Required Stipulated Loss Value Deficiency Amount" as of any Calculation Date and with respect to any Lease, means the aggregate of the Stipulated Loss Value Deficiency Amounts due and payable as of the next succeeding Monthly Transfer Date.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to such Corporation's business of rating securities, which is then providing a rating for any securities.

     "Scheduled Amortization" means the amount of principal of the related Equipment Notes which an Owner Trustee must have paid (on a cumulative basis) through each Regular Distribution Date in order to avoid the payment of a Late Payment Premium.

     "Scheduled Amortization Amount" as of a Regular Distribution Date, means the excess of (i) the cumulative amount of all Scheduled Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

     "Scheduled Maturity Date" means [August 20, 2017.]

     "Scheduled Pool Balance" means the Pool Balance determined in accordance with the Scheduled Amortization Schedule.

     "Scheduled Pool Factor" means the Pool Factor determined in accordance with the Scheduled Amortization Schedule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicing Agreement" means the Management and Servicing Agreement to be dated as of September 24, 1997, between the Marks Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

     "Special Distribution Date" means each date on which a Special Payment will be distributed.

     "Special Payment" means (i) any payment of principal, Make-Whole Amount, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Pass Through Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Pass Through Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note,
(iii) any payment of principal, Make-Whole Amount if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date or (iv) any proceeds from the sale of any Equipment Note upon an Event of Default.

     "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Pass Through Trust Agreement on behalf of the Certificateholders for the deposit of payments representing Special Payments on the Equipment Notes held in such Pass Through Trust.

     "Special Reserves Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Account."

     "Specified Investments" (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (having remaining maturities of no more than the number of days remaining until the next Monthly Transfer Date having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category),
(iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC provider, (iv) a GIC provided by GATX, provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in funds rated in the highest investment category by each Rating Agency and (vi) repurchase agreements and similar short term instruments.

     "Stipulated Loss Value Deficiency Account" means the Account of that name established pursuant to Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

     "Stipulated Loss Value Deficiency Amount" with respect to each Event of Loss under a Lease, means the Stipulated Loss Value which will become due and payable with respect to such Event of Loss within 120 days after such Event of Loss occurs.

     "Sublease" means each of the lease agreements entered into from time to time with respect to the Equipment between the Company and a Sublessee, as each such lease agreement may from time to time be amended or supplemented.

     "Sublessee" means any Person who subleases the Equipment from the Company pursuant to a Sublease.

     "Sublessor" means the Company.

     "Total Managed Fleet" means the Manager's Fleet and the Company Fleet.

     "Transaction Exposure" means as of any date of determination and with respect to each Lease, the present value (discounted at the interest rate on the related Lender Loan) of all the remaining payments of Basic Rent under such Lease through the remaining term of such Lease, plus (ii) if all or a portion of a Lender Loan related to such Lease shall have been assumed by the Company, the present value (discounted at the interest rate on such assumed debt) of all the remaining payments of principal of such assumed debt through the remaining term of such assumed debt.

     "Trigger Event" means the occurrence under any Operative Agreement or Company Document (other than the Subleases) of an "Event of Default" as such term, or a similar term, is defined under such Operative Agreement or Company Document.

     "Trust Property" means, with respect to any Pass Through Trust, the Equipment Notes held as the property of such Pass Through Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Pass Through Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

     "Trust Supplement" means each of the Pass Through Trust Supplements between the Company and the Pass Through Trustee, pursuant to each of which a Pass Through Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Pass Through Trust.

     "Underwriters" mean Salomon Brothers Inc. and Morgan Stanley Dean Witter & Co.

APPENDIX B

            SCHEDULE OF MONTHLY AMORTIZATION RATES AND POOL FACTORS

     The Scheduled Amortization, Rated Amortization and Pool Factors for the Equipment Notes, as of the 20th day of each month, are set forth below.

                     SCHEDULED AMORTIZATION                RATED AMORTIZATION         CUMULATIVE EXCESS
          ------------------------------------------ ---------------------------------
           PRINCIPAL        PRINCIPAL         POOL     PRINCIPAL  PRINCIPAL    POOL      OF SCHEDULED

DATE       PAYMENT          BALANCE           FACTOR   PAYMENT    BALANCE      FACTOR      OVER RATED
----       -------          ---------         ------   ---------  ---------   ---------  -----------------
Closing
09/20/98
10/20/98
11/20/98
12/20/98
01/20/99
02/20/99
03/20/99
04/20/99
05/20/99
06/20/99
07/20/99
08/20/99
09/20/99
10/20/99
11/20/99
12/20/99
01/20/00
02/20/00
03/20/00
04/20/00
05/20/00
06/20/00
07/20/00
08/20/00
09/20/00
10/20/00
11/20/00
12/20/00
01/20/01
02/20/01
03/20/01
04/20/01
05/20/01
06/20/01
07/20/01
08/20/01
09/20/01
10/20/01
11/20/01
12/20/01
01/20/02
02/20/02
03/20/02
04/20/02
05/20/02
06/20/02
07/20/02

                     SCHEDULED AMORTIZATION                RATED AMORTIZATION         CUMULATIVE EXCESS
          ------------------------------------------ ---------------------------------
           PRINCIPAL        PRINCIPAL         POOL     PRINCIPAL  PRINCIPAL    POOL      OF SCHEDULED

DATE       PAYMENT          BALANCE           FACTOR   PAYMENT    BALANCE      FACTOR         OVER RATED
----       -------          ---------         ------   ---------  ---------   ---------  -----------------
08/20/02
09/20/02
10/20/02
11/20/02
12/20/02
01/20/03
02/20/03
03/20/03
04/20/03
05/20/03
06/20/03
07/20/03
08/20/03
09/20/03
10/20/03
11/20/03
12/20/03
01/20/04
02/20/04
03/20/04
04/20/04
05/20/04
06/20/04
07/20/04
08/20/04
09/20/04
10/20/04
11/20/04
12/20/04
01/20/05
02/20/05
03/20/05
04/20/05
05/20/05
06/20/05
07/20/05
08/20/05
09/20/05
10/20/05
11/20/05
12/20/05
01/20/06
02/20/06
03/20/06
04/20/06
05/20/06
06/20/06
07/20/06
08/20/06
09/20/06
10/20/06
11/20/06
12/20/06
01/20/07
02/20/07
03/20/07

                     SCHEDULED AMORTIZATION                RATED AMORTIZATION         CUMULATIVE EXCESS
          ------------------------------------------ ---------------------------------
           PRINCIPAL        PRINCIPAL         POOL     PRINCIPAL  PRINCIPAL    POOL      OF SCHEDULED

DATE       PAYMENT          BALANCE           FACTOR   PAYMENT    BALANCE      FACTOR         OVER RATED
----       -------          ---------         ------   ---------  ---------   ---------  -----------------
04/20/07
05/20/07
06/20/07
07/20/07
08/20/07
09/20/07
10/20/07
11/20/07
12/20/07
01/20/08
02/20/08
03/20/08
04/20/08
05/20/08
06/20/08
07/20/08
08/20/08
09/20/08
10/20/08
11/20/08
12/20/08
01/20/09
02/20/09
03/20/09
04/20/09
05/20/09
06/20/09
07/20/09
08/20/09
09/20/09
10/20/09
11/20/09
12/20/09
01/20/10
02/20/10
03/20/10
04/20/10
05/20/10
06/20/10
07/20/10
08/20/10
09/20/10
10/20/10
11/20/10
12/20/10
01/20/11
02/20/11
03/20/11
04/20/11
05/20/11
06/20/11
07/20/11
08/20/11
09/20/11
10/20/11
11/20/11

                     SCHEDULED AMORTIZATION                RATED AMORTIZATION         CUMULATIVE EXCESS
          ------------------------------------------ ---------------------------------
           PRINCIPAL        PRINCIPAL         POOL     PRINCIPAL  PRINCIPAL    POOL      OF SCHEDULED

DATE       PAYMENT          BALANCE           FACTOR   PAYMENT    BALANCE      FACTOR         OVER RATED
----       -------          ---------         ------   ---------  ---------   ---------  -----------------
12/20/11
01/20/12
02/20/12
03/20/12
04/20/12
05/20/12
06/20/12
07/20/12
08/20/12
09/20/12
10/20/12
11/20/12
12/20/12
01/20/13
02/20/13
03/20/13
04/20/13
05/20/13
06/20/13
07/20/13
08/20/13
09/20/13
10/20/13
11/20/13
12/20/13
01/20/14
02/20/14
03/20/14
04/20/14
05/20/14
06/20/14
07/20/14
08/20/14
09/20/14
10/20/14
11/20/14
12/20/14
01/20/15
02/20/15
03/20/15
04/20/15
05/20/15
06/20/15
07/20/15
08/20/15
09/20/15
10/20/15
11/20/15
12/20/15
01/20/16
02/20/16
03/20/16
04/20/16
05/20/16
06/20/16
07/20/16

                     SCHEDULED AMORTIZATION                RATED AMORTIZATION         CUMULATIVE EXCESS
          ------------------------------------------ ---------------------------------   OF SCHEDULED
           PRINCIPAL        PRINCIPAL         POOL     PRINCIPAL  PRINCIPAL    POOL

DATE       PAYMENT          BALANCE           FACTOR   PAYMENT    BALANCE     FACTOR         OVER RATED
----       -------          ---------         ------   ---------  ---------   ---------  -----------------
08/20/16
09/20/16
10/20/16
11/20/16
12/20/16
01/20/17
02/20/17
03/20/17
04/20/17
05/20/17
06/20/17
07/20/17
08/20/17
09/20/17
10/20/17
11/20/17
12/20/17
01/20/18
02/20/18
03/20/18
04/20/18
05/20/18
06/20/18
07/20/18
08/20/18
09/20/18
10/20/18
11/20/18
12/20/18
01/20/19
02/20/19
03/20/19
04/20/19
05/20/19
06/20/19
07/20/19
08/20/19
09/20/19
10/20/19
11/20/19
12/20/19
01/20/20
02/20/20
03/20/20
04/20/20
05/20/20
06/20/20
07/20/20
08/20/20
09/20/20

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer of solicitation.

                                _______________

                               Table of Contents

                                                                             Page(s)
                                                                             -------
Available Information .....................................................    i
Reports to Certificateholders by the Trustee ..............................    i
Prospectus Summary ........................................................    1
Risk Factors ..............................................................   15
Use of Proceeds ...........................................................   22
The Company ...............................................................   23
The Equipment .............................................................   24
Railcar Leasing Industry ..................................................   26
The Subleases .............................................................   29
The Sublessees ............................................................   35
The Manager ...............................................................   38
The Management Agreement ..................................................   40
The Intercreditor Agreement ...............................................   44
Collection and Application of the
Company's Cash Flows ......................................................   46
The Leases ................................................................   53
The Participation Agreements ..............................................   57
The Insurance Agreement ...................................................   58
Formation of the Pass Through Trust .......................................   59
Description of the Pass Through Certificates ..............................   60
Maturity, Payment and Yield Considerations ................................   68
Structuring Assumptions ...................................................   69
The Owner Trusts ..........................................................   72
Description of the Equipment Notes ........................................   72
Federal Income Tax Considerations .........................................   82
Certain Illinois Taxes ....................................................   84
ERISA Considerations ......................................................   85
Underwriting ..............................................................   87
Legal Matters .............................................................   88
Ratings ...................................................................   88
Appendix A Glossary of Certain Terms ......................................   A-1
Appendix B Schedule of Monthly Amortization Rates
and Pool Factors...........................................................   B-1

Until     , 1998 (90 days after the commencement of the offering), all dealers effecting transactions in the Pass Through Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                [$120,000,000]


                           General American Railcar
                                Corporation II
                                    1998-1
                              Pass Through Trust


                          Pass Through Certificates,
                                 Series 1998-1


                                  PROSPECTUS

                             Salomon Smith Barney
                          Morgan Stanley Dean Witter

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows estimates of the various expenses to be paid in connection with the registration of the Certificates offered pursuant to this registration statement.

Securities and Exchange Commission Registration Fee...........  $
Legal Fees....................................................
Accounting Fees...............................................
Trustees' Fees and Expenses...................................
Rating Agencies' Fees.........................................
Printing Costs................................................
Miscellaneous.................................................  -------

  Total.......................................................  $
                                                                =======







ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's officers and directors are and will be indemnified against certain liabilities in accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation and the By-laws of the Company. The Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under the DGCL. The DGCL permits a corporation to indemnify its directors and officers, among others, against expenses (including reasonable attorneys' fees), judgments, fines and amounts they incur actually and reasonably in connection with any proceeding to which they are a party by reasons of their service in these or other capacities provided that it is established that the director or officer acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Corporation, and, in the case of any criminal action, such person had no reasonable cause to believe such person's conduct was unlawful.

ITEM 16.  EXHIBITS

     The exhibits to this registration statement are listed in the exhibit index which follows the signature page and which is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

     A.   Undertaking Regarding Documents Subsequently Filed under the Exchange
Act.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B.   Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Certificate of Incorporation and By-laws of the Company and the laws of the State of Delaware, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     C.   Undertakings Pursuant to Rule 430A.

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus field by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D.   Undertakings Under the Trust Indenture Act of 1939.

     The Company hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 8th day of July, 1998.


                                       General American Railcar Corporation II


                                   By: /s/ D. Ward Fuller
                                       --------------------------------
                                   Name:  D. Ward Fuller
                                   Title:  President


     Each person whose signature appears below hereby constitutes and appoints Ronald J. Ciancio and Thomas W. Reedy, and each of them, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned and to file the same, with all exhibits thereto, in any and all capabilities, to sign any and all amendments and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (including post-effective amendments thereto and other documents in connection therewith), with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of July, 1998.


     Signature                                        Title
     ---------                                        -----
/s/ D. Ward Fuller                                  President and Director
-----------------------
D. Ward Fuller
-----------------------
/s/ Donald J. Schaffer                              Principal Financial and Accounting Officer
-----------------------
Donald J. Schaffer
-----------------------
/s/ David B. Anderson                               Director
-----------------------
David B. Anderson
-----------------------
/s/ David M. Edwards                                Director
-----------------------
David M. Edwards
-----------------------
/s/ Ronald H. Zech                                  Director
-----------------------
Ronald H. Zech

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
 1.1    Form of Underwriting Agreement*
 4.1    Form of Pass Through Trust Agreement
 4.2    Form of Pass Through Certificate (included in Exhibit 4.1)
 4.3    Form of Owner Trust Agreement*
 4.4    Form of Trust Indenture
 4.5    Form of Equipment Note (included in Exhibit 4.4)
 4.6    Form of Intercreditor Agreement
 5.1    Opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Company*
 5.2    Opinion of counsel for the Pass Through Trustee*
 8.1    Tax opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Company*
10.1    Form of Operation, Maintenance, Servicing and Remarketing Agreement
10.2    Form of Administrative Services Agreement
10.3    Form of Insurance Agreement
10.4    Form of Equipment Lease Agreement
10.5    Form of Participation Agreement
23.1    Consent of Vedder, Price, Kaufman & Kammholz*
23.2    Consent of counsel for the Pass Through Trustee*
24.1    Powers of Attorney (included on the signature pages to the Registration Statement)
25.1    Statement of Eligibility of Pass Through Trustee on Form T-1*

------------
* To be filed by amendment